EXECUTION COPY
SERVICING AGREEMENT
among
COFINA FUNDING, LLC,
as Issuer,
COFINA FINANCIAL, LLC,
as Servicer,
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Dated as of August 10, 2005

(continued)

(continued)

          SERVICING AGREEMENT, dated as of August 10, 2005 (the “Agreement”) by and among COFINA FUNDING, LLC, a Delaware limited liability company, as issuer (the “Issuer”), COFINA FINANCIAL, LLC, a Minnesota limited liability company, as initial Servicer (the “Servicer”) and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture (defined below) (in such capacity, together with its successors and assigns in such capacity, the “Trustee”).
          WHEREAS, the Issuer desires to purchase from time to time Receivables and Related Security relating to such Receivables pursuant to the terms of and subject to the conditions set forth in the Purchase and Sale Agreement, dated as of August 10, 2005 (as amended, supplemented or otherwise modified from time to time the “Purchase Agreement”) between Cofina Financial, LLC and the Issuer;
          WHEREAS, the Issuer is entering into a Base Indenture, dated as of the date hereof (together with one or more supplements thereto and as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Trustee, and each of the other related Transaction Documents, pursuant to which the Issuer plans to issue one or more series of Notes, from time to time, in order to finance its acquisition of the Receivables; and
          WHEREAS, the Servicer is willing to service all Receivables and Related Security acquired by the Issuer from time to time, pursuant to the terms and subject to the conditions set forth in this Agreement.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.01 Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture and, as applicable, the Series Supplement for each Series.
          Section 1.02 Other Definitional Provisions.
          (a) All terms used in any certificate or other document made or delivered pursuant to this Agreement shall have the meanings given to such terms in this Agreement unless otherwise defined therein.
          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein or in the Indenture shall have the meanings given to them under GAAP, subject to the Indenture. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

          (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.
ARTICLE II
ADMINISTRATION AND SERVICING
OF RECEIVABLES AND RELATED SECURITY
          Section 2.01 Appointment of Servicer.
          (a) The servicing, administering and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 2.01. Until the Trustee (in accordance with the instructions of the Required Noteholders) gives notice to Cofina Financial, LLC of the designation of a new Servicer pursuant to this Section 2.01, Cofina Financial, LLC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Required Persons for each Series, which consent shall not be unreasonably withheld; provided, however, that Cofina Financial, LLC shall be permitted to delegate its duties hereunder to any of its Affiliates, but such delegation shall not relieve Cofina Financial, LLC of its duties and obligations hereunder.
          (b) The Trustee shall promptly, upon the direction of the Required Noteholders, after the occurrence of a Servicer Default or any Early Amortization Event, appoint as successor Servicer such Person specified by the Required Noteholders to succeed the then-current Servicer on the condition, in each case, that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. Until such time as the Person so appointed becomes obligated to begin acting as Servicer hereunder, the then-current Servicer will continue to perform all servicing functions under this Agreement and the other Transaction Documents. If the Trustee (at the direction of the Required Noteholders) is not able to appoint a new Servicer to succeed the then-current Servicer within 90 days following receipt of such direction, the Trustee shall at the Issuer’s expense petition a court of competent jurisdiction to appoint as the Servicer hereunder any established financial institution having, in the case of any entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of receivables comparable to the Receivables which are the subject of this Agreement and the other Transaction Documents. Following any designation of a successor Servicer pursuant to this Section 2.01, the Trustee will provide notice thereof to the Issuer, the Sellers, the Enhancement Providers, the Notice Persons and the Noteholders.
          (c) The Trustee shall not be responsible for any differential between the Servicing Fee and any compensation to be paid to a successor Servicer hereunder.

          Section 2.02 Duties of Servicer.
          (a) (i) The Servicer shall take or cause to be taken all such action as may be reasonably necessary or advisable to collect each Receivable from time to time, all in accordance with applicable Laws, with reasonable care and diligence, and with no less skill and care than it exercises with respect to receivables that it services for itself and others. The Issuer hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 2.01 hereof, to enforce its rights and interests in and under the Loan Documents, the Receivables and the Related Security with respect thereto. To the extent permitted by applicable law, the Issuer hereby grants to any Servicer appointed hereunder all rights and powers of the Issuer under the Loan Documents and with respect to the Receivables and the Related Security, and hereby grants an irrevocable power of attorney to take in the Issuer’s name and on behalf of the Issuer any and all steps necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables and the Related Security with respect thereto, including, without limitation, commence enforcement proceedings, exercise other powers under any Loan Document, execute and deliver instruments of satisfaction or cancellation or full or partial discharge with respect to Receivables and the Related Security with respect thereto, endorse the Issuer’s name on checks and other instruments representing Collections and enforce such Receivables, the Related Security with respect thereto and the related Loan Documents. The Servicer shall, as soon as practicable following identification thereof (and in any event within two (2) Business Days of receipt), turn over to the applicable Seller any collections of any indebtedness of any Person which is not on account of a Receivable. The Servicer shall not make the Trustee, any Noteholder or any of their respective agents a party to any litigation with respect to the servicing or collection of the Receivables without the prior written consent of such Person. Without limiting the generality of the foregoing and subject to Section 2.04, the Servicer is hereby authorized and empowered unless such power and authority is revoked by the Trustee at the direction of the Required Noteholders on account of a Servicer Default (A) to make deposits to (but not withdrawals from) the Collection Account as set forth in this Agreement, the Indenture and any Series Supplement, (B) to instruct the Trustee to make deposits or distributions and payments from the Collection Account, any Settlement Account and any Series Account, in accordance with the Indenture or any applicable Series Supplement, (C) to instruct or notify the Trustee in writing, as set forth in this Agreement, the Indenture and any Series Supplement, (D) to make all calculations, allocations and determinations required of the Servicer under the Indenture, any Series Supplement and as required hereof, (E) solely to the extent permitted under the Transaction Documents, to execute and deliver, on behalf of the Issuer for the benefit of the Secured Parties, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables, the Related Security and the Loan Documents and, after any delinquency in payment or other default relating to any Receivable, solely to the extent permitted under the Transaction Documents and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect thereto and (F) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements.

     (ii) In connection with the issuance by the Issuer of the Notes and the granting by the Issuer of a security interest in the Receivables and Related Security under the Indenture for the benefit of the Secured Parties, the Issuer and the Trustee are entering into the Custodian Agreement with the Custodian. As promptly as is practical but in any event not later than five Business Days following the Initial Closing Date (with respect to the Receivables purchased by the Issuer on that date) or two Business Days following the date of each other purchase of Receivables under the Purchase Agreement, the Servicer shall deliver to the Custodian (for the benefit of the Secured Parties) the Custodian File related to such Receivables.
          (b) If the Servicer is not the Issuer or an Affiliate of CFA, the Servicer, by giving thirty (30) Business Days’ prior written notice to the Trustee, the Notice Persons and each Rating Agency, may, with the prior written consent of the Required Persons for each Series, increase the Servicing Fee; provided that such revised Servicing Fee shall be established on an arm’s-length basis.
          (c) (i) (A) On or before ninety (90) days after the end of each fiscal year of the Servicer, and (B) within ten (10) Business Days after any Required Person or any Notice Person shall have requested, such request to be made not more than once per fiscal year prior to the occurrence of an Event of Default, Default, Servicer Default, Potential Servicer Default, Early Amortization Event or Potential Early Amortization Event (but only if such events have not been waived), the Servicer shall cause, at the expense of the Servicer, a firm of nationally recognized independent public accountants (who may also render other services to the Servicer, the Issuer or any Affiliates of the foregoing) acceptable to the Required Persons for each Series to furnish to the Issuer, the Trustee, the Notice Persons and the Enhancement Providers, (1) a report, in a format similar to Exhibit E attached hereto, to the effect that they have (a) reviewed the Servicer’s internal accounting control procedures and processing functions relating to the Servicer’s credit policies and origination, collections, aging and charge-off functions, (b) performed testing of a statistically significant sample of Receivables and one Monthly Servicer Report (such Monthly Servicer Report to be in a format similar to Exhibit B attached hereto) for each fiscal quarter, and describing the results of such review and testing, and (c) during such review and testing, not discovered any material deviations (other than those described in the report) from the Credit Manual, and (2) a report in a format similar to Exhibit E attached hereto to the effect that they have applied certain procedures set forth in such Exhibit agreed upon with the Servicer and examined certain documents and records relating to the servicing of Receivables under this Agreement, and that, based upon such agreed upon procedures, nothing has come to the attention of such accountants that caused them to believe such servicing (including, without limitation, the allocation of Collections) has not been conducted in compliance with the terms and conditions set forth in the Indenture and each Series Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed upon procedures performed.
     (ii) The Servicer will deliver to the Trustee and the Notice Persons, within 30 days after the end of each fiscal year of the Servicer, a certificate of a Responsible Officer of the Servicer in the form of Exhibit C hereto stating that (a) a review of the activities of the Servicer during the preceding calendar year (or portion thereof, as applicable) and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed in all material respects all of its obligations under this Agreement and each other applicable Transaction Document to which it is a party throughout such period, or, if there has been a default in the performance of any such obligation, specifying such default known to such officer and the nature and status thereof.
     (iii) The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Trustee and the Notice Persons within ninety (90) days after the close of each of the Servicer’s fiscal years, audited financial statements of the Servicer, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for the Servicer and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, equity or capital and cash flows, accompanied by an unqualified audit report certified by a firm of nationally recognized independent certified public accountants, prepared in accordance with GAAP and any management letter prepared by said accountants.
     (iv) The Servicer will deliver to the Trustee and the Notice Persons, as soon as available, and in any event not later than the 15th day of the month following each monthly accounting period, a copy of the internally prepared unaudited monthly consolidated financial statements certified by the Servicer in the form set forth as Exhibit E to the Purchase Agreement.
          Section 2.03 Rights After Designation of New Servicer. At any time following the designation of a new Servicer pursuant to Section 2.01 hereof:
     (i) The new Servicer may direct that payment of all amounts payable under any Receivable by an Obligor be made directly to a new lockbox account established by the new Servicer subject to a Lockbox Agreement.
     (ii) The Issuer shall, at any Required Person’s request and at the Issuer’s expense, give notice (to the extent such notice has not otherwise already been provided) of the Trustee’s interest in the Receivables to each Obligor.
     (iii) The Issuer shall, at any Required Person’s request, (A) assemble all of the records relating to the Receivables and other Related Security, and shall make the same available to the Trustee, the successor Servicer and each Notice Person or their respective designees at a place selected by the Trustee, the successor Servicer or such designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to such Required Person and each Notice Person and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Trustee, the successor Servicer or its designee.
     (iv) The Issuer hereby authorizes the Trustee to take any and all steps in the Issuer’s name and on behalf of the Issuer necessary or desirable, in the reasonable determination of the Trustee, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Issuer’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Loan Documents.
          Section 2.04 Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer default (each, a “Servicer Default”):
          (a) failure by the Servicer to make any payment, transfer or deposit under this Agreement or any other Transaction Document or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit or any withdrawal or to give notice to the Trustee as to any required drawing or payment under any applicable Credit Enhancement on the date such payment, transfer or deposit or such instruction or notice is required to be made or given as the case may be, under the terms of this Agreement or any other Transaction Document and such failure continues unremedied for two (2) Business Days;
          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document, which failure continues unremedied for a period of ten (10) Business Days, in each case after the earliest of (i) the date of discovery by the Servicer of such failure, (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Issuer, any Noteholder or any Notice Person or (iii) the date on which the Servicer, in the exercise of reasonable diligence, should have become aware of such failure, provided, that if the failure is capable of being cured and the Servicer is using commercially reasonable efforts to cure such failure, a Servicer Default shall not be deemed to have occurred until such failure continues unremedied for a period of thirty (30) days; or the Servicer shall assign its duties under this Agreement, except as permitted by Article II;
          (c) any representation, warranty or certification made by the Servicer in this Agreement or any other Transaction Document or in any certificate delivered pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect in any material respect when made or deemed to have been made, and such circumstance continues unremedied for a period of ten (10) Business Days (or thirty (30) days if such circumstance is capable of being cured and the Servicer is using commercially reasonable efforts to cure such failure);
          (d) the Servicer or any of its Affiliates shall become the subject of any Event of Bankruptcy or shall voluntarily suspend payment of its obligations;
          (e) for so long as any Affiliate of Cofina Financial, LLC is the Servicer, Cofina Financial, LLC shall fail to maintain either (i) “Total Capital” (as defined under GAAP and including the carrying value of CFA’s equity ownership in the Issuer) of $65 million plus for each fiscal year ending after the date hereof, the aggregate Net Savings not otherwise distributed to shareholders (via cash patronage distributions or stock or patronage capital retirement) (such amounts to be added only after audited financial statements are available and the patronage distribution is established) or (ii) a positive net income for any two consecutive quarters, determined in accordance with GAAP;

          (f) a final judgment is rendered against the Servicer or any of its Subsidiaries in an amount greater than $1,000,000 and, within thirty (30) days after entry thereof, such judgment is not paid, discharged or execution thereof stayed pending appeal, or within ten (10) days after the expiration of any such stay, such judgment is not discharged;
          (g) the Servicer or any of its Affiliates shall fail to pay any principal of or premium or interest when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Indebtedness for which the Servicer or such Affiliate is liable (whether as a primary or secondary party) or otherwise shall default in its obligations thereunder or a default or event of default shall occur thereunder if the aggregate principal amount of such Indebtedness is $1,000,000 or more, and such failure, default or event of default shall not be permanently waived and shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness and the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness;
          (h) the Trustee shall receive notice from the Servicer that the Servicer is no longer able to discharge its duties under the Transaction Documents;
          (i) the Servicer shall, without the prior written approval of the Required Persons, make any material change in the Credit Manual; or
          (j) an Event of Default shall occur.
     Upon the occurrence of any of the above events (other than in clause (d) above), the Required Noteholders may declare a Servicer Default and a new Servicer may be appointed in accordance with Section 2.01 and the Servicer shall have the obligations and the Trustee the rights under Sections 2.06 and 2.13. If an event described in clause (d) above shall occur, a Servicer Default shall occur automatically without any declaration or other act by any Person and a new Servicer may be appointed in accordance with Section 2.01 and the Servicer shall have the obligations and the Trustee the rights under Sections 2.06 and 2.13.
          Section 2.05 Servicer Indemnification of Indemnified Parties. The Servicer shall indemnify and hold harmless the Trustee, the Custodian, the Enhancement Providers, the Noteholders (together with their respective successors and permitted assigns) and each of their respective agents, officers, directors, members and employees (collectively, the “Indemnified Parties”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any breach by the Servicer of any of its representations, warranties or covenants contained in any Transaction Document to which it is a party or any failure by the Servicer to perform or the performance by the Servicer of any duty or obligation of the Servicer contained in this Agreement or any other Transaction Document, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Indemnified Parties if such acts or omissions were attributable directly or indirectly to gross negligence or willful misconduct by such Indemnified Party or to the extent any such indemnity constitutes recourse with respect to uncollectible Receivables. Any indemnification pursuant to this Section shall be had only from the assets of the Servicer and shall not be payable from Collections, except to the extent such Collections are released to the Servicer in accordance with the Indenture and each Series Supplement in respect of the Servicing Fee. The provisions of such indemnity shall run directly to and be enforceable by such Indemnified Parties.
          Section 2.06 Grant of License. For the purpose of enabling any successor Servicer to perform the functions of servicing and collecting the Receivables upon a Servicer Default, the Servicer hereby (i) assigns, to the extent permitted, to the Trustee for the benefit of the Secured Parties and shall be deemed to assign to the Trustee for the benefit of the Secured Parties or any successor Servicer all rights owned or hereinafter acquired by the Servicer (by license, sublicense, lease, easement or otherwise) in and to any equipment of the Servicer together with a copy of any software used in connection with the performance of its duties as Servicer and relating to the Servicing and collecting of Receivables, (ii) agrees to use all reasonable efforts to assist the Trustee for the benefit of the Secured Parties or any successor Servicer to arrange licensing agreements with all software vendors and other applicable persons in a manner and to the extent reasonably appropriate to effectuate the servicing of the Receivables, (iii) agrees to use reasonable efforts to deliver to the Trustee executed copies of any landlord waivers in a form reasonably acceptable to the Trustee that may be necessary to grant to the Trustee or any successor Servicer access to any leased premises of the Servicer for which the Trustee or any successor Servicer may require access to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents and (iv) agrees that upon its termination as a Servicer hereunder in accordance with Section 2.01 it will discontinue its activities as Servicer hereunder in a manner which the applicable successor Servicer or any Required Person reasonably believes will facilitate the transition of the performance of such activities to the designated successor Servicer and shall assist the Trustee in such transition, as described in Section 2.13.
          Section 2.07 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses under this Agreement, the Servicer shall be entitled to receive the Servicing Fee prior to its termination as Servicer hereunder and prior to the Indenture Termination Date as described in Section 12.1 of the Indenture. The Servicing Fee shall be payable at the times and in the amounts set forth in the Indenture.
          The Servicer’s expenses include (i) the fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder and (ii) in the event that the Servicer hereunder is replaced by a successor Servicer, all costs and expenses of the transfer of servicing to such successor Servicer, including all costs and expenses incurred by the Trustee, the Custodian and such successor Servicer in connection therewith; provided, that the Servicer in its capacity as such shall not be liable for any liabilities, costs or expenses of the Issuer, the Noteholders or the Note Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income or gross receipts (or any interest or penalties with respect thereto or arising from a failure to comply therewith) except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the Servicer of its obligations hereunder. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

          Section 2.08 Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to and for the benefit of the Issuer, the Trustee and the Secured Parties as of the date of this Agreement and as of each Transfer Date:
          (a) Organization and Good Standing. The Servicer is duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the full organizational power and authority to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
          (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables, the Related Security and the Loan Documents in accordance with the Transaction Documents requires such qualification, except where the failure to so qualify or to obtain such licenses or approvals would not have a Material Adverse Effect.
          (c) Due Authorization. The execution, delivery, and performance of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by the Servicer by all necessary organizational action on the part of the Servicer.
          (d) Due Execution and Delivery; Binding Obligation. Each of the Transaction Documents to which it is a party has been duly executed and delivered on behalf of the Servicer and constitutes the valid, legal and binding obligation of the Servicer, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.
          (e) No Violation. The execution and delivery of this Agreement by the Servicer and the performance by the Servicer of its obligations under this Agreement and each of the other Transaction Documents to which it is a party will not conflict with its organizational documents or conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any other Requirement of Law applicable to the Servicer or any contractual restriction contained in any indenture, loan, credit agreement, lease, security agreement, bond, note, contract, agreement, mortgage, deed of trust, judgment, decree, order or other instrument to which the Servicer is a party or by which it is bound.
          (f) No Proceedings. No litigation or administrative proceeding is pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Official Body: (i) asserting the invalidity of any of the Transaction Documents to which the Servicer is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents; (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would adversely affect the performance by the Servicer of its obligations under the Transaction Documents to which the Servicer is a party; (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of the Transaction Documents to which the Servicer is a party; or (v) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Material Adverse Effect.
          (g) Information. Each certificate, information, exhibit, financial statement, document, book or record or report furnished by the Servicer to the Trustee, the Issuer, any Notice Person or any Noteholder shall be true and correct in all material respects as of the date as of which such information is dated or certified, and no such document shall contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make such information, in the light of the circumstances under which any statement therein was made, not misleading on the date as of which such information is dated or certified.
          (h) Governmental and Other Consents. All approvals, authorizations, consents, orders or other actions of, and all registration, qualification, designation, declaration, notice to or filing with, any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of any of the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby or the performance of and the compliance with the terms thereof, have been obtained, except for such approvals, consents, orders, other actions, notices or filings the failure to obtain or make are not reasonably likely to have a Material Adverse Effect.
          (i) Financial Condition. The Servicer has heretofore furnished to the Issuer, the Trustee, each Notice Person and each Enhancement Provider the opening balance sheets of the Servicer and its consolidated subsidiaries as at June 30, 2005 and shall furnish to the Issuer, the Trustee, each Notice Person and each Enhancement Provider the consolidated and consolidating balance sheets of the Servicer and its consolidated subsidiaries within 95 days of the end of each fiscal year of the Servicer (beginning August 31, 2005), the related consolidated statements of income, and the related consolidated statements of capital and cash flows of the Servicer and its consolidated subsidiaries for the fiscal year ended on said date (or projections, in the case of June 30, 2005), in each case, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Clifton Gunderson LLP or other nationally recognized independent certified public accountants. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition (or opening position, as applicable) of the Servicer and its consolidated subsidiaries, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Servicer and of each of its consolidated subsidiaries, as at said date and the consolidated and unconsolidated results of their operations for the fiscal year, all in accordance with generally accepted accounting principles applied on a consistent basis. None of the Servicer nor any of its consolidated subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said date. Since June 30, 2005 (i) there has been no material adverse change in the consolidated financial condition, operations or business of the Servicer and its consolidated subsidiaries, taken as a whole, from that set forth in said financial statements as at said date and (ii) no Servicer Default nor event which, with the giving of notice or the passage of time, would constitute a Servicer Default, has occurred.

          (j) Taxes. The Servicer has filed (or there have been filed on its behalf as a member of a consolidated group) on a timely basis all tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing by it, except for any such taxes, assessments or charges (i) that are being diligently contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP have been set aside on its books and that have not given rise to any Liens or (ii) the amount of which, either singly or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect.
          Section 2.09 Reports and Records for the Trustee. In addition to each of the reports required to be prepared and delivered by the Servicer pursuant to Section 2.02(c) hereof, the Servicer shall prepare and deliver in accordance with this Section 2.09 each of the following reports and notices:
          (a) Daily Servicer Report. The Servicer shall prepare and forward by email to the Issuer, the Trustee and each Notice Person (i) not later than 2:00 p.m. New York City time on each Business Day, a Daily Servicer Report in substantially the form set forth on Exhibit A attached hereto, and (ii) as soon as reasonably practicable, from time to time, such other information as the Trustee, any Notice Person or the Enhancement Provider may reasonably request.
          (b) Monthly Servicer Report. The Servicer shall prepare and forward by email to the Issuer, the Trustee, each Noteholder, each Notice Person and the Enhancement Provider not later than the Determination Date with respect to each calendar month, a Monthly Servicer Report in substantially the form set forth on Exhibit B attached hereto containing information as of the last Business Day of the immediately preceding calendar month.
          (c) Monthly Noteholders’ Statement. Unless otherwise stated in the related Series Supplement with respect to any Series, on each Determination Date the Servicer shall forward to the Trustee and each Notice Person a Monthly Noteholders’ Statement in the form specified in the applicable Series Supplement.
          (d) Issuer Reports. The Servicer shall prepare and deliver the reports and comply with all the provisions of Section 4.3 of the Indenture.
          (e) Series Reports. The Servicer shall prepare and deliver any reports required to be prepared and delivered by the Servicer by the terms of the Transaction Documents.
          (f) Certificate of Responsible Officer. The Servicer shall deliver with each Monthly Servicer Report to each recipient thereof a certificate of a Responsible Officer of the Servicer certifying (1) the accuracy of such report and that no Default, Event of Default, Servicer Default, Potential Servicer Default, Early Amortization Event or Potential Early Amortization Event has occurred, or if such event has occurred and is continuing, specifying the event and its status, (2) that a review of the activities of the Servicer during the preceding Settlement Period and of its performance under the Transaction Documents was made under the supervision of such Responsible Officer, (3) to the best of such Responsible Officer’s knowledge, based on such review, the Servicer has fully performed all of its obligations under the Transaction Documents throughout such Settlement Period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof and (4) that no Borrowing Base Deficiency exists. Any transmission or other delivery of such report to the Trustee or any other Person designated as a recipient shall be deemed to be a representation and warranty by the Servicer that the information contained therein is true and correct in all material respects.
          Section 2.10 [Reserved].
          Section 2.11 Affirmative Covenants of the Servicer. At all times from the date hereof to the Indenture Termination Date, unless the Required Persons for each Series shall otherwise consent in writing:
          (a) Credit Manual. The initial Servicer will comply in all material respects with the Credit Manual in regard to each Receivable and the related Loan Documents.
          (b) Collections Received; Segregation. Subject to Section 3.02(a) hereof and Section 5.4(a) of the Indenture, the Servicer shall set aside and deposit within one (1) Business Day following identification (but in no event later than two (2) Business Days following its receipt thereof) into the Collection Account all Collections received from time to time by the Servicer. The Servicer shall prevent the deposit into any Collection Account of any funds other than Collections in respect of the Receivables and, to the extent that any such funds are nevertheless deposited into any such Collection Account, promptly require the Trustee to segregate such funds and provide for the remittance of such funds to the owner thereof.
          (c) Notice of Defaults, Events of Default, Potential Early Amortization Event, Early Amortization Event, or Servicer Defaults. Immediately, and in any event within one (1) Business Day after (i) the Servicer obtains knowledge or receives notice of the occurrence of each Default, Event of Default, Potential Early Amortization Event, Early Amortization Event, Potential Servicer Default or Servicer Default, or (ii) a Responsible Officer of the Servicer becomes aware of any event, development or information which is reasonably likely to materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents, the Servicer will furnish to the Notice Persons a statement of a Responsible Officer of the Servicer, setting forth details of such Default, Event of Default, Potential Early Amortization Event, Early Amortization Event or Servicer Default, or other development as described in (ii) and the action which the Servicer, the Issuer or the applicable Seller proposes to take with respect thereto.
          (d) Conduct of Business. The Servicer will do all things necessary to remain duly formed, validly existing and in good standing as a domestic limited liability company in its jurisdiction of formation and maintain all requisite authorizations to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such would be reasonably likely to have a Material Adverse Effect.
          (e) Compliance with Loan Documents and Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables, the Related Security and the related Loan Documents, will maintain in effect all qualifications required on its part under Requirements of Law in order to perform its obligations hereunder or under any of the Transaction Documents to which it is a party or to ensure the enforceability of any Receivable, the Related Security or Collections or proceeds with respect thereto and will comply with all Requirements of Law.
          (f) Further Information. The Servicer shall furnish or cause to be furnished to the Trustee and any requesting Notice Person such other information relating to the Receivables and readily available public information regarding the financial condition of the Servicer, as soon as reasonably practicable, and in such form and detail, as the Trustee or any Notice Person may reasonably request.
          (g) Furnishing of Information and Inspection of Records. The Servicer will furnish to the Trustee and any requesting Notice Person from time to time such information with respect to the Receivables as such Person may reasonably request. The Servicer will, at any time and from time to time during regular business hours and, upon reasonable notice, permit the Trustee and each of the Notice Persons, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records relating to the Receivables and (ii) to visit the offices and properties of the Servicer for the purpose of examining such Records, and to discuss matters relating to Receivables or the Servicer’s performance hereunder and under the other Transaction Documents to which it is a party with any of the officers or branch managers of the Servicer having knowledge of such matters. Upon a Default or Event of Default, Early Amortization Event, Potential Early Amortization Event, Potential Servicer Default or Servicer Default, the Trustee and each of the Notice Persons may have, without notice, immediate access to all records and the offices and properties of the Servicer.
          (h) Notification of Adverse Developments. The Servicer shall promptly notify the Issuer, the Trustee, each Notice Person and each Enhancement Provider upon the discovery of the occurrence of (i) any event, development or circumstance whereby the financial statements most recently furnished to any such parties pursuant to this Agreement or the other Transaction Documents fail in any material respect to present fairly, in accordance with generally accepted accounting principles, the financial condition and results of operations of the Servicer as of the date of such financial statements; (ii) any material litigation or proceedings, including any action, suit or proceeding before any governmental authority, that are instituted or, to the knowledge of the Servicer, threatened against the Servicer or any of its assets or relating to any of its obligations under the Transaction Documents; (iii) any dispute with respect to any of its obligations under the Transaction Documents; and (iv) any other material adverse development in the business or affairs of the Servicer; in each case describing the nature thereof and the action the Servicer proposes to take with respect thereto.
          (i) Notice to Obligors. The Servicer shall ensure that, no later than the date of any conveyance of a Receivable pursuant to the Purchase Agreement, the related Obligor shall have been instructed to remit payments thereunder directly to the Lockbox or the Collection Account and will not change any such instructions without the prior written consent of the Required Persons for each Series.

          (j) Relocation of Servicer. The Servicer shall give the Trustee and each Notice Person at least thirty (30) days prior written notice of any relocation of its any office from which it services the Receivables and Related Security or keeps Records concerning such items and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the Trustee’s security interest in the Trust Estate and the proceeds thereof for the benefit of the Secured Parties. The Servicer shall at all times maintain each office from which it services Receivables or related Loan Documents and its principal place of business and chief executive office within the United States of America.
          (k) Protection of Right, Title and Interest to Receivables and Related Security. The Servicer shall cause this Agreement, the Indenture and any Series Supplement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Secured Parties’ and the Trustee’s right, title and interest in and to the Trust Estate to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the Trustee’s Lien (granted pursuant to the Indenture for the benefit of the Secured Parties) on the property constituting the Trust Estate. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.
          (l) Realization Upon Defaulted Receivables. The Servicer will use reasonable efforts to repossess or otherwise comparably convert the ownership of any Related Security with respect to a Defaulted Receivable and will act as sales and processing agent for any Related Security which it repossesses. The Servicer will follow the practices and procedures set forth in the Credit Manual in order to realize upon such Related Security. In any case in which any such Related Security has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Security unless it reasonably determines that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Related Security with respect to a Defaulted Receivable in connection with such sale or disposition within one (1) Business Day of receipt of such Recoveries.
          (m) Maintenance of Insurance Policies. The Servicer will require that each Obligor with respect to a Receivable included as part of the Collateral maintains an insurance policy to the extent required by the Credit Manual. In connection with its activities as Servicer, the Servicer agrees to present, on behalf of the Trustee as agent for the Secured Parties, claims to the insurer under each insurance policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each related Receivable.
          (n) Marking. The Servicer shall clearly and unambiguously identify each Receivable that is part of the Collateral and the Related Security and all other elements of the Receivables File in its computer or other records to reflect that the interest in such Receivables and Related Property have been transferred to and are owned by the Issuer and that the Trustee has the interest therein granted by the Issuer pursuant to this Agreement.

          (o) UCS Score. The Servicer shall confirm and ensure that the UCS Score assigned to each Receivable shall at all times reflect the proper UCS Score applicable to such Receivable in accordance with the Credit Manual as then currently in effect.
          (p) Transaction Documents. The Servicer hereby covenants and agrees to perform all of the obligations of the Servicer specified in the Transaction Documents in accordance with the terms thereof.
          In the event that there is any breach of any of the covenants of the Servicer contained in Section 2.11(e) or (k) or Section 2.12(e) or (f) with respect to any Receivable, and such Receivable becomes a Defaulted Receivable or the Receivable or the rights of the Secured Parties in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available to the Trustee for the benefit of the Secured Parties, then if in any case such noncompliance has not been cured within thirty (30) days, the Servicer shall be deemed to have received on such day a collection of such Receivable in full, and the Servicer shall, on such day, deposit from its own funds into the Collection Account an amount equal to the outstanding principal balance of such Receivable, together with accrued and unpaid interest thereon, and such amount shall be allocated and applied by the Servicer as a Collection allocable to the Receivables or Related Security. In the event that the Servicer has paid to or for the benefit of the Secured Parties the full outstanding principal balance (plus accrued and unpaid interest) of any Receivable pursuant to this paragraph, each of the Trustee for the benefit of the Secured Parties and the Issuer shall release and convey all of such Person’s right, title and interest in and to the related Receivable to the Servicer, without representation or warranty, but free and clear of all liens created by such Person, as applicable.
          Section 2.12 Negative Covenants of the Servicer. At all times from the date hereof to the Indenture Termination Date, unless the Required Persons for each Series shall otherwise consent in writing:
          (a) Modifications of Receivables or Obligor Notes. The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Obligor Note related thereto; provided, that the Servicer may take such actions as are expressly permitted by Section 2.11(l) and Section 2.12(f) or required by Requirements of Law.
          (b) Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or sell, convey or transfer substantially all of its properties and assets to any Person, unless:
     (i) the Required Persons for each Series shall have consented to such transaction;
     (ii) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such Person (the “Surviving Entity”) shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee and the Notice Persons, in a form reasonably satisfactory to the Required Persons for each Series, the performance of every covenant and obligation of the Servicer hereunder; and
     (iii) the Servicer has delivered to the Trustee and each Notice Person an Opinion of Counsel stating that such consolidation, merger, sale, conveyance or transfer complies with this paragraph (b) and that all conditions precedent herein provided for relating to such transaction have been complied with (and if an agreement supplemental hereto has been executed as contemplated by clause (ii) above, such opinion of counsel shall state that such supplemental agreement is a legal, valid and binding obligation of the Surviving Entity enforceable against the Surviving Entity in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).
          (c) No Change in Business or the Credit Manual. Subject to the Requirements of Law, the Servicer will not make any change in the character of its business or in the Credit Manual which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect. The Servicer shall not amend the Credit Manual in any respect without the prior consent of the Issuer. The Servicer shall not amend the Credit Manual in any material respect without the prior written consent of the Required Persons for each Series. The Servicer agrees that it will provide the Trustee, each Notice Person and the Issuer with a copy of all amendments to the Credit Manual not later than ten (10) days after the effectiveness thereof.
          (d) No Adverse Claims. Expect as otherwise provided in Indenture or the Transaction Documents, the Servicer will not sell, transfer, exchange or otherwise dispose of or create any Adverse Claim upon (or file any financing statement covering) any of the equity interests in or properties or assets of the Issuer constituting the Trust Estate or any part thereof or any interest thereon or any proceeds thereof.
          (e) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of a Receivable except pursuant to the Credit Manual or pursuant to a Requirement of Law.
          (f) Protection of Secured Parties’ Rights. The Servicer shall not take any action which would impair, or omit to take any action necessary to avoid impairment of, the rights of the Secured Parties in the Receivables, the Related Security or the other collateral in the Trust Estate, nor shall it reschedule, revise or defer Collections due on the Receivables, nor, if possession is required for perfection under the UCC, shall it take any action to cause a Receivable to be evidenced by a promissory note or other instrument unless possession thereof has been, or will be, transferred to the Custodian, as agent for the Trustee for the benefit of the Secured Parties or such other custodian or agent designated by the Trustee; provided, however, the Servicer may, in accordance with the Credit Manual and with prudent servicing practices, make customer service adjustments and adjustments in payment schedules and take other actions to collect and enforce the Receivables in the ordinary course of business.

          (g) Name; Jurisdiction of Organization, Principal Place of Business. The Servicer will not change its name, its jurisdiction of organization or the location of its chief executive office, or principal place of business (within the meaning of the applicable UCC) without thirty (30) days prior written notice to the Trustee and each Notice Person. In the event that the Servicer desires to so change its jurisdiction of formation or its office or change its name, the Servicer will make any required filings and prior to or simultaneously with actually making such change the Servicer will deliver to the Trustee and each Notice Person (i) a certificate of a Responsible Officer and (except with respect to a change of the location of the Servicer’s chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Trust Estate in respect of such change and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
          Section 2.13 Successor Servicer. On and after the receipt by the Servicer of a notice designating a new Servicer pursuant to Section 2.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in such notice or otherwise specified by the Trustee (pursuant to the written direction of the Required Noteholders) in writing. The Trustee, upon the written direction of the Required Noteholders in their sole discretion at the time described in the immediately preceding sentence, shall appoint a successor servicer as the Servicer hereunder, and such successor Servicer shall on such date assume all obligations of the Servicer hereunder, and all authority and power of the Servicer under this Agreement shall pass to and be vested in such successor Servicer; provided, however, that any successor Servicer which is not an Affiliate of Cofina Financial, LLC shall not (i) be responsible or liable for any past actions or omissions of any prior Servicer or (ii) be obligated to service in accordance with the Credit Manual but shall instead be obligated to service in accordance with a market and prudent standard. Upon its appointment as successor to the Servicer, the successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement, shall assume all servicing duties hereunder and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to such successor Servicer.
          All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Servicer under this Agreement and shall pass to and be vested in the successor Servicer and, without limitation, such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees at its expense to cooperate with the successor Servicer and to take all actions required to effectuate the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral and to take all such action and provide all such information required to effectuate the prompt transitioning of the Servicer to the successor Servicer.

ARTICLE III
RIGHTS OF NOTEHOLDERS AND ALLOCATION
AND APPLICATION OF COLLECTIONS
          Section 3.01 The Lockbox and Lockbox Account. The Servicer, for the benefit of the Secured Parties, shall establish and maintain, subject to the control of the Trustee pursuant to the terms of a lockbox agreement in form and substance, and with a Qualified Institution or another bank acceptable to the Required Persons for each Series, the Lockbox Account and related Lockbox, from which Collections shall be deposited daily into the Collection Account.
          Section 3.02 Collections and Allocations.
          (a) Collections. The Servicer shall direct all Obligors to pay all amounts when due with respect to the Receivables directly to the Collection Account or to the Lockbox Account for deposit directly into the Collection Account, and if the Servicer shall receive any Collections in respect of Receivables, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the date of identification of such Collections, but in no event later than two (2) Business Days following such date of receipt.
          The Servicer shall instruct the Trustee to allocate such amounts in accordance with this Article III and Article 5 of the Indenture and pay such amounts to the Noteholders, the Enhancement Providers, the Issuer, the Servicer or otherwise in accordance with this Article III and Article 5 of the Indenture, in both cases as modified by any Series Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire or electronic funds transfer or as otherwise provided in the Series Supplement for any Series of Notes with respect to such Series.
          (b) Allocation of Collections Between Finance Charges and Principal Receivables. At all times and for all purposes of this Agreement, the Indenture and any Series Supplement, the Servicer shall allocate Collections received in respect of any Receivables for any Monthly Period to Finance Charges and to Principal Receivables pursuant to any method of allocation that is in accordance with GAAP and that is consistent with the Servicer’s past practice.
          (c) Deemed Collections. If on any day, the Servicer adjusts downward, reduces, forgives or waives repayment of any portion of the amount of any Receivables (other than a Defaulted Receivable) without either receiving Collections in an amount equal to such reduction then in any case above, the Issuer shall be deemed to have received on such day a Collection of such Receivable, in an amount equal to such adjusted, reduction, forgiven portion or waived portion), and the Servicer shall, on such day, deposit an amount equal to such adjusted, reduction, forgiven portion or waived portion, together with accrued and unpaid interest thereon into the Collection Account.
          (d) Adjustments. If (a) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable included in the Trust Estate and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (b) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the

Servicer shall promptly and appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Collection in respect of which a dishonored check is received shall be deemed not to have been paid on the date such payment was due.
ARTICLE IV
[RESERVED.]
ARTICLE V
OTHER MATTERS RELATING
TO THE SERVICER
          Section 5.01 Liability of the Servicer. The Servicer hereby agrees to perform any and all duties and obligations set forth in any Transaction Document that are specifically identified therein as duties of the Servicer.
          Section 5.02 Limitation on Liability of the Servicer and Others. Except as otherwise provided by Law, the directors, officers, employees or agents who are natural persons of the Servicer shall not be under any liability to the Issuer, the Trustee, the Noteholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder for any action taken or for refraining from the taking of any action; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misconduct, gross negligence, fraud or violation of Law. Except as otherwise provided in the Transaction Documents, the Servicer shall not be under any liability to the Issuer, the Trustee, its officers, directors, employees and agents, the Noteholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any supplement hereto; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of (x) willful misfeasance, bad faith, fraud or negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties under any Transaction Document or (y) breach of representation, warranty or covenant made by the Servicer in this Agreement or breach of the express terms of any Transaction Document. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.
          Section 5.03 Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which such Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of any Servicer shall be evidenced as to clause (i) above by an opinion of counsel and as to clause (ii) by the Certificate of a Responsible Officer of the Servicer, each to such effect delivered, and satisfactory in form and substance, to the Trustee and the Notice Persons. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 2.01 hereof.
          Section 5.04 Waiver of Defaults. Any default by the Servicer in the performance of its obligations hereunder and its consequences may be waived pursuant to Section 7.01. Upon any such waiver of a default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and each other Transaction Document to which the Servicer is a party. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
ARTICLE VI
ADDITIONAL OBLIGATION OF THE
SERVICER WITH RESPECT TO THE TRUSTEE
          Section 6.01 Successor Indenture Trustee. If the Trustee resigns or is removed pursuant to the terms of the Indenture or if a vacancy exists in the office of the Trustee for any reason, the Servicer agrees to execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all rights, powers, duties and obligations under the Indenture and hereunder.
          Section 6.02 Tax Returns. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Trustee at least five (5) days prior to the date it is required by law to be distributed to Noteholders. Except to the extent the Servicer breaches its obligations or covenants contained in this Section 6.02, in no event shall the Servicer be liable for any liabilities, costs or expenses of the Issuer, the Noteholders or the Note Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income or gross receipts (or any interest or penalty with respect thereto or arising from a failure to comply therewith).
          Section 6.03 Final Payment with Respect to Any Series. The Servicer shall provide any notice of termination as specified for the Servicer in Section 12.5(a) of the Indenture and in accordance with the procedures set forth therein.
ARTICLE VII
MISCELLANEOUS PROVISIONS
          Section 7.01 Amendment.
          (a) This Agreement may be amended in writing from time to time by the Issuer, the Servicer and the Trustee with the consent of the Required Persons for each Series but without the consent of the Required Noteholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Trustee’s rights, duties or immunities under this Agreement or otherwise, except as otherwise may be provided in the Indenture.
          (b) Any provision of this Agreement may also be amended, supplemented, modified or waived in writing from time to time by the Issuer, the Servicer and the Trustee with the consent of the Required Persons for each Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Notes of such Series without the consent of each Holder of Notes of such Series so affected, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Holder of Notes of all Series whose rights are to be modified by such amendment or (iii) be effective unless the Rating Agency Condition (if any) applicable to each Series is satisfied with respect to such Amendment. The Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Trustee’s rights, duties or immunities under this Agreement or otherwise, except as otherwise may be provided in the Indenture.
          (c) Promptly after the execution of any such amendment, the Trustee shall furnish notification of the substance of such amendment to each Noteholder of each Series affected thereby, to any related Notice Person, any related Enhancement Provider and to each Rating Agency providing a rating for such Series.
          (d) It shall not be necessary for the Noteholders to give consent under this Section 7.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the Noteholders’ authorization of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe.
          (e) In connection with any amendment, the Trustee or any Notice Person may request an Opinion of Counsel (from an external law firm) from the Servicer to the effect that the amendment complies with all requirements of this Agreement except that such counsel shall not be required to opine on factual matters.
          (f) Notwithstanding any other provision of this Agreement to the contrary, the consent of the Issuer shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not CFA or any Affiliate of CFA or a successor Servicer has been appointed pursuant to Section 2.01.
          (g) The Servicer will give the Trustee and the Notice Persons prompt written notice of any relocation of any office from which it services the Receivables and Related Security or keeps records concerning such items or of its principal executive office The Servicer will at all times maintain each office from which it services the Receivables, Related Security and other property in its possession and part of the Trust Estate, its principal executive office and its jurisdiction of organization within the United States of America.

          Section 7.02 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SERVICING AGREEMENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
          Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, to Cofina Funding, LLC, 5500 Cenex Drive, St. Paul, Minnesota 55077, Attention: Sharon Barber, Telephone: (651) 355-6974, (b) in the case of the Servicer to Cofina Financial, LLC, 5500 Cenex Drive, St. Paul, Minnesota 55077, Attention: Sharon Barber, Telephone: (651) 355-6974, (c) in the case of the Trustee, to its Corporate Trust Office, and (d) in the case of the Required Persons and the Rating Agencies for a particular Series, the respective addresses, if any, specified in the Series Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party given in accordance with this Section 7.04. Unless otherwise provided with respect to any Series in the related Series Supplement, any notice required or permitted to be mailed to a Noteholder shall be given as required in the Indenture or any related Series Supplement.
          Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
          Section 7.05 Delegation. Except as provided in Section 2.01, 2.02 or 2.12(b), the Servicer may not delegate any of its obligations under this Agreement.
          Section 7.06 Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding, claim or counterclaim arising out of or in connection with this Agreement or the Transaction Documents or any matter arising hereunder or thereunder.
          Section 7.07 Further Assurances. The Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by any Required Person or any Notice Person more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing

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statements or continuation statements relating to all or any portion of the Trust Estate for filing under the provisions of the UCC of any applicable jurisdiction.
          Section 7.08 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
          Section 7.09 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
          Section 7.10 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
          Section 7.11 Actions by Noteholders.
          (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders or unless otherwise provided in a Series Supplement. Notwithstanding anything in this Agreement to the contrary, neither the Servicer nor any Affiliate thereof shall have any right to vote with respect to any Note except as specifically provided in the Indenture.
          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.
          Section 7.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.
          Section 7.13 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
          Section 7.14 Rights of the Trustee. The rights, privileges and immunities afforded to the Trustee in the Indenture shall apply to this Agreement as if fully set forth herein.
          Section 7.15 No Bankruptcy Petition/Claims. Prior to the date that is one year and one day after the Indenture Termination Date, the Servicer will not institute against the Issuer, or join any other Person in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

23

          Section 7.16 No Recourse. Notwithstanding anything else set forth in this Agreement or any other Transaction Document, the Servicer agrees that the obligations of the Issuer to the Servicer hereunder and under the other Transaction Document shall be recourse to the Trust Estate only and specifically shall not be recourse to the assets of the Issuer. In addition, the Servicer agrees that its recourse to the Issuer and the Trust Estate shall, except to the extent otherwise expressly provided in this Agreement, be limited to the right to receive the Servicing Fee and such other amounts as are specifically allocated to the Servicer pursuant to Section 5.4(c) of the Indenture. No obligations of the Issuer hereunder shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in the event that amounts are not paid in accordance with the priority of payments set forth in Section 5.4(c) of the Indenture.

24

     IN WITNESS WHEREOF, the Issuer, the Servicer and the Trustee have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

COFINA FUNDING LLC, as Issuer
By:
Name:
Title:

COFINA FINANCIAL, LLC as Servicer
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee
By:
Name:
Title:

Servicing Agreement

Exhibit A
Form of Daily Servicer Report
FORM OF DAILY SERVICER REPORT
Servicing Agreement

COFINA FUNDING LLC
DAILY SERVICER REPORT
Reporting Date

Amount
Opening balance in Collection Account:	500.00

Collections received from Receivables	1,000.00

Payments made:

1. Amount of Accrued Facility Costs for sub account-	1.00

2. Required Reserve Amount transferred to Spread Maintenance Account-	1.00

3. Reduction in principal amount of Notes outstanding transferred to Settlement Account	1.00

4. Amount payable to Seller based on Purchase Agreement- (Amount equal to unpaid purchase price)	1.00

Total of payments made on this date	$4.00

Closing balance in Collection Account:	$1,496.00
Servicing Agreement

Exhibit B
Form of Monthly Servicer Report
FORM OF MONTHLY SERVICER REPORT
Servicing Agreement

A-1

COFINA FUNDING LLC
MONTHLY SERVICER REPORT — PAYMENTS OUT OF AVAILABLE DISTRIBUTION AMOUNT
Reporting Date:
Settlement Date:
*Information provided in the Base Indenture Article 5

Amount
Calculation of Available Distribution Amount:
Collection received during [immediately proceeding monthly period]	17.00
Amounts received from interest rate hedge counterparty	1.00
Total deemed collections	1.00
Receipts from Spread Maintenance Account	1.00
Earnings on permitted investments received during [immediately proceeding monthly period]	1.00

Total Available Distribution Amount	21.00

Payments to be made:

1. Indenture Trustee
Fee	1.00
Out of pocket expenses	1.00

Maximum amount $20,000 Total	2.00

2. Servicer-
Fee for current settlement period	1.00
Arrears	1.00

Total	2.00

3. Custodian
Fee for current settlement period (maximum amount $10.000)	1.00

4. Successor Servicer (if appointed)
Reimbursement of transition costs incurred (maximum amount $50,000)	1.00

5. Interest Rate Hedge Provider-
Current scheduled payments due	1.00
Arrears	1.00

Total	2.00

6. Interest due on Outstanding Notes to Noteholders
Interest payments on Notes — paid to Settlement Account	1.00
Premiums due to Enhancement Provider	1.00

Total	2.00

7. Scheduled principal payment amount due — paid to Settlement Account	1.00

8. Supplemental principal payment amount — paid to Settlement Account
Warehouse Notes	1.00
Notes	1.00

Total	2.00

9. Interest Rate Hedge Provider-
All remaining amounts due	1.00

10. All other amounts due to:
Noteholders — paid to Settlement Account	1.00
Trustee	1.00
Custodian	1.00
Servicer	1.00

Total	4.00

11. Payment to issuer of any remaining Available Distribution Amount	3.00

Total Payments Due	$21.00

Do Payments equal Available Distribution Amount?	Y or N?
Servicing Agreement

A-1

Exhibit C
Form of Annual Servicer’s Certificate
FORM OF ANNUAL SERVICER’S CERTIFICATE
January [   ], 200[  ]
     This Servicer’s Certificate is delivered pursuant to the provisions of Section 2.02(c)(ii) of the Servicing Agreement (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), dated as of August 10, 2005, by and among Cofina Funding, LLC, as issuer (the “Issuer”), Cofina Financial, LLC, as Servicer (the “Servicer”) and U.S. Bank National Association, as trustee (in such capacity, together with its successors and assigns in such capacity, the “Trustee”). Capitalized terms used not defined herein have the meanings provided in the Agreement.
     The undersigned, a duly elected Responsible Officer of the Servicer, hereby certifies to the Trustee and the Notice Persons and their respective successors and assigns, as follows:
     (i) a review of the activities of the Servicer during the preceding calendar year (or portion thereof, as applicable) and of its performance under the Agreement was made under the supervision of the officer signing this Servicer’s Certificate; and
     (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed in all material respects all of its obligations under the Agreement and each other applicable Transaction Document to which it is a party throughout such period[, except as set forth on Schedule I hereto.]

COFINA FINANCIAL, LLC., as the Servicer

By:
Name:
Title:
Servicing Agreement

B-1

Exhibit D
Form of Credit Manual
FORM OF CREDIT MANUAL
Servicing Agreement

C-1

Exhibit E
Form of Accounting Control
Procedures and Processing Report
FORM OF ACCOUNTING CONTROL
PROCEDURES AND PROCESSING REPORT
Servicing Agreement

D-1

Cofina Financial
Policies and Procedures Manual

Section 1.0 General
1.01 Board of Directors	3
1.02 Loan Committee	3

Section 2.0 Credit Administration and Approval	6
2.01 Scope of Financing	6
2.02 Obligors	7
2.03 Loan Application	8
2.04 Credit Analysis	13
2.05 Collateral Analysis	29
2.06 Environmental Analysis	35
2.07 Construction Lending	37
2.08 LLC Lending	40
2.09 Loan Agreement	42
2.10 Security Requirements	49

Section 3.0 Loan Administration	54
3.01 Loan File Organization	54
3.02 Asset Classifications	55
3.03 Portfolio Monitoring	62
3.04 Customer and Loans Servicing	63
3.05 Collection Procedures	69
3.06 Customer Concentration	81
3.07 Reserve Guidelines	82

Section 4.0 Legal Documentation	83
4.01 Legal Documentation Overview	83
4.02 Real Estate Mortgage Documentation	84
4.03 Supplemental/Amendment RE Mortgage Documentation	88
4.04 Release of Mortgage Documentation	92
4.05 Security Agreement Documentation	96
4.06 UCC 1 Financing Statement Documentation	104
4.07 Assignment of PECFA Proceeds	106
4.08 Assignment of Stock Documentation	108
4.09 Loan Agreement Waiver Documentation	110
4.10 Subordination Agreement Documentation	112

1

Section 5.0 Money Desk Procedures	115
5.01 Disbursements	115
5.02 Electronic Funds Transfers (EFT)	118
5.03 Deposits	119
5.04 Cash Management	120
5.05 Daily Transaction Sheets	122
5.06 Authorized Check Signatories	123
5.07 Borrowing Guidelines	124

Section 6.0 Accounting, Financial Control, and Reporting	125
6.01 Accounting	125
6.02 Financial Control	128
6.03 Reporting	132
6.04

Section 7.0 Disaster Recovery Plan	134
Section 8.0 Equity Retirements and Patronage Decisions	136
8.01 General Equity Retirements	136
8.02 Equity Retirements of Liquidating Customers	138
8.03 1099PAT Processing	139

Section 9.0 Grain Credit Analysis	140

2

1.01 Board of Directors
Under its Articles and By-Laws, Cofina Financial (COFINA) is run by its Board of Directors (the “Board”)

The Board consists of six members; three CFA and three CHS.

Day-to-day running of Cofina is delegated to the management team. Lending authorities for all loan, classification and pricing approvals have been delegated to the Cofina Loan Committee, as per the written authority dated February 24, 2003 (See Sec. 1.03 – Loan Committee). The Board retains all approval authority for loan compromises or loan write-offs.

The Board holds a minimum of four meetings per year at which the management team will report on the operations of the company. The reports include, but are not limited to:

• Financial statements
• Credit quality of loan portfolio
• Credit reviews performed by banks on loan portfolio that have been received by the Chief Financial Officer
• Annually, the budget for the next financial year, for Board approval
• Annually, the report of the auditors on the financial statements

1.02 Loan Committee

The Loan Committee is comprised of five members:

• The President of Cofina
• The Chief Financial Officer of Cofina
• Credit Administrator
• Director Wholesale Credit
• Director Retail Credit
• The Member officer rotates on a monthly basis.

3

Three voting members, one of which must be the President or the CFO, are required for the committee to be quorate. The meetings are also attended by the Legal Administrator and the presenting loan officer.

The Loan Committee is scheduled every Monday at 8:00 a.m. Credit reports and back-up data must be provided to the Legal Administrator on or before noon on the Thursday prior to the Monday meeting. The agenda for the meeting must be distributed by Thursday afternoon. Apologies for absence must be given to the Legal Administrator.

The loan officer responsible for each loan on the agenda must attend the meeting to present his credit. If the loan officer is unable to physically attend the meeting, he must join it by telephone. Credits will be held over to the next meeting if the loan officer is unable to attend.

The Loan Committee meets to consider the following actions:

• Approve new loans
• Approve revised loans
• Approve loan extensions
• Approve annual reviews
• Approve changes to payment schedule
• Approve premium or discount pricing from the pricing matrix
• Approve advances pre-finalization of security
• Approve releases from security
• Approve exceptions to the limitations on advances
• Review loans where there have been violations of the agreement and approve waiver where appropriate.
• Review loans that have failed the Stressed Realizable Value Test
• Review loans that have slipped from an Acceptable, non-criticized asset classification
• Approve loan servicing actions
• Review progress of loan servicing actions

4

• Approve Loan Service Plans
• Review progress of Loan Service Plans
• Approve issuing Liquidation Notice
• Review discount rates used in Collateral Analysis Worksheet
• Approve loan classifications
• Approve outside attorneys to be used for assisting with security requirements

All decisions must be approved unanimously by those voting members attending the Loan Committee meeting.

All decisions must be minuted by the Legal Administrator. Minutes must be signed by the voting members who made the decision and then presented at the next Loan Committee meeting.

The minutes are filed by the Legal Administrator and held in the offices of Cofina for five years before being archived.

5

2.0 - Credit Administration and Approval

2.01 — Scope of Financing

Cofina primarily offers three types of loans to cooperatives:

•    Operating Loans - These short-term loans typically finance a portion of the current asset needs of a customer. Operating loans mature annually and are reviewed by the loan officers prior to any extension or renewal. All operating Loan extensions are to be approved by Loan Committee and are limited to a loan period of no more than 14-months beyond the Operating Loan’s initial date of origination.

• Term Loans - These long-term loans typically supplement equity in financing the permanent capital needs of a customer. Term loans range in maturity from thirteen months to ten years.

•    PECFA Loans - Used for the purpose of funding the environmental cleanup process for contaminated petroleum sites in Wisconsin. The State of Wisconsin reimburses the Obligor for the periodic interest charges prior to completion of the project and for the principal balance of the Loan upon completion of the cleanup project. These loans are structured and term loans with four to six-year maturities and, in addition to recourse to the State of Wisconsin, are fully collateralized by the assets of the Obligor.

6

2.02 Obligors
Cofina can make loans to:

• local cooperatives

• retail operations of regional cooperatives

• local or retail cooperative suppliers that benefit Cofina customers

• joint ventures where local cooperatives maintain majority ownership.

7

2.03 Loan Application

Credit process commences with the completion of a loan application. In cases of maturing operating loans, Cofina will mail a loan application to the customer for customer board approval at least 90 days before maturity date.

A copy of an application is attached to this procedure. Each application has three sections that must be completed before Cofina will consider the loan request.

•    Resolution of Board of Directors - In this section, the applicant’s Board approves a resolution to borrow a maximum amount of money from Cofina. This amount includes any new term debt, the requested Operating loan amount, and any other funding requested. Existing term debt is not included in the new board resolution. The Board Secretary must certify that the Board approved this borrowing resolution.

•    Application Information - In this section, the customer, Board, and management specify the amount applied for, the purpose of the loans, collateral offered, proposed repayment, and other information important in the credit decision. All parts of this section must be completed.

•    Signature Page - In this section, all Board officers and directors must provide signatures for future reference on other loan documents. The Board President and Secretary must provide additional information.

Signed application forms must be submitted along with applicant’s latest audit report and financial planning documents. It is a requirement that the audit report is unqualified.

If the applicant is a prospective new customer, he must submit the last three years’ audit reports.

The financial planning documents should include operating budgets, capital expenditure plans and

8

equity servicing plans. Feasibility and marketing plans will also be required if the customer is proposing to commence a new project.

As applications are received, they are date stamped, logged in the Maturity Status Report and given to the loan officer for processing.

Completed and processed applications are placed in the customer loan file.

9

COFINA FINANCIAL
APPLICATION FOR LOAN
Dated:                      2002
Name of Applicant:
Corporate Address:
RESOLUTION OF THE BOARD OF DIRECTORS
     This corporation under its Articles of Incorporation and Bylaws has full authority to borrow money and to give security by mortgage, security agreement, pledge, or otherwise, of its own property and of property delivered to it for marketing or otherwise; and all acts prerequisite to the adoption of this resolution have been taken in proper form, time, and manner:
     RESOLVED, That the President, Secretary, Vice President, or any other designated party                                          (officer, director and/or manager) of this corporation, and each of them, are hereby jointly and severally authorized and empowered to obtain for and on behalf of the corporation, from time to time, from COFINA FINANCIAL (Lender) a loan or loans under this resolution, not exceeding in the aggregate the sum of $                                         at any time outstanding, exclusive of amounts authorized to be borrowed under other resolutions submitted to Lender for such purposes:
     1. To execute such application or applications (including exhibits, amendments, and/or supplements thereto) as may be required;
     2. To obligate this corporation in such amounts, at such rates of interest, and on such other terms and conditions, as the officer or officers so acting shall deem proper;
     3. To execute and deliver to Lender or its nominee all such written instruments as may be required by Lender in regard to, or as evidence of, any loan made pursuant to the terms of this resolution;
     4. To pledge, hypothecate, mortgage, convey, or assign property of this corporation, of any kind, and in any amount, as security for any or all obligations (past, present, and/or future) of this corporation to Lender;
     5. From time to time, to pay, extend, or renew any such obligation or obligations;
     6. To reborrow from time to time, subject to the provisions of this resolution, all or any part of the amounts repaid to Lender or Lenders or any of them;
     7. To purchase Lender’s capital stock in the amount of $1,000 at par value, if Borrower currently does not have capital stock equal to or in excess of $1,000. At three years, from the date of Lender’s first loan commitment, Borrower further agrees to retain total stock investment in an amount equal to 3% of its average loan balances for the previous year and to maintain such stock investment for the existence of any indebtedness to Lender, or in such amount as may be prescribed by Lender’s board of directors.
     8. To remit the amounts due directly to Lender for the monthly term payments and interest payments on such loan(s), as billed directly to Lender.
     RESOLVED FURTHER, That the officers of this corporation, and each of them, are jointly and severally authorized and directed to do and/or cause to be done, from time to time, all things which may be necessary and/or proper for the carrying out of the terms of this resolution.
CERTIFICATION
As Secretary of this corporation I certify that this resolution was duly adopted by its Board of Directors at a meeting held on                     day of                                                               , 2002.
Secretary
APPLICATION FOR LOAN
APPLICANT:

10

ADDRESS:
1.	Amount Applied for:

Operating:	$	(New Money)
Term:		(New Money)
TOTAL:	$
2.	Purpose of Loan: Operating: Term:

3.	Collateral Offered:
If loan(s) are granted, all property mortgaged, pledged, or assigned by Applicant to Lender as security for loans made before or after such loan(s) shall be security for all loans made by Lender to Applicant.

4.	List all liens presently filed against property offered as collateral:

5.	Proposed method of payments:
a)	Applicant will pay the principal of the loan(s) as follows: Operating: Term:

b)	Applicant will pay interest monthly on the unpaid balance at the per annum interest rate prescribed by Lender’s board of directors, as provided for in the loan agreement.

c)	Applicant will be billed directly from COFINA FINANCIAL for the monthly principal and interest payments as provided for in 5(a) and 5(b), and to remit the amounts due directly to Lender.
6.	Is Applicant involved in or threatened with any lawsuit? Yes No (if yes, describe on a separate sheet)

7.	Applicant agrees to submit annually to Lender, and at such other times as Lender may require, a statement of condition in form approved by Lender. Applicant further agrees that Lender may, at any time that it is indebted to Lender, examine its books, records, and accounts.

8.	If the loan is completed, Applicant agrees to pay to Lender loan set up fees as follows:

Operating Loan Commitment	Documentation Set Up Fee:
Up to $500,000	$250.00
$500,000 to $1mm	$500.00
Over $1mm	$1,000.00

New Term Loan
10 basis points on new commitment, one time fee.
     Applicant further agrees to execute all documents and furnish all instruments required by Lender, necessary for completion of the loan(s).
     Applicant agrees that if, after acceptance of this application, Applicant should be unwilling, or for any reason, unable to close the loan, it will pay all expenses Lender has incurred in its connection.
Page -2-

11

APPLICATION FOR LOAN
The undersigned as duly elected or appointed officers of the corporation named on page one, certify that:
1.	The undersigned are the duly qualified incumbents of the offices as shown opposite the respective names, and that the signatures are true and genuine specimens thereof.

2.	All statements, answers, and representatives are given in connection with this loan application are factual and warranted correct.
PRESIDENT’S NAME:
Term Expires:
SIGNATURE:
ADDRESS:
SECRETARY’S NAME:
Term Expires:
SIGNATURE:
ADDRESS:
(SIGNATURES REQUIRED BELOW WHEN PARTY IS AUTHORIZED TO SIGN DOCUMENTS)

NAME	SIGNATURE

VICE PRESIDENT NAME:

Address:

DIRECTOR NAME:

Address:

DIRECTOR NAME:

Address:

DIRECTOR NAME:

Address:

DIRECTOR NAME:

Address:

DIRECTOR NAME:

Address:

MANAGER’S NAME:

Page -3-

12

2.04 — Credit Analysis

General	Cofina credit analysis is differentiated based on the size, complexity, and quality of the customer and the proposed loan package. Differential credit analysis, however, needs to follow a consistent format to streamline and simplify analysis and portfolio monitoring processes. This is achieved by completing a standard format credit report.

As the primary customer contact, the loan officer is responsible for completing the credit reports.

Credit Report	The following framework explains the credit report outline used to document CFA credit analysis and loan package recommendations. A copy of a credit report is attached to this procedure.

•    Credit Report Cover Sheet – this page provides an executive summary of the customer and requested financing. Customer information on existing loans and current asset classifications are included. The Financial Summary helps identify strengths and weaknesses to be discussed further in the main body of the Credit Report.

•    Uniform Classification Score worksheet - this page sets out the loan underwriting standards that guide the relationship with the customer. It provides a quantitative analysis of the Customer’s most current, audited financial performance. This analysis involves a weighted score of key financial ratios used in determining a foundation of what is termed a Risk Rating.

       The credit report should clearly demonstrate that these underwriting standards are satisfied, or the loan officer should identify offsetting financial or management strengths that justify the loan. Added loan controls which help minimize credit risk may justify loans where the underwriting standards are not met.

The interest rate on the loans will be set by matrix depending on the customer’s classification as to these loan standards. The

13

current pricing matrix is attached. Premium and discount pricing from this pricing matrix will be permitted upon approval of the Loan Committee.

• Recommendations – This section summarizes the key factors in this loan relationship and makes a specific recommendation.

•    Overview – This section should provide the reader with an executive summary of the financing request, the financial strengths that support the loan, and the credit risks inherent in the loan. If the requested financing involves significant new term debt for expansion, the economic support or feasibility of the project should be discussed here. Key points raised here should be supported and explained in the main body of the Credit Report.

• Financial Analysis – This section addresses the financial trends and the liquidity, solvency and profitability strengths and weaknesses of the customer.

The following financial guidelines are used in this analysis:

Measurement	Guideline
• Salaries to Gross Margins (%)	<40%
• Distribution Expense to GM (%)	≤50%
• Local Savings to Sales (%)	>2%
• Net Worth to Total Assets (%)	50 to 75%
• Local Net Worth to Local Assets (%)	>50%
• Accounts Receivable Under 60 Days (%)	>85%
• Accounts Receivable Over 1 Year (%)	<1%
• Bad Debt to Sales (%)	<0.1%
• Inventory to Sales (%)	5 to 10%
• Working Capital to Sales (%)	7 to 10%
• Return on Assets (%)	>10%

These ratios are guidelines which Cofina uses as a means to communicate the financial position that it believes will allow most local cooperatives to successfully grow in the future. It is recognized that few customers will meet or exceed all of these guidelines.

If weaknesses are apparent, the loan officer

14

should begin to demonstrate how the customer can and will address issues that raise credit quality problems

Exposure Analysis — This section summarizes risk exposure by presenting key ratios and underwriting standards. This section also addresses capital expenditure and equity retirement plans.

• Security — This section addresses key issues related to the security filings and security position held by Cofina.

• Management — This section rates management capabilities and identifies Board or management issues that may affect loan risk.

•    Attachments – Attachments to the credit report should include a liquidity/collateral analysis, comparative financial information, budgets (as needed), working capital analysis (as needed) and the proposed loan agreements.

If a customer shows signs of deteriorating credit quality, the credit report should also include a Loan Service Plan. This section should explain the specific steps the loan officer has planned to address the weaknesses identified in the credit report which cause the deteriorating financial performance and asset quality. Although Cofina strives to help customers resolve financial difficulties, the plans must also address how the Cofina position will be strengthened or preserved.

Completed credit reports are then presented to the Cofina Loan Committee. In the case of renewals, the presentation must take place at least 30 days before maturity date.

Loans will not be approved for new customers which, upon the approval of such loans, will receive an Adverse classification (see Sec 3.02 – Asset Classifications).

Additional loans will not be granted to existing customers with less than a Substandard classification.

15

Date:
Cooperative Name:	Coop Name	Analyst:
City and State:	City, State	FYE:	FYE: Date
Manager:		Years:
Credit Score — Current	FAMAS:	UCS:	0.00	CFA Pricing	0	S	#N/A	T	#N/A
Credit Score — Recmd	FAMAS:	UCS:	0.00	CFA Pricing	0	S	#N/A	T	#N/A
Auditor:		Scope
Loan(s) Requested & Outstanding as of:

	Request	Current	Outstanding	High	Low	Maturity
Loan Type	Amount	Commitment	Balance	Point	Point	Date
Seasonal
Term
TOTAL	$0	$0	$0	Term Amortization (Years):
	Seasonal
Changes	Term
	Other
Total Commitment:		$0
Recommendation(s):

			USC Rating	CFA Pricing
1	Approval of the attached Loan Quality Classification:		0.00	0
2	Approval of a	$ —	Seasonal Line of Credit with a	maturity, expiration and maturity date.

3	Approval of a	$ —	Term Loan. (see terms)

Expiration Date
Maturity Date
Monthly Payment
Date of First Payment
Loan Covenant(s)

* Financial Information:	Unqualified Annual Audit and monthly Financial Statements
* Local Net Worth of no less than:	* Working Capital Minimum of:
* Local Ownership of no less than:	* Seasonal Loan Paydown to Zero for:
* Capital Expenditures of no more than:	* Equity Retirements of no more than:
* Dividends awarded of no more than:
Signatures (required)
Approved Recommendation — Loan Committee Meeting Date:

Loan Committee Member:	Signature:

Loan Committee Member:	Signature:

Loan Committee Member:	Signature:
Financial Summary

	2002	2003	2004
Gross Sales ($):	$0	$0	$0	Completed Uniform
Local Savings ($):	$0	$0	$0	Classification
LLC, Subsidiary Profit/(Loss):	$0	$0	$0	UCS Worksheet — PAGE 2
Ownership (%):	0%	0%	0%	Analysis Reports Attached
Local Ownership (%):	0%	0%	0%	Credit Report Narrative:	x
Local Net Worth ($):	$0	$0	$0	Ratio Analysis	x
Local Leverage (%):	0%	0%	0%	Net Funds Flow Analysis:	x
Loan Commitment to SRV:	0%	0%	0%	Working Capital Analysis:	x
Loan Balance to SRV:	0%	0%	0%	Collateral Analysis:	x
Net Funds ($):	$0	$0	$0	FAMAS Report:	x
Current Ratio:	0.00	0.00	0.00	Other:	x
Working Capital:	$0	$0	$0

16

Coop Name
City, State
FYE: Date
Financial Guidelines

Titles & Ratios/Year	2001		2002		2003		2004

Sales — % Sales Change	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	% Sales Increase
Margin $ — % of Sales	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	Area Averages
Salaries as a % of Gross Margin	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	< 40%
Distribution Expense — % of GM	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	< 50%
Interest — % of Gross Margin	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%

Other Income/(Expense)	$0		$0		$0		$0
LLC, Subsidiary Profit/(Loss)	$0		$0		$0		$0

Total Expenses — % of Gross Margin	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%
Local Savings as a % of Sales	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	3 - 5%

Net Worth as a % of Total Assets	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	50 - 75%
Local Net Worth — % of Local Assets	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	> 50%
Loan Covenant Stipulation	$0		$0		$0		$0		(Compliance/Waiver)

Accounts Receivable Aging
Under 30	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	> 80%

31-60 Days	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	0.00%

61-90 Days	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%

91 Days - 6 Months	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%

6 Months - 1 Year	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	< 1%

Over 1 Year	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	0.00%

Budget	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%

Deferred	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%

Total — % Sales	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%

Bad Debt as a % of Sales	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	< 0.25%
Days Outstanding	0.00		0.00		0.00		0.00
Average AR

Inventory as a % of Sales	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	5 - 10%
Inventory Turns	0.00		0.00		0.00		0.00

Working Capital as a % of Sales	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	7 - 10%
Current Ratio	0.00		0.00		0.00		0.00		> 1.5:1

Fixed Asset Expenditures	$0		$0		$0		$0		% of Depreciation
Loan Covenent Guideline — Fixed Assets	$0		$0		$0		$0		(Compliance/Waiver)
Stock Retired	$0		$0		$0		$0		Board Decision
Loan Covenent Guideline — Stock	$0		$0		$0		$0		(Compliance/Waiver)

Return on Assets	0.00		0.00		0.00		0.00
Local Return on Assets	0.00		0.00		0.00		0.00		> 10%
Gross Margin per Employee	$0		$0		$0		$0

Seasonal Loan Balance at FYE	$0		$0		$0		$0
Other Loan Balance at FYE (PECFA)	$0		$0		$0		$0
Term Loan Balance at FYE	$0		$0		$0		$0
~ Less Current Portion of Term Debt	$0		$0		$0		$0

Local Net Worth to Term Debt	No Term Debt		No Term Debt		No Term Debt		No Term Debt
Local Leverage	0.00		0.00		0.00		0.00

17

Coop Name
City, State
FYE: Date
Table 1: Working Capital Test

Basic Working Capital Requirements:
Accounts Receivable	Lowest Month:	$0
Inventory	Fiscal Year End	$0

Basic Working Capital Required:		$0

Less 90% of Seasonal Inventory:
Fertilizers:	$0
Chemicals:	$0
OTHER (Seed & Twine):	$0

		$0

Less: Accounts Payable (10 Day Float)		$0

Estimated Permanent WC Required (% Sales)	0.00%	$0

Working Capital on September 30th:	$0
Current Portion of Long Term Debt:	$0
Usable Working Capital (% OF Sales)	0.00%	$0

Surplus		$0

Table 2: Projected Change in Working Capital

Useable Working Capital as of:		$0

PROJECTIONS
SOURCES:
Local Savings	$0
Depreciation	$0
Regional Cash Patronage	$0
Term Loan	$0
Regional Stock Retired	$0
Other	$0
Total Working Capital Sources		$0

USES:
Cash Patronage Distributed	$0
Purchased Investments	$0
Term Loan Payments	$0
Stock Retirements	$0
Fixed Assets	$0
Other Uses (Taxes)	$0
Total Working Capital Uses		$0

Projected Increase (Decrease) in Working Capital:		$0

Newly Projected Working Capital		$0

18

Coop Name
City, State
FYE: Date

	Net Funds Available
Add Cash Sources:	2002	2003	2004
Local Savings	$0	$0	$0
Patronage Refunds	$0	$0	$0
Depreciation	$0	$0	$0

Total Sources:	$0	$0	$0

Less Required Cash Uses:

Net of Organizations Investments	$0	$0	$0
Cash Patronage Paid (20%)	$0	$0	$0
Other Required Uses (Taxes)	$0	$0	$0

Total Required Uses:	$0	$0	$0

Net Funds Available	$0	$0	$0

3 YR Average		$0

Net Funds Used
Fixed Assets Added	$0	$0	$0
Stock Retired	$0	$0	$0
Term Debt Payments	$0	$0	$0

Total Elective Uses:	$0	$0	$0

Net Funds Flow	$0	$0	$0

GUIDELINE: Limit annual Term Debt payment to 50% of 3-Year Average of NFA

(Term Debt Capacity) 3-Year NFA (x) 50% =	$0
(Debt Pmts/NFA) Term Payments / 3-Year NFA =	No Term Debt
Term Debt Capacity (x) 7-Years to Service Debt =	$0

GUIDELINE: Local Net Worth to Term Debt Ratio should be 2:1 or more

FYE 19XX Local Net Worth =	$0
Term Debt (Less Current Portion) =	$0
Local Net Worth to Term Debt =	No Term Debt	:1

19

Year Ending		Classifications	Current	New
Account Name		CFA
Location		Wgt UCS Score		#DIV/0!
	If Different than Weighted UCS Score — see notes below è	Rec’d UCS
Ave Volume

Weight		A1	A2	A3	M4	Adv.
Given	Ratio	1	2	3	4	5	Description	Calculations/Comments
	Local Leverage	< 35%	< 50%	< 80%	< 100%	> 100%	Total LTD (Less Current)	Ttl LTD =	$0	LNW =	$0
25%		#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	Local Net Worth		Ratio =	#DIV/0!
	Debt Service	> 2.5	>2.0	> 1.5	> 1.0	< 1.0	Net Funds Available	3-Yr NFA =	$0	Current LTD =	$0
15%	Coverage	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	Current Portion LTD		Ratio =	#DIV/0!
	Liquidity -	> 2.0	> 1.5	> 1.25	> 1.0	<1.0	Current Assets	CA =	$0	CL =	$0
10%	Current Ratio	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	Current Liabilities		Ratio =	#DIV/0!
	Collateral	< 40%	< 60%	< 75%	> 75%	> 90%	Total Liabilities	CFA Liabilities =	$0	Est. Mkt Value=	$0
10%		#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	Estimated Market Value		Ratio =	#DIV/0!
	Local Net	> 4.0%	> 2.0%	> 1.0%	> 0.0%	< 0.0%	Local Net Savings	LNS =	$0	Gross Sales =	$0
25%	Savings	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	Gross Sales		Ratio =	#DIV/0!
	Management						ç Enter the weight value in the corresponding cell, as determined by the Loan Office.	AR < 60 Days = $ ,		AR > 6-Months = $
15%	(Trends, Environmental)	—	—	—	—	—		Inventory Turns = , Environ Issues:
Comments:

RECOMMENDATIONS:
•	Approval of the attached Loan Quality Classification Worksheet. A1,2,3,4,5 etc

•	Approval of a $ seasonal loan with a / / maturity, expiration and reinstatement date.

•	Approval of a $ term loan.

Expiration Date	/ /02
Maturity Date	/ /
Monthly Payment	$
Date of First Payment	/ /02
•	Limitation on Advances: (If none, list NONE)

Advance term prior to seasonal Yes No
•	Limit seasonal/term advances until receipt of board resolution and loan application authorizing borrowing in the amount of $ .

•	Limit seasonal/term until receipt/completion of:
◊	Security interest

◊	Assignment of Investment in Cenex Harvest States

◊	Assignment of Investment in Land O’Lakes, Inc.

◊	Assignment of Other Investment

◊	Completion of Real Estate Mortgage requirements
•	$ of the term loan commitment is limited until receipt of an acceptable feasibility study.

•	Limit Seasonal/Term until receipt/completion of:
•	Security Interest

•	Assignment of investment in Cenex Harvest States

•	Assignment of investment in Land O’Lakes, Inc.

•	Assignment of investment in Other Investment

•	Real estate mortgage in the amount of $ , covering:
•	Loan Agreement Conditions:
•	Financial information: Unqualified annual audit and monthly financial statements

•	Cash Patronage: %

•	Fixed Assets: $ .

•	Equity Retirements: $ .

•	Local Net Worth of no less than:

•	Local Net Ownership:

•	Capitalization Requirement:

•	Working Capital:

•	Budget/Financial Plan:

•	Seasonal Loan Zero-Out Provision:

•	Account Receivable Aging:

•	Other:

23

OVERVIEW:
This section should provide the reader with an executive summary of the financing request, the financial strengths that support the loan, and the credit risks inherent in the loan(s). Key points raised here should be supported and explained in the main body of the credit report.
LOAN REQUEST:
The loan officer should rate the financial trends of the customer. The rating must be consistent with the facts presented in the comparatives and the rest of this credit report.
LOAN(S) IN PARTICIPATION:
Outline actions and requirements as tied to Loan Participation.
FINANCIAL TRENDS:

Strong	Improving	Erratic
Consistent	Deteriorating	Poor
Comments:
PROFITABILITY (To include most recent year, projected year and year-to-date):
This section should do more than just report local savings numbers and percentages. It should also identify factors that lead to existing or potential weaknesses in profitability. Profitability and operations analysis are essential in evaluating the long-term repayment capacity of a customer.
SOLVENCY:
Solvency is the evaluation of the customer’s equity financing for the business. The loan officer needs to evaluate adequacy, leverage and trends
LIQUIDITY:

Surplus	Adequate	Inadequate
Comments: (Working Capital analysis, projected change and seasonal loan activity)
The above liquidity ratings are based on the working capital analysis attached to the credit report.
Accounts Receivable Control:
Accounts aged less than 60 days:

Accounts aged more than 90 days:
Allowance for doubtful accounts:
Comments:
Inventory Controls:
This section should take a look at the customers’ ability to effectively manage the inventory levels and turnovers, particularly for merchandise type inventories.
REPAYMENT RECORD:

Satisfactory	Unsatisfactory
This section should address the repayment history of the seasonal and term loans. With seasonal loans, the key question is whether seasonal loan use matches the customer’s working capital financing of permanent current assets.
EXPOSURE ANALYSIS:
This section primarily provides a summary of the key ratios and loan underwriting measures used to summarize risk exposure.
Seasonal loan to effective working capital:                      : 1 (low/moderate/high)
Current Ratio:                      UCS (    )
Local net worth to long term debt:                      : 1 (low/moderate/high)
Local Leverage (LTD/LNW):                     % UCS (    )
The attached collateral report analysis suggests a positive cash remaining position of $ for the fiscal year ending       /       /      . This resulted in a Collateral Penetration (total COFINA liabilities/Stressed Realized Value) of                     %. UCS (    )
During 20xx the cooperative generated $                      of net funds available and the three year average net funds available $                     .
The monthly term loan payments of $                      ( $                      annually) correlate to a      - year amortization remaining. The payments required       % of the 200X net funds available and                      % of the three year average net funds available. This correlates to a Debt Service Coverage (3-Years Average NFA/Current Portion of LTD) of                     : 1. UCS (    ).
2003 CAPITAL EXPENDITURE PLANS: $                     .

This section should identify the total dollars planned in capital expenditures for the coming year. Major expenditures can be highlighted in the following table. Typically, management’s fixed asset budget is attached to the credit report.

2003 EQUITY RETIREMENT PLANS: $                    .
In addition to identifying the planned equity retirements for the coming year, this section should identify the board of director’s equity retirement policy.
SECURITY:

Adequate	Inadequate

In this section, the loan officer summarizes information on the collateral analysis attached to the credit report and identifies the basis (security interests and real estate mortgages) for Cenex Finance security position. The loan officer should address environmental issues in this section.
Collateral Analysis: +/- $
COFINA Loan Balance/SRV:                     %. UCS (     ).
Real Estate Mortgage:
Covering
Dated:      /     /      Amount: $
Dated:      /     /      Amount: $
Dated:      /     /      Amount: $
Security Interest:
Dated:      /     /                         Last Continued:      /     /     .
Assignment of Cenex stock dated:      /     /     .
Amount at last FYE: $          .
Assignment of Land O’Lakes, Inc. stock dated      /     /     . .
Amount at last FYE: $        .
Investment in Cofina at the close of the Fiscal Year End: $               .
MANAGEMENT:

Very Good	Good	Adequate	Unsatisfactory

Comments (Facts only):
In this section the loan officer should address management facts which have a bearing on credit risk.
OTHER ISSUES
ATTRIBUTING LOAN INFORMATION (Through guarantee or ownership):
ENVIRONMENTAL CONTINGENCIES:
OTHER LIABILITIES: (Capital Leases, contracts, other financing, contingent liabilities — recourse receivables, etc.)
LOAN COVENANT COMPLIANCE:

	Stipulated	Actual
Loan Covenant	Performance	Performance	Action
Financials	Unqualified/Monthly Reporting
Cash Patronage	%	%
Capital Expenditures	$	$
Stock Retirements	$	$
Local Net Worth	$	$
Capitalization	%	%
Working Capital	$	$
Budget/Financial Projections
Seasonal Pay Down
Other
UCS/COFINA rating: (Comment on any deviations.)
ACCOUNT SUMMARY:
Strengths of the cooperative:
1. List strengths
Weaknesses of the cooperative:
1. List weaknesses
LOAN SERVICE PLAN/STRATEGY:
Note both if a Loan Service Plan is completed and summarize the progress of the plan, if applicable.
Attachments:
C	Comparative Financial Information

C	Budgets (as needed)

C	Working Capital Analysis (as needed)

C	Liquidity/Collateral Analysis

C	Formal Loan Servicing Plan on all accounts rated M4 or lower

PRICING MATRIX
10/1/03

	Base Rate
SEASONAL LOAN RATES	plus/minus	4.60%
Premium 1	-0.35
Premium 2	-0.75
Large Level 1	-0.50
Small Level 1	-0.25
Large Level 2	-0.25
Small Level 2	0.00
Large Level 3	0.00
Small Level 3	0.25
Large Level 4-A	1.00
Small Level 4-A	1.25
Large Level 4-B	2.00
Small Level 4-B	2.25
Large Level 5	2.75
Small Level 5	3.00

	Base Rate
TERM LOAN RATES	plus/minus	4.85%
Premium 1	-0.60
Premium 2	-0.75
Large Level 1	-0.50
Small Level1	-0.25
Large Level 2	-0.25
Small Level 2	0.00
Large Level 3	0.00
Small Level 3	0.25
Large Level 4-A	1.00
Small Level 4-A	1.25
Large Level 4-B	2.00
Small Level 4-B	2.25
Large Level 5	2.75
Small Level 5	3.00

2.05 — Collateral Analysis

General	Repayment capacity represents the first and primary source of repayment for each loan transaction and relationship between Cofina and its customers. Even though collateral is only an alternative source of repayment, analysis of this source is important in determining a sound credit package.

Collateral Analysis	There are four broad categories of collateral. The ability to convert the assets to cash (their liquidity) is the primary means of distinguishing between the categories. They are presented in the order of liquidity:
•	Current Assets — This category includes all items that a customer would typically convert to cash in less than one year. Cofina should be able to liquidate these assets in a very short period of time and at minor selling costs. These security items might include marketable securities, accounts receivable, and inventories.

•	Equipment and Rolling Stock — These security items can include all the machinery, equipment, and non-licensed vehicles used in the operation. Most of these assets can be sold to other similar operations, but the time to sale and cost of sales are higher than for current assets.

•	Facilities and Related Real Estate-This category includes all of a customer’s investment in buildings, improvements, and related land. While these collateral items provide sound, stable security for very long- term loans, the value of the collateral is very uncertain. This is particularly true of single use facilities. In addition, the collection and liquidation costs can be quite high.

•	Investments — This category includes investments in other businesses, including cooperatives, where the ability to convert the investment to cash is at best uncertain, and frequently outside of the customer’s control. These assets typically offer uncertain security value, but may represent important customer control aspects of the loan relationship.

The Cofina collateral analysis begins with a worksheet designed to show book value and to estimate the Stressed Realizable Value for each category of secured assets. “Stressed Realizable Value” means, with respect to any Receivable, the value of all Related Security with respect thereto as calculated by Cofina using the customer’s most recent financial statements. The Stressed Realizable Value shall be calculated on a monthly basis. “Book Value” means the value of a customer’s assets as calculated in accordance with the Credit Manual using such customer’s most recent fiscal year end audited financial statements received. The Collateral Analysis Worksheet and related assumptions sheet are attached to this procedure to show the analysis format and to show the discount factors used for asset valuations. The discount rates* used in this worksheet are subject to periodic review by Cofina Loan Committee.

The real property is first matched to real estate mortgages to assure security coverage, and then it is evaluated for Stressed Realizable Value.
This collateral analysis is included with each credit report. A net realizable value analysis is reviewed by the loan officer, on a quarterly basis, for all adversely classified loans.

* Audited statements normally report a detailed breakdown of both Inventory and Account Receivable asset categories. Cofina will discount each of the individual asset categories as indicated on page two of the attached Collateral Analysis Worksheet.

However, in the unaudited monthly financial statements utilized in the monthly Stressed Realized Value analysis, such details are not available and are thus discounted per the schedule noted on page one of the attached Collateral Analysis Worksheet under the column entitled “2002”.

The analysis then requires the calculation of the “Loan Balance — Stressed Realized Value” ratio.

The definition of Loan Balance is the amount owed by the customer to Cofina as of the close of the month under review.

The Collateral Management Test indicates the Loan Balance (LB) as compared to the Stressed Realized Value (SRV) must be no more than 60%.

If the cooperative’s LB to SRV exceeds this ratio limit, an additional two-prong test must be implemented and passed in order for Cofina to move forward with any loan consideration.

Test One
•	The organization’s Debt Service Coverage Ratio must be 2.00 to 1 or greater.
o	Debt Service Coverage Ratio is determined by the following equation:
▪	3-Year Average of Net Funds available (NFA) 1 as compared to the anticipated Current Portion of Long Term Debt
Test Two
•	The organization must have a history of positive Local Net Earnings.
Failure to pass either of the secondary tests disqualifies prospective patrons from working with Cofina.
Failure by an existing customer requires to be reported directly to the Loan Committee. The existing loan will then become subject to a loan servicing action.

Should the loan candidate pass the above testing process, additional loan management practices should be put in place to closely monitor’s collateral position.

Such practices may include, but are not limited to, restrictive loan covenants governing cash management practices, minimum Local Net Worth stipulations and/or the execution of additional collateral security measures.

Such collateral security measures may include additional mortgage securities, the assignment of investments to Cofina or third-party guarantees.

	Collateral Analysis Worksheet
	(Yearly)
	FYE 2001 (Prior Year End)		FYE 2002 (Most Recent Year End)
	Book	Stressed	Book	Stressed
	Value	Realized Value	Value	Realized Value
Assets:
Cash	$0	100% of Book	$0	100% of Book
Accounts Receivable	$0	Discounted per Table listed below	$0	Discounted per Table listed below
Other Receivables	$0	85% of Book Value	$0	85% of Book Value
Prepaids	$0	85% of Book Value	$0	85% of Book Value
Inventory	$0	Discounted per Table listed below	$0	Discounted per Table listed below
Real Property	$0		$0
REM — Report Prpty Secured	$0	100% of Book Value or	$0	100% of Book Value or
REM — Report Prpty Secured	$0	Secured Mortgage	$0	Secured Mortgage Value
REM — Report Prpty Secured	$0	Value — Lessor of two	$0	— Lessor of two

Machinery & Equipment	$0	65% of Book Value	$0	65% of Book Value
Vehicles	$0	0% of Book Value	$0	0% of Book Value
(Less) Other Secured Creditors	$0	100% of Book Value	$0	100% of Book Value
Other Assets	$0	0% of Book Value	$0	0% of Book Value
Investments:
COFINA Equity	$0	100% of Book Value	$0	100% of Book Value
Secured Equity Position	$0	10% of Book Value	$0	10% of Book Value
All Remaining Investments	$0	0% of Book Value	$0	0% of Book Value

Total Secured Assets	$0	$0	$0	$0

Plant, Property, and Equipment Total	$0		$0

	FYE 2001	FYE 2002
Liabilities:

COFINA — Seasonal	$0	$0
COFINA — Term	$0	$0
COFINA — Other	$0	$0

Total	$0	$0
Asset Realization	$0	$0

Cash Remaining	$0	$0

	FYE 2001	FYE 2002
Investments:
CHS	$0	$0
Land O’Lakes	$0	$0
Cofina Financial	$0	$0
Other Stock	$0	$0

Total Investments	$0	$0

	$0	$0

Seasonal Loan Commitment
Loan Balance to SRV	0.00%	0.00%
Loan Commitment to SRV	0.00%	0.00%
Local Net Savings	$0	$0
Denotes: Cofina holds a secured position on such investments

AR and Inventory Discount Tables — utilized when such asset breakdown is available.

ACCOUNTS
RECEIVABLE	Prior Year End		Most Recent Year End
	Book Value	SRV	Book Value	SRV	Multiplier	Discount
CURRENT	$0	$0	$0	$0	90%	10%
31 TO 60 DAYS	$0	$0	$0	$0	85%	15%
61 TO 90 DAYS	$0	$0	$0	$0	65%	35%
91 DAYS TO 6 MONTHS	$0	$0	$0	$0	65%	35%
6 MONTHS TO 1 YEAR	$0	$0	$0	$0	50%	50%
OVER 1 YEAR	$0	$0	$0	$0	0%	100%
DOUBTFUL ACCOUNTS	$0	$0	$0	$0	0%	100%

TOTAL	$0	$0	$0	$0

INVENTORY	Prior Year End		Most Recent Year End
	Book Value	SRV	Book Value	SRV	Multiplier	Discount
GRAIN @ .75	$0	$0	$0	$0	65%	35%
FEED @ .75	$0	$0	$0	$0	65%	35%
SEED @ .90	$0	$0	$0	$0	90%	10%
PETROLEUM @.90	$0	$0	$0	$0	90%	10%
FERTILIZER @ .90	$0	$0	$0	$0	90%	10%
CHEMICALS @.90	$0	$0	$0	$0	90%	10%
BATTERIES @ .65	$0	$0	$0	$0	65%	35%
TIRES & TUBES @ .65	$0	$0	$0	$0	65%	35%
TWINE @ .65	$0	$0	$0	$0	65%	35%
MISC @ .65	$0	$0	$0	$0	65%	35%

TOTAL	$0	$0	$0	$0

	Collateral Analysis Worksheet
	(Monthly)
	FYE 2002 (Most Recent Year End)		Jan. 03 (Most Recent Month End)
			Monthly
	Book	Stressed	Financials	Stressed
	Value	Realized Value	Value	Realized Value
Assets:

Cash	$0	100% of Book	$0	100% of Month End Statement Value
Accounts Receivable	$0	Discounted per Table listed above	$0	85% of Month End Statement Value
Other Receivables	$0	85% of Book Value	$0	85% of Month End Statement Value
Prepaids	$0	85% of Book Value	$0	85% of Month End Statement
Inventory	$0	Discounted per Table listed above	$0	85% of Month End Statement Value
Real Property	$0		$0
REM — Report Prpty Secured	$0	100% of Book Value or	$0	100% of FYE Book Value or
REM — Report Prpty Secured	$0	Secured Mortgage	$0	Secured Mortgage Value —
REM — Report Prpty Secured	$0	Value — Lessor of two	$0	Lessor of two

Machinery & Equipment	$0	65% of Book Value	$0	65% of FYE Book Value
Vehicles	$0	0% of Book Value	$0	0% of FYE Book Value
				Increase — 0% of Change
Change in PPE from FYE			$0	Decrease — 65% of Change
(Less) Other Secured Creditors	$0	100% of Book Value	$0	100% of FYE Book Value
Other Assets	$0	0% of Book Value	$0	0% Month End Statement Value
Investments:
COFINA Equity	$0	100% of Book Value	$0	100% of FYE Book Value
Secured Equity Position	$0	10% of Book Value	$0	10% of FYE Book Value
All Remaining Investments	$0	0% of Book Value	$0	0% of FYE Book Value

Total Secured Assets	$0	$0	$0	$0

Plant, Property and Equipment Total	$0		$0

	FYE 2002	Jan. 03 (Most Recent Month End)
Liabilities:
COFINA — Seasonal	$0	$0
COFINA — Term	$0	$0
COFINA — Other	$0	$0

Total	$0	$0
Asset Realization	$0	$0

Cash Remaining	$0	$0

	FYE 2002	Jan. 03 (Most Recent Month End)
Investments:
CHS	$0	$0
Land O’Lakes	$0	$0
Cofina Financial	$0	$0
Other Stock	$0	$0

Total Investments	$0	$0

Seasonal Loan Commitment	$0	$0

Loan Balance to SRV	0.00%	0.00%
Loan Commitment to SRV	0.00%	0.00%
Local Net Savings	$0	$0
Denotes: Cofina holds a secured position on such investments

2.06 — Environmental Analysis

General	The purpose of this procedure is to create awareness of the potential liability of the customer and the credit risk to Cofina due to contaminated property.

Many Cofina customers utilize hazardous chemicals or other products that produce hazardous wastes in the sound operation of their businesses. These wastes and the customer’s approach in disposing of them, in a legally sound manner, can impact the credit quality of the loan relationship with the customer.

Loan Agreement	Each credit report should address environmental issues that have arisen with the customer in the past year and the steps taken or to be taken by Cofina to manage credit risk. Each loan agreement should include the following sections with language to address environmental issues:
•	Conditions - General insurance coverage, including coverage for environmental problems.

•	Environmental — This section addresses licenses, tank registration, and indemnity requirements for Cofina loans. Also, the customer warrants that it is in compliance with all federal, state, and local environmental laws regarding owned or leased property.
The loan officer may recommend additional language concerning environmental issues specific to the customer relationship.

Collateral Loans	Contaminated Land - Cofina will not generally secure contaminated property as collateral for a loan unless there is a state fund, where proceeds are available and assignable, which assists in the clean-up of the specific parcel. The loan officer may recommend an exception to this requirement, provided the Cofina loan and collateral are adequately protected.

Cofina may enter into loans specifically for the clean up of contaminated property, provided there is state funding available for clean-up expenses. Such loans will be made separately for specific parcels and contamination. The loan officer should consider and recommend whether assignment of state funds is appropriate given the credit risk of the customer. Contamination loans require documentation of paid expenses (receipts, bills, or canceled checks) prior to advancing funds.

2.07 — Construction Lending

General	Loans to new or existing customers undertaking substantial construction projects represent added credit risks to Cofina. Properly managing those risks is important in assuring a sound loan to the customer. This procedure identifies specific risk management tools to be considered when a customer is undertaking a substantial construction project.

For the purpose of this procedure, a substantial construction project is one that represents 50% of the customer’s local net worth or $1,000,000, whichever is less. When a construction project undertaken by a customer exceeds this amount, the loan officer should evaluate the customer’s ability to effectively manage the construction process and evaluate the risk management tools appropriate for the loans associated with the project. The evaluation will be included in the credit report, with specific recommendations on construction lending requirements.

The loan officer has the flexibility to utilize these risk management tools, even when the project is less than the amounts prescribed above.

Risk Management Tools	The following tools should be considered and evaluated when Cofina finances a substantial construction project:
•	Feasibility Studies - A feasibility study provides the customer and Cofina with information about construction costs and the customer’s ability to generate the earnings and cash flow to support the project. The market or trade territory information, sales and margin estimates, and anticipated costs should be realistic. The loan officer must critically evaluate the “bottom line” of the project as net income represents a primary source of repayment for related loans. Another key issue is management’s ability to manage the resulting business operation and leverage position.

•	Construction Contract - A construction contract provides the specific details of performance by the contractor (typically a general contractor), the payment requirements and other details concerning the project. This is a vital tool in substantial construction projects and is expected when Cofina provides construction or permanent financing. The loan officer should consider requiring that the customer have the contract evaluated by a third-party construction engineer to assure that the contract is realistic and consistent with the needs of the customer.

•	Performance Bond/Payment Bond — A performance bond provides an insurance policy which assures contractor performance on the construction contract. If the loan officer recommends not requiring a performance bond, the contractor’s financial position and credit references should be evaluated to determine the financial ability to meet contract requirements. The customer’s overall financial strength and project management skills should also be evaluated before waiving the need for a performance bond.

A payment bond provides assurances that the material and labor used in the project will be paid for. It does not provide as much protection for the customer as the performance bond which assures completion of the project as specified in the construction contract. However, this may be an appropriate alternative given a smaller or less complex construction project.

This requirement will not be waived absent evidence of a strong and liquid customer classified as Acceptable.

•	Lien Waivers - A lien waiver is a legal document provided by the general contractor and the sub-contractors to the customer which specifies that the labor and materials provided by the sub-contractor or supplier have been paid for and that no mechanic’s liens can or will be filed on the construction property for the specific work and/or materials covered by the waiver.

•	Comprehensive General Liability/Builders Risk Insurance - This type of insurance coverage is provided by the customer and provides Cofina (as loss payee) with protection against contractor liabilities arising out of the construction project.

•	Title Insurance - A title insurance policy provides the customer and Cofina protection on the security for the loan.
In some cases, the loan officer may want to establish a separate construction loan, with disbursements tied to a specific contract payments and lien waivers, and with a maturity that matches the expected completion date of the project. These loans are expected to be repaid by other, permanent sources of financing, that may include Cofina.

2.08 — LLC Lending

General	Loans to LLC’s may have credit risks and credit considerations unique beyond traditional cooperative lending. Properly managing those risks is important in assuring a sound loan portfolio. This procedure identifies specific additional steps to be followed when lending to LLC’s.

Additional LLC Lending Procedures	When considering loans to LLC’s, the loan officer and loan committee will include consideration of the following criteria:
•	In lending to a new LLC, a written guarantee is required from each owner. Normally such guarantee is to be offered jointly and severally to the total indebtedness. However, it may be offered severally if each of the owners has an asset classification of no less than Acceptable. As the LLC develops its own operating performance history, the guarantee requirement can be reduced accordingly.

•	The original Loan Agreement to any new LLC shall have, among other covenants, a covenant requiring a minimum net worth to assets in the 35-40% range. If designed as a dollar level of minimum local net worth, it should have the same impact relative to the assets of that LLC. The owners must acknowledge this financial covenant either by countersigning the Loan Agreement or within the guarantee.

•	Each owner shall provide an audit prior to closing on a new loan to the LLC. Such annual audits will be a requirement until a guarantee is no longer required by such owner.

•	An annual asset classification will be completed and established on each owner. This will aid Cofina in evaluating the strength of each of the guarantor’s and therefore the guarantees.

•	In some cases, one or more owners may have a lower asset classification than the LLC. Then it becomes imperative to determine that the LLC asset classification is justified either based on the joint and several structure of the owner guarantees’ or the merits and strengths of the LLC based on its operating history and performance.

•	In measuring the total credit exposure of any owner, it is necessary to add any amount of any guarantee to the LLC offered by that owner to the direct commitment of the owner.

2.09 Loan Agreement
The standard loan agreement used in loans from Cofina is attached to this procedure. The language is standardized to enhance the clarity of the documents. However, the loan officer recommends specific limits and covenants for each customer that address the credit risk management needs of Cofina.

The following identifies key areas in the standard loan agreement where the loan officer recommends language or information that is specific to the customer.
•	Loan Amounts — This area specifies the new, present, and total loans for the customer in the new loan package.

•	Limitations on Advances — This area specifies any limitations on disbursements for a specific customer. Limitations may require completion of security documents, may require payments directly to third parties, or similar restrictions which assure the proper use and security for Cofina loans.

•	Notes and Security — This area includes standard language as well as customer specific language when new real estate mortgages or security interest are taken.

•	Cash Patronage — This area limits the cash patronage refunds allowed by the cooperative without Cofina consent. The minimum amount is 20 percent, but can be changed to reflect the cash flow position of the customer.

•	Dividends and Retirements of Equities This area, when used, limits the cash dividends and equity retirements to reflect the cash flow position of the customer.

•	Capital Expenditures — This area, when used, limits capital expenditures to reflect the cash flow position of the customer.

•	Repayment — This area specifies the repayment requirements and final maturity for all loans.

•	Expiration — This area specifies the date when the various loans expire and advances are no longer available.

•	Financial Reporting — All new customers are required to have annual independent unqualified audits, as well as internal monthly financial statements and other financial data, such as accounts receivable aging, as requested by Cofina.
In addition, the loan officer has the ability to recommend additional covenants that contribute to effective customer and loan servicing.

The draft loan agreement is attached to the credit report presented to the Loan Committee for its approval.

LOAN AGREEMENT

BORROWER:	#

NEW LOAN	PRESENT LOAN	TOTAL LOANS
$4,000,000.00 — Seasonal		$4,000,000.00	— Seasonal
	$1,279,950.00 — Term (T08)	1,279,950.00	— Term (T08)

		$5,279,950.00	— Total
COFINA FINANCIAL (COFINA) agrees to make the above new loan to the Borrower. This loan agreement will replace in its entirety any existing loan agreement between Borrower and COFINA, and all existing indebtedness of Borrower to COFINA under any such existing loan agreement and its related notes shall be deemed to be a loan advanced under this agreement and any new note given in connection with this agreement. Any existing security and other collateral agreements shall remain in place and all existing loans, as well as new advances made under this agreement, will be secured by the collateral granted in such existing security and collateral agreements.
Borrower’s present indebtedness to COFINA and/or commitments outstanding (entitled Present Loan) in the above heading are consolidated and made subject to all the security requirements, terms, and conditions of this agreement.

PURPOSE:	Advances made under this agreement shall be used only for the purposes specified in the application for loan.

DISBURSEMENT:	COFINA’s commitment and obligation to disburse the full amount of the loan shall terminate as provided herein, unless earlier terminated by COFINA upon a default by Borrower.

To facilitate payments and reborrowings under this agreement, the Borrower is authorized to reborrow all sums paid by Borrower on the seasonal loan up to and including the due date for the loan provided for in this agreement, but the total amount outstanding for the seasonal loan at any time shall not exceed the commitment.

RENEWAL:	Funds advanced under this agreement shall be used, first, to repay and refinance any amounts outstanding under any prior loan agreements and notes from Borrower to COFINA unless COFINA has agreed in writing to a different application of such advances.

INTEREST:	All outstanding loan balances hereunder shall bear interest at the risk-adjusted variable rate determined by applying the COFINA Pricing Matrix to the COFINA Base Loan Rate. Interest on each loan shall be payable on the day of each month as COFINA may specify. The rate of interest charged hereunder shall not be usurious and COFINA agrees to adjust such rates to make the same non-usurious in the event a court of competent jurisdiction determines after exhaustion of all appeals that said rate is usurious.

NOTES AND SECURITY:	Advances made under this agreement shall be evidenced by note or notes acceptable to COFINA and shall be secured to the extent of all security and collateral granted to COFINA.

All property mortgaged, pledged, or assigned to COFINA as security for these loans, or as security for any other loans of COFINA to Borrower before or after these loans, shall be security for all loans made by COFINA to Borrower.

NEGATIVE PLEDGE:	Without prior written consent by COFINA, Borrower shall not sell, assign, transfer, convey, mortgage, pledge or grant a security interest in any of its assets or enter into any guarantee agreements, except for sales of inventory in the ordinary course of business, whether voluntarily, involuntarily or by operation of law. In the event Borrower shall sell, assign, transfer, convey, mortgage, pledge, or grant a security interest in any of its assets, whether voluntarily, involuntarily or by operation of law, a default shall be deemed to have occurred under this Agreement, and any other agreements executed by the Borrower and COFINA, and COFINA shall be entitled to pursue any and all rights and remedies available to it under this agreement or otherwise.

ASSIGNMENT:	The Borrower acknowledges and agrees that COFINA may assign directly or indirectly its rights and obligations hereunder, in whole or in part, in its sole and absolute discretion, including, without limitation, to one or more special-purpose companies (an “SPC”) as part of the securitization of certain loans made by COFINA. The Borrower may not assign its rights and obligations under this agreement without the prior written consent of COFINA (or its assignee).

SET-OFF WAIVER:	All payments required to be made by Borrower hereunder shall be made without set-off, deduction or counterclaim of any kind on the date due in immediately available funds to such account specified by COFINA (or its assignee).

NON PETITION AND LIMIATION ON PAYMENTS:	The Borrower hereby covenants and agrees that if COFINA assigns any of its rights and obligations under this agreement to an SPC, Borrower shall not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing indebtedness of the SPC is paid in full.

Notwithstanding any provisions contained in this agreement to the contrary, no assignment by COFINA of its rights under this Agreement to a SPC shall constitute a corporate obligation, liability or claim (as defined in the Section 101 of the U.S. Bankruptcy Code) on the part of the SPC or any subsequent transferee from the SPC to make additional advances after the date of the assignment and COFINA shall remain wholly liable for any such future advances.

BORROWING NOTICES AND PAYMENT NOTICES:	Borrower shall authorize employee(s) and other person(s) to prepare and submit Borrowing Notices for advancing funds and Payment Notices for repaying funds to COFINA, which notices shall be in such form as COFINA shall prescribe from time to time, and COFINA may rely on any such Borrowing Notice or Payment Notice without further inquiry as to the validity or genuineness of such notice. Borrower shall give COFINA prior written notice of each request for advance or repayment of funds by facsimile or e-mail (with digital signature). Any such notice shall be effective, upon receipt by COFINA. Any such notice must be received by COFINA on or before 11:15 AM (Central Standard Time) on the day of the transaction.

Borrower acknowledges that there are certain risks inherent in transmitting information over the Internet that are beyond the control of COFINA. Borrower agrees that COFINA, its officers, employees, agents, affiliates, subsidiaries and transferees will not be liable for any losses for any cause over which they have no direct control, including, but not limited to, the failure of utilities, mechanical or electronic equipment or communications lines, telephone or other interconnect problems; unauthorized access, theft, viruses or operator errors; severe weather, earthquakes or floods; strikes or other labor problems, and any other force majeur. In no event will COFINA, or any of its officers, employees, agents, affiliates, subsidiaries or transferees have any liability for any consequential, incidental, special, indirect or punitive damages (including lost profits, trading losses and damages) that result from inconvenience, delay or loss of the use of the Internet system or COFINA’s access to such system even if COFINA has been notified of the possibility of such damages. COFINA reserves the right to service, repair and upgrade, and deny access to, its e-mail capability at any time without prior notice.

CORPORATE EXISTENCE:	Borrower agrees that it will preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, or will not change the state of its incorporation, its corporate name, principal place of business or corporate address without providing COFINA with 30 days’ prior written notice.

CONDITION PRECEDENT STOCK INVESTMENT:	At the inception of this loan Borrower agrees to purchase capital stock of COFINA equal to or in excess of $1,000 at par value if Borrower currently does not hold capital stock of COFINA having a par value equal to or in excess of $1,000.

GOVERNING LAW:	This agreement, and the relationship between the parties, shall be governed and construed under the internal laws of the State of Minnesota. It is the intention of the parties that the choice of law rules of the State of Minnesota shall not apply, but that all conflicts or controversies arising under or related to this agreement and relationship shall be governed by the procedural rules and substantive law of the State of Minnesota.

CONDITIONS:	While loans are outstanding under the terms of this agreement, Borrower agrees to comply with the following conditions:
1.	COOPERATIVE STATUS: Borrower agrees to maintain its status as a cooperative corporation.

2.	STOCK INVESTMENT: No later than three years from the date of COFINA’s first loan commitment, Borrower further agrees to retain total stock investment in COFINA in an amount equal to 3% of its average loan balances for the previous year, or in such amount as may be prescribed by COFINA’s board of directors, and to maintain such stock investment for the existence of any indebtedness to COFINA, an SPC or any affiliate of COFINA. COFINA shall have a first lien and security interest in its capital stock or other equities now owned or hereafter acquired by Borrower and Borrower shall pledge such stock or equities to COFINA as security for all existing and future indebtedness of Borrower, and Borrower acknowledges and agrees that such security interest is registered to COFINA.

3.	INSURANCE: Borrower shall maintain reasonable adequate insurance coverage for the business in which Borrower is engaged for all risks usually insured by business concerns, by reliable insurers, and shall obtain fidelity bonds covering officers and employees in their fiduciary capacities as may be deemed appropriate by COFINA or as COFINA may require.

4.	FINANCIAL INFORMATION: Borrower shall furnish to COFINA unqualified annual audits, within 120 days of fiscal year end, and monthly financial statements, within 35 days of each month end and such other information as COFINA may request relating to its affairs, and permit such examination of its books and records as COFINA may specify. This information may include, but not be limited to, monthly statements of operations and balance sheets, accounts receivable aging analyses, monthly report of goals and projections, reports of plans and procedures to reach the goals, and reports of follow-up plans.

5.	BUSINESS PRACTICES: Borrower will maintain business policies that generally comply with good business practice. This requirement includes development of realistic and complete annual financial plans. Borrower’s board of directors will periodically review progress in carrying out said plans and hold management accountable.

6.	CASH PATRONAGE: Borrower agrees to not declare any cash dividends or other similar distributions above forty percent of its annual net patronage savings (as that term is defined by the Borrower’s current Articles of Incorporation and Bylaws) without consent of COFINA.

7.	APPLICATION OF PAYMENTS: COFINA, at its discretion, may apply payments to the reduction of any indebtedness outstanding between COFINA and Borrower.

8.	PAYMENTS: Borrower agrees to pay to COFINA its monthly principal and interest payments, as specified in Borrower’s monthly billing statements. Borrower shall also have primary responsibility for payment of its COFINA capital stock purchase obligation to COFINA.

9.	ENVIRONMENTAL: Borrower warrants to COFINA that it is in compliance with all federal, state, or local environmental laws relating to or affecting its owned or leased property, which violation would have a material adverse effect on the Borrower’s business or a material adverse effect on the value of the collateral. The Borrower further agrees as follows:
a.	LICENSES: Borrower shall at all times continue to obtain and maintain all licenses, permits, and other approvals necessary to comply with environmental laws and shall at all times remain in compliance with their terms in all material respects. The Borrower shall at all times continue to exercise due diligence to obtain and maintain all licenses, permits, and other approvals necessary to comply with environmental laws.

b.	STORAGE TANKS REGISTERED: All underground storage tanks have been duly registered with all applicable federal, state, and local government authorities. The Borrower has no knowledge of any leaks from any of its above ground or underground storage tanks.
c.	INDEMNITY: Borrower agrees to indemnify, hold harmless and defend COFINA, its successors and assigns, against all liens, liabilities, demands, claims, actions, suits, judgments, expenses (including attorneys’ consultants’, and experts’ fees) paid or asserted against COFINA, its successors or assigns, (or any of the Borrower’s property COFINA has taken title to by foreclosure or otherwise) as a direct result of the Borrower’s violation of any environmental law, including but not limited to the release of any hazardous material, whether or not such violation was caused or within the control of the Borrower. This indemnity shall continue for the benefit of COFINA after the termination of this agreement or other loan documents, including the release of any security interest.
10.	DIVIDENDS AND RETIREMENTS OF EQUITIES: Borrower will not pay cash capital stock nor retire capital stock or equities for cash, in excess of $350,000, without approval of COFINA.

11.	CAPITAL EXPENDITURES: Borrower shall not enter into contracts for building, remodeling, purchasing, or expanding facilities, nor third party lease agreements for terms over one year covering real or personal property, of more than $2,750,000, without COFINA’s approval.

REPAYMENT:	The indebtedness arising from advances made under this agreement shall be paid as follows:
1.	SEASONAL REPAYMENT: The seasonal loan of $4,000,000 shall mature on April 1, 2004.

2.	TERM REPAYMENT: The existing term loan shall be repaid by remittance to COFINA of Thirty-Five Thousand Seven Hundred Dollars, due on or before the day of each and every month, as COFINA may specify. All outstanding loan balances shall be repaid in full on April 1, 2006.

EXPIRATION:	The unadvanced portion of any commitment shall be canceled as indicated below:
Seasonal Loan — April 1, 2004.

DEFAULT PROVISION:	If Borrower fails to pay any amounts on any of the loans when due, or on any other indebtedness of Borrower secured hereby, files a petition for protection under any bankruptcy law, or fails to observe or perform any of the provisions of this agreement, any security agreement, or any mortgage, or any insolvency or bankruptcy proceeding is commenced against Borrower, then Borrower shall be in default. If Borrower defaults, all such loans and other indebtedness shall, at COFINA’s option, be immediately due and payable and COFINA may exercise any legal or equitable remedy it deems appropriate in its sole discretion under the circumstances, including without limitation making a demand for immediate payment of the entire loan amount remaining unpaid and immediately enforcing its rights against the security if such payment is not made. Notwithstanding the foregoing, in the event that Borrower becomes a debtor under any bankruptcy law or similar law affecting creditors’ rights, all such loan and indebtedness shall become due and payable without any notice, demand or other action on the part of COFINA.

Notwithstanding the provisions of this agreement or any promissory notes issued in connection herewith, COFINA shall have the option, in its sole discretion and without any obligation to do so, to make advances to Borrower (or for Borrower’s account) up to the maximum loan commitment hereunder at any time Borrower is in default of any payment obligation hereunder, and such advances shall become an obligation of Borrower and accrue interest under this agreement.

DEFAULT RATE OF INTEREST:	The Borrower’s interest rate shall be increased by two percent (2%) during the time that any principal or interest payment is unpaid after such payment becomes owing or upon any other default by Borrower hereunder. A fifty dollar ($50) administrative fee shall also be paid each time any payment of interest or principal is not paid when due.

FOREBEARANCE NOT WAIVER:	Any forbearance by COFINA in exercising any right or remedy hereunder or under a security agreement, notes, this agreement or any other loan documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy available to COFINA.

SEVERABILITY:	Except as otherwise provided in the succeeding sentence, every provision of this agreement is intended to be severable, and, if any term or provision of this agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. Notwithstanding the foregoing, if such illegality or invalidity would cause COFINA to lose the material benefit of its economic substance, then the Borrower and COFINA agree to negotiate in good faith to amend this agreement in order to restore such lost material benefit.

ACCEPTANCE:	This loan agreement is the full agreement under the terms and conditions of the loan(s). It shall not be modified except in writing. This agreement shall not become effective until it has been signed and delivered in duplicate by Borrower to COFINA, and it has been executed by COFINA.

ACCEPTED AND AGREED TO:		By Direction of the loan committee the 24th day of February, 2003:

COFINA FINANCIAL
By:
	President	By:
By:		Interim President
Secretary
Approved: 2/24/03
Dated:                                         , 2003.
2.10 — Security Requirements

General	Cofina loans are secured by security interests and/or real estate mortgages. Typically, fixed assets secure term loans and current assets secure Operating loans. However, as most lending relationships include short and long-term loans, Cofina normally will cross-collateralize all loans by filing proper real estate mortgages and financing statements, executing security agreements, and obtaining other forms of security.

Obtaining Security	The loan officer is primarily responsible for identifying, recommending, and communicating security requirements for loan and customer relationships. This includes:
•	Evaluating security requirements as part of the credit analysis.

•	Identifying and recommending all security requirements and advance limitations in the credit report and loan agreement.

•	Obtaining legal descriptions and other information necessary to prepare the loan and security documents.

For extraordinary security requirements, the Legal Administrator will obtain help from outside attorneys with the necessary expertise. Outside attorneys must be approved by Loan Committee before they can be utilized.

In those limited cases in which Cofina acts as a co-lender, it will enter into a security sharing agreement with the other lender and will ensure sufficient security filings are in place to protect the loan amount at risk through a mortgage and/or other perfected security agreements.

Once the loan officer has obtained the necessary information, and Loan Committee has approved the recommended loan action, the Legal Administrator prepares the security documents and customer instructions for completing security filings.

Advancing Funds	The loan agreement must identify the requirements for advancing funds to the customer. Generally, all security requirements must be completed before funds will be advanced under new loans.

Funds may be advanced prior to completion of new security in the following exception:
•	There are existing real estate mortgages and security interests in place to adequately collateralize the Cofina loans, before the new security.

Loan Committee must approve all advances prohibited in the limitation on advances portion of the loan agreement and requested prior to completion of required security.

If exceptions to the limitations on advances are requested, the loan officer shall determine the amount of time required to complete the incomplete security from the customer and the attorney working on the security for the customer. The loan officer should have strong assurances that the security can be completed within 90 days. In no event shall exceptions be allowed when there are doubts about Cofina’s ability to properly secure the property.

Security Releases	When a customer requests a security release, the loan officer is responsible for obtaining the necessary information, evaluating the request for its impact of the overall security position, and recommending action on the customer request.

Loan Committee has sole authority to release Cofina security.

Once approved, the matter is passed to the Legal Administrator to process the release.

Security Check List	Cofina requires a “Security Checklist” to be completed by the Legal Administration prior to the new loan set up. The security checklist identifies the dates required loan documentation and legal documents have been received in order to disburse the new loan(s).

The following numbered instructions correspond to the sample Security Check List that follows in this procedure.
1.	Cofina enters the date of loan approval.

2.	Cofina enters the new loan number(s).

3.	Cofina enters the cooperative name.

4.	Cofina enters the city & state of cooperative.

5.	Cofina enters date the completed application was received.

6.	Cofina enters date the signed security agreement was received (if applicable).

7.	Cofina enters date the signed note(s) were received.

8.	Cofina enters date the Guarantee Agreement was received (if applicable).

9.	Cofina enters date the signed loan agreement was received.

10.	Cofina enters date the financing statements (UCC) was filed with the proper state office.

11.	Cofina enters date real estate mortgage was completed (if applicable).

12.	Cofina enters date signed assignments of investments were received (if applicable).

13.	Cofina enters other requirements and date these requirements were completed (if applicable).

14.	Cofina enters initials of personnel checking items.

15.	Cofina enters check off date.

16.	Signed by authorized personnel.

17.	Title of authorized personnel.

COFINA FINANCIAL
SECURITY CHECKLIST

Date of Loan Approval:	1

Loan Number(s):	2

Cooperative Name:	3

City & State:	4
Before a loan is disbursed, Cofina must have the following:
(indicate “received or “not received”)

Application: 5	Security Agreement: 6

Signed Note(s): 7	Guarantee Agreement: 8

Signed Loan Agreement: 9	UCC Filing: 10

Real Estate Mortgage: 11

Assignment of Stock: 12	CHS:	LOL:	OTHER:
Other Requirements: 13

Checked off by: 14	Check off Date: 15

Signature:	16
		(Loan Officer is not authorized to sign off)

Title:	17
(Security checklist is filled out when loan committee approves the loan package and is kept by the Legal Administrator along with the application, credit report, copies of new notes, loan agreement, etc.)
Page -1-

3.0 — Loan Administration
3.01 — Loan File Organization

General	Cofina loan files not only serve the needs of its credit staff and management team, but also the needs of many third parties that have a lending or review role. Providing efficient access to important information depends on consistent loan file organization that is documented, used, and maintained by all users.

File Organization	Cofina utilizes a three-part folder to consistently preserve important documents.

The three parts are used as follows:

Section I

1. Field Visit Memos (left side)

2. Loan Agreement (right side)

3. Security Recap (right side)

Section II

1. Comparatives (left side)

2. Financial Planning Documents (left side)

3. Credit Reports (right side)

Section III

1. Correspondence (left side)

2. Patronage Distribution Notice (right side)

Information presented in these sections is arranged in chronological order.

3.02 — Asset Classifications

General	As of January 31, 1998, the Board adopted the Uniform Classification System (UCS — utilized by federal and state regulated financial institutions). UCS was implemented during 1998. The full UCS definitions are presented in the following procedure.

Cofina’s loan officers are responsible for analyzing and recommending a UCS Classification for each customer obtaining a loan. The loan officer is also responsible for updating the recommended asset quality as changes take place in the customer’s ability to repay the loan.

Classification Factors	The Credit Report provides the basis for classifying loans. Documented credit analysis and related memoranda should appropriately document asset classification issues and recommendations. (See Sec. 2.4).

The customer’s financial performance and projections are considered in establishing asset classifications. Asset classifications are to be consistent with loan performance status designations.

Other considerations when classifying assets include:

• Industry conditions and outlook at time of classification.

• General economic status of the area.

• Adequacy of loan file information.

Non-adverse Classification Categories	Non-adverse classification categories are “acceptable” and “other assets especially mentioned” (special mention or OAEM). However, OAEM are considered to be criticized assets.

Acceptable

Acceptable credit represents non-criticized assets of the highest quality. They do not fit into any other classification.

The following customer ratings within the Acceptable range are utilized by Cofina and are presented in order, from the highest quality to the lowest quality:

•     Customer Rating A1— These customers are classified Acceptable under UCS, but additionally meet all loan underwriting standards generally at the low risk level. Loan structure and documentation is appropriate. In addition, Cofina has strong communication with the customer, which provides the opportunity for a long-term relationship. These customers would be readily financed by other lending institutions.

•     Customer Rating A2—These customers are classified Acceptable under UCS, but additionally meet all loan underwriting standards at the low to moderate risk level range. Loan structure and documentation is acceptable. The customer relationship is satisfactory, with open communication and regular exchange of pertinent information. These customers would be readily financed by other lending institutions.

•     Customer Rating A3—These customers are classified Acceptable under UCS, but may have some loan underwriting standards at the higher risk level. Loan structuring and documentation may include additional covenants. While the customer relationship is acceptable, communication issues and/or loan structuring issues may exist which add credit risk to the relationship. Trends indicate that the customer could deteriorate into the “other assets especially mentioned” classification without changes in operations and repayment capacity over the next one to two years.

Other Assets Especially Mentioned

Assets in this category are currently protected, but potentially weak. These assets constitute credit risk, but not to the point of justifying a classification of substandard. The credit risk may be relatively minor, yet constitutes an unwarranted risk in light of the circumstances surrounding a specific asset. A special mention classification should not be used as a compromise between adversely classified and non-adversely classified.

Special mention loans have potential weaknesses that may, if not checked or corrected, weaken the loan or inadequately protect the institution’s position at some future date. Loans that might be detailed in this category include those that have any deviations from prudent lending practices, including those subject to economic or market conditions that may, in the future, affect the customer. An adverse trend in the customer’s operations or an imbalanced position in the balance sheet that has not reached a point where liquidation is jeopardized may best be handled by this classification. This category should not be used to list loans that bear risks usually associated with the particular type of financing. Any type of loan, regardless of collateral, financial stability, and responsibility of the customer, involves certain risks. A secured loan has a certain risk, but to criticize such a loan, it must be evident that the risk is increasing beyond that at which the loan originally would have been granted. A rapid increase in assets or liabilities without the lender’s knowing the cause, concentrations that lack proper credit support, lack of appropriate collateral analysis or required appraisals, or other similar matters could lead the examiner to question the loan quality and possibly classify the loan as special mention. Loans in which actual, not potential, weaknesses are evident and significant should be considered for more serious classification.

Adverse Classification Categories	Adverse classification categories are “substandard”, “doubtful” and “loss”.

Substandard

These assets are marginally protected by the customer’s current sound worth and paying capacity or the collateral pledged. Assets so classified must have a well-defined weakness or weaknesses that jeopardize debt liquidation. They are characterized by the distinct possibility that the lender will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loan assets, does not have to exist in individual loan assets.

Substandard assets are usually the largest category of adversely classified loan assets, typically representing the secured adverse assets or portions of assets in a portfolio. Substandard assets may or may not be placed in non-accrual status, depending on the operation’s viability and the asset’s performance. Very weak substandard assets sometimes have specific reserves established which represent holding costs or the difference between net realizable value and collateral value for loss loan accounting.

Characteristics of a Substandard asset include:

• Not performing as agreed, but currently adequately collateralized.

• Pledged collateral marginally supports the credit, but collateral value may be declining.

• Operation marginally provides funds required for debt service, and current position analysis indicates a declining trend.

• Nonviable operation, but asset is currently adequately collateralized.

Credit weaknesses are usually described as being either significant or serious. Because circumstances vary widely, much of the difference between significant and serious credit weakness depends on the loan officer’s sound judgment. Significant weaknesses have the potential to become serious and thereby impact the loan’s performance. Serious weakness exists because one credit factor is inadequate, or several factors are weak and have affected the loan and/or the customer’s ability to perform in the future. Substandard assets have serious weaknesses, whereas special mention assets have potential weaknesses.

Doubtful

An asset classified doubtful has all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection in full, on the basis of currently existing facts, condition, and values, highly questionable and improbable. The possibility of a loss is extremely high, but because of certain important and reasonable specific pending factors that may work to the advantage and strengthening of the asset, its classification as an estimated loss is deferred until its more exact status can be determined. Pending factors include proposed merger, acquisition, or liquidation procedures; capital injection; perfecting liens on additional collateral; and refinancing plans.

Doubtful assets generally are not performing as agreed and/or involve a nonviable operation. High probability of loss exists on these assets, but the exact amount is not determinable. (Substandard classification would not communicate the severity of the situation.)

Underlying collateral pledged cannot be assigned specific value because the asset has limited purpose, salability and/or market, or is involved in pending litigation with unknown outcome. Doubtful classification occurs most frequently for unrestructured non-accrual and non-accrual cash-flag restructured assets. Poor credit administration does not justify Doubtful classification.

Loss

Assets classified loss are considered uncollectible when their continuance as bookable assets is not warranted. This classification does not mean the loan or asset has absolutely no recovery or salvage value; quite to the contrary. Cofina will aggressively pursue all available recourse in an effort to ensure the full recovery of this asset’s value. However, its has been determined that booking such value is not consistent with Cofina’s approach to conservatively report this particular asset’s valuation. Losses should be taken in the period in which they surface as uncollectible.

Charge-offs are recognized and booked when the loss becomes known, not necessarily contemporaneous with liquidation of the asset. When determining the amount of loss, consider unpaid principal, accrual interest, accounts receivable, customer stock and amounts recoverable from secured assets.

Split Classifications	Split classifications occur when portions of a loan asset can clearly be separated into different classification categories. On split-classified loans, the remaining classes are designated as “secondary class”. The secondary class is the non-primary class which is a fixed dollar amount and remains constant until the loan is reclassified. Portions of loans, which are placed into secondary classes are to be rounded to the nearest $1,000. Quarterly review split-classified loans to determine if amounts in each class are appropriate.

Only mention and adverse loans may be classified into more than one class (split). Adverse loans may have a portion classified acceptable only if the loan has a valid guarantee, or collateral meets the cash or near cash condition.

Two or More Loans to One Customer	When reviewing multiple loans to a customer, evaluate as one loan unless pertinent facts support a reasonable determination that a particular loan constitutes an independent credit risk. Document facts in the loan file. “Independent credit risk” is an independent income stream (i.e., a guarantee or other source of earnings). The independent income stream must be clearly identifiable, and may not be from entities that are interrelated. Separate collateral positions are not to be considered independent credit risks. This concept generally applies also to loans to one customer from separate lending entities.

Loans to entities in which a customer has partial interest, and another loan to that customer, individually, will be considered as separate lines of credit. Separately evaluate credit factors and classify each loan on its own merits.

Participation Loans	Cofina may have continuing participation agreements with several other lending entities. Pursuant to these agreements, the participating lender (the “Participant”) will acquire a participation in a negotiated portion of loans approved by the participant. Concentration limits will be based by Cofina on its retained portion of a participated loan.

Participation loans are classified based on total credit extended by all lenders involved. The loan amount is the outstanding amount carried by Cofina as of the review date.

Loan Performance Classifications	Appropriate loan performance classifications assure proper accounting placement of loans. Credit staff recommends and Loan Committee approves loan performance classifications based on the risk codes and their respective GAAP definitions as presented in the non-performing loan procedure.

3.03 — Portfolio Monitoring

Portfolio Quality Standards	Risk can change after a loan is originated, however, the overall level of higher risk, adversely classified loans are kept within the following standards established by the Board.

• Non-Adversely classified credit (Acceptable and OAEM) shall represent no less than 85% of the outstanding volume of accruing loans in the COFINA portfolio.

• Doubtful and Loss classified credit shall represent no more than 5% of the outstanding volume of accruing loans in the Cofina portfolio.

Management shall report on the quality of the asset portfolio on a quarterly basis to the Board of Directors. In addition, if the portfolio falls out of compliance with these standards, management will develop a plan to bring asset quality into compliance with these portfolio standards in a reasonable period of time. Progress on the plan, including current portfolio asset quality, will be reported to the Board on a monthly basis.

Annual Review	On an annual basis, Cofina will be reviewed by its banks who will do random checks of classification and servicing compliance in accordance with the guidelines in this manual.

Management shall prepare a formal response to the bank reviews for the Board of Directors.

3.04 — Customer and Loans Servicing

General	Cofina places a strong emphasis on communicating with customers, Board, and management about operating performance and financial position. Critical analysis and positive reinforcement benefit the customer and can have positive effects on the loan relationship. Loan officer’s objectives in customer servicing is to clearly identify expectations, identify, and address problems at their beginning, and counsel customers on solutions before problems affect the quality of the loan relationship.

Customer Servicing Tools	Cofina utilizes the following tools in its customer servicing, to increase communications, and to document expectations:

•    A thorough understanding of customer operations, financial position, and financing needs through analysis of customers – supplied financial information. Customers are required to submit monthly financial statements, including aging of accounts receivable, within 35 days following the close of the month. Non-compliance is a violation of the loan agreement and must be reported to the loan committee. These reports are compared to the entities financial projections for the current year and to the previous year’s performance.

•    Regular discussions with customer, Board, and management about historical operating, financial, and loan performance, including how Cofina evaluates operations and financial strength. Each customer should be visited at least once every twelve months.

•    Other customer related contacts for audit meetings, annual meetings, and discussions with third parties (auditors, joint venture partners, other lenders, etc.) with important relationships with the customer.

• Contemporaneous records of telephone conversations and customer meetings.

•    Follow-up letters to customers when meetings or discussions have an important impact on expectations for loan performance. These letters should highlight important points of the customer discussions and identify customer and Cofina commitments to action.

•    Written Loan Service Plans for loans that are large or with operating or financial problems which could translate into loan performance problems. Typically, Loan Service Plans are prepared in conjunction with loan renewals and are mandated for those accounts UCS rated M4 or weaker. (See also Sec 3.05). An example of a Loan Service Plan is attached to this procedure.

      Cofina views OAEM classified loans as transitional. This classification may come about from an unusual event such as a merger or consolidation, operational setback, or external event. The Loan Servicing Plan should be designed to restore the loan to fully acceptable classification within one year. Provided such plan is not achieved, the loan may become an adversely classified loan.

•    Tailored Loan Agreements which adequately covenant for customer weakness to maintain sound loan administration and which document customer identified actions to resolve operating, financial, or loan performance problems according to a mutually agreeable timetable.

When customer-servicing efforts can no longer maintain credit quality or the customer’s long-run viability deteriorates, Cofina must explore its loan servicing options.

Cofina’s objective is to initiate loan servicing efforts before loan repayment is in jeopardy. When loan repayment is doubtful, Cofina’s objective is to maximize its collections.

Loan Servicing Alternatives	Loan officers must report to the Loan Committee details of loans that no longer justify an Acceptable, non-criticized asset classification as soon as such information becomes available.

The Loan Committee must approve the loan servicing action to be taken.

The Loan Committee will also determine the date the loan officer must report back to update it on the progress of the loan servicing action.

Cofina loan servicing alternatives may include the following:

•    Customer Actions — Cofina may counsel customers to seek other financing or structural options. Options may include a partial or complete refinancing with another financial institution or a merger, sale, or liquidation of a portion or all of its assets (businesses) with another cooperative, LLC, or private enterprise. Subsequent loan actions may be predicated on customer commitments and actions to implement such agreed upon strategies, offer additional collateral, or agree to other terms and conditions as deemed appropriate.

•    Loan Extensions — Any extension represents a credit decision that should be supported by existing or new collateral and a clearly identified source of repayment that Cofina controls through existing or new security filings.

•    Loan Restructuring — Cofina may choose to restructure loans with customers to convert Operating debt to term or lengthen maturity, provided the restructured loans remain within the customer’s repayment capacity and the loans remain well secured. Cofina typically requires customer actions, which will improve not only the customer’s operating and financial position, but will also maintain or improve asset quality.

• Collection – Cofina will pursue legal collection efforts when appropriate to enforce customer performance on loan agreements or to prevent losses on loans. (See Sec 3.05).

Documentation	Each loan servicing action should be documented in a report or memorandum which explains the customer’s financial position, the credit situation, past customer servicing activities, and the alternatives explored prior to selecting the recommended course of action. The length and detail of the report should correspond to the severity of the recommended loan servicing action and the complexity of the customer relationship. The document should be maintained in the Credit File.

Cofina Financial
Loan Service Plan

Account:		UCS Rating:

Loans ~	Operating Amt	Term Amt:

	Operating Balance	Term Balance:

Attributed Loans

Amount in Participation:

General Trend	Improving	Static	Declining
Relationship Goal	Continuing	Limited	Collection
Servicing Objective(s) and Strategy(ies)
Overall Objective:
Internal Strategy:
External Strategies with Customer Involvement/Commitment:

Expected Outcome(s):
Approvals:

Loan Officer:	Date:

Chief Credit Officer:	Date:

Credit and Loan Participation Manager:	Date:
Monthly Progress and Result:

3.05 — Collection Procedures
General	In its simplest form, Cofina works toward the collection of its outstanding receivables on a regular basis. The success of all lending institutions can be summarized in its ability to extend funding to patrons and, in turn, collect repayments of such funding on a scheduled and profitable basis.

There are those occasions in which such collection efforts demand a “termination” date; a date in which a specific patron’s outstanding financial obligations to Cofina must be satisfied.

The termination process is driven by Cofina’s priority to ensure the timely collection of all monies owed. If during normal asset quality reviews, Cofina determines the collection of an outstanding receivable may be in question, a “Termination/Collection” process may be initiated.

While the steps are progressive in nature, the termination process is sensitive to, among other factors, the degree and perceived timeline of expected asset deterioration, the asset’s level of cooperation, and the asset’s ability to secure alternative funding to satisfy its obligations to Cofina.

As such, the collection process may or may not involve all the steps outlined below.
•	Loan Service Plan

•	Collateral Schedule

•	Custodial Agreement(1) – Attached

•	Cash Collection and Distribution Request(1) – Attached

•	Liquidation Notification(1) – Attached
Guidelines

Loan Service Plan
The attached Appendix is a template. As such, conditions may demand modification to its format and content. Such changes will be initiated by the assigned Loan Office and reviewed by members of Loan Committee and, when applicable, legal counsel.

•	Loan Service Plans are required for all accounts UCS rated M4 or weaker. They must be prepared immediately following receipt of information indicating deterioration in the customer’s financial position that would result in a downgrading of its UCS rating. Loan Service Plans are also required when a time specific loan covenant is found to have been violated.

•	A Loan Service Plan is authored by the loan officer and is designed to formally outline a “plan of action” to address such deficiencies. It is then presented to the Loan Committee for its review and approval.

•	Dependant upon the depth of perceived deterioration, any of the following actions may be outlined in the Loan Service Plan.
1)	Continued internal monitoring of the asset’s performance

2)	An internal review and update of all security filings, to include but not limited to, a listing and investigation of all PMSI filings, mortgages and guarantees.

3)	The scheduling of a meeting with the cooperative’s board and management to discuss the assets deterioration. and give formal notice of corrective action to be taken.
▪	Loan Covenant violations are to be documented and possible consequences of such violations are to be shared with the asset’s leadership team.
4)	The scheduling of a visit to the cooperative’s location(s) to review and document the condition of all Cofina secured assets.

5)	Requiring a Business Plan update, outlining both activities and timelines in which actions will be taken to correct financial performance

▪	This may include the liquidation of non-performing assets in which all cash received will be forwarded to Cofina to pay down the debt obligation(s) owed to Cofina.
6)	Establish and communicate a timeline in which the cooperative will secure an alternative source of funding albeit a new lender, a merger partner or full liquidation.
▪	Instruct both management and the board members that a “Letter of Intent” will be required of the alternative source of funding, addressed to the borrower, outlining the terms of the new funding and timeframes in which such financial arrangements will be executed. Cofina will outline a timeframe in which such a notice must be completed and shared with Cofina.
7)	Increased monthly reporting requirements which may include a Collateral Schedule – defined below
8)	The execution of a Custodianship agreement – defined below.
9)	Outline the execution and implementation of a Cash Collection and Distribution Request process – discussed below
10)	The Liquidation of the cooperative – also discussed below.
Collateral Schedule
•	While Cofina completes an internal Collateral Schedule during the loan review process, the fluid nature of current assets may require increased reporting during periods of increased financial stress.

•	The original Collateral Schedule outlines summarized asset and liability totals. Such totals are then discounted and utilized to identify potential Cofina exposure.

•	Subsequent Collateral Schedule(s) call for a more detailed reporting of Current Assets and Liabilities. From this information, Cofina is able to better judge the status of its UCC-1 secured collateral.

•	The timeliness of such additional reporting is directly dependent upon the severity of perceived asset deterioration, as well as, the seasonal and cyclical nature of the asset’s business structure. For example, a stressed account with a heavy agronomy-related inventory base would require close monitoring during both the fall and spring agronomy seasons in order to properly monitor changes in both inventory and account receivable issues.

•	Itemized and discounted assets are compared to the cooperative’s current obligations to determine what excess value, Collateral Cushion, is available to minimize Cofina’s risk exposure.

•	It should be noted that in most cases, Cofina has a superior collateral position when compared to other Obligors. The intent of including subordinated obligations is to better understand working capital needs required for continued operations.
Custodianship Agreement

•	A Custodianship Agreement is designed to ensure Cofina has an agent in place to both monitor and facilitate the day-to-day financial activities as they directly and indirectly effect Cofina’s security position. This agent monitors all asset transfers and communicates such transfers to Cofina.

•	One tool available to the assigned Custodian is a weekly form called the Cash Collection and Distribution Request worksheet. This is to be completed by the Custodian prior to any cash distributions. The intent of the worksheet is to outline what cash inputs (sources of cash) and what cash outputs (cash uses) are expected in a given time frame.

•	This worksheet is submitted prior to any cash distributions and may be complemented by a local Cofina signatory bank account in which all cash is deposited, held and, if approved by Cofina, redistributed – the Cofina approved Custodian acting as signatory agent in managing this bank account.
Full Liquidation
•	Should the loan officer, with the approval of the Loan Committee, determine it is both feasible and prudent to liquidate the cooperative, a Liquidation Notice will be forwarded to members of the cooperative’s leadership – to include management and the cooperative’s board of directors.

•	Cofina has not found it necessary to force the liquidation of any cooperatives. However, Cofina has reviewed this process with legal counsel and is prepared, in a “worst case” scenario, to execute such a process in order to properly protect Cofina’s business position.
Throughout this process, the assigned loan officer, along with other members of the Cofina team, may be called upon to attend Board Meetings, Patron Meetings and other such business meetings in which Cofina’s interests are concerned. All such meetings are to be properly recorded in the Asset’s Service File and approved by members of the Loan Committee.

It should be noted, the assigned loan officer will be tasked with ensuring open lines of communication are maintained between the loan officer, members of loan committee and designated members of the cooperative’s leadership team. All such communications will also be recorded in the Assets’ Service File for reference.

If at any point in time the asset’s performance returns to what may be termed by Loan Committee a satisfactory level, the Collection Process may be suspended or terminated

Custodianship Agreement
     THIS AGREEMENT, made and executed this                      day of                     , by and between Name of Cooperative, (Association) a cooperative association of and existing under the laws of the state of XXXXXX;                                          (Collateral Custodian) and Cofina Financial, St. Paul, Minnesota, (COFINA), a corporation organized under the laws of the United States.
WITNESSETH:
     WHEREAS, COFINA has loaned a sum of money to the Association and while it may make additional loans to the Association, COFINA has communicated its concerns about the Association’s viability to the Board of Directors and COFINA desires to bring its lending relationship with the Association to an orderly and mutually agreeable conclusion; and,
     WHEREAS, COFINA desires the ability to more closely monitor the status of the collateral pledged as loan security; and,
     WHEREAS, The Association is agreeable to granting this additional monitoring by COFINA; and,
     WHEREAS, It is the intention of the parties that in consideration of said loans, the Association shall make reports to COFINA on the Association’s assets and collateral in the manner and form directed by COFINA, and authorize the establishment of a custodian deposit account; and,
     WHEREAS, It appears that the aforementioned can best be effected by the employment of a collateral custodian.
     NOW THEREFORE, In consideration of the premises, the mutual promises herein contained, and loans made to the Association, which loans enhance the financial position of the Association, it is mutually agreed by and among the parties hereto as follows:
1.	COFINA does hereby appoint, and the Association does hereby consent to the appointment of , as Collateral Custodian to have and to exercise the rights, powers, duties and authority contained in this agreement, and the Collateral Custodian does hereby accept said appointment and agrees to perform faithfully the obligations and duties under this agreement.

2.	As deemed advisable and necessary by COFINA or as requested by the Association, the Association does hereby consent to the subsequent appointment of Deputy Collateral Custodian(s) are herein collectively referred to as “Custodian”.

3.	The Custodian shall submit to COFINA such reports as COFINA may from time to time request. In addition, the Custodian shall report on any activities which may affect the interests of COFINA.

4.	COFINA may, as it deems advisable to monitor and protect the collateral pledged as loan security, assign to the Custodian new duties or revoke instructions previously given by giving to the Custodian written notice of such suspension or change.

5.	The Custodian shall give bond for the faithful performance of the duties and obligations hereunder in favor of COFINA in such amounts and in such form as may be required by COFINA. All costs and expenses, including bonding expenses, incident to or connected with the services to be performed by the Custodian under this agreement, and the Custodian’s compensation therefore, shall be borne by the Association and shall be matters exclusively between the Custodian and the Association.

6.	The Custodian may, in addition to the duties assigned by COFINA, be at the disposal of the management of the Association and perform such duties as may be required so long as the duties do not conflict with the duties for COFINA.

7.	This agreement shall become effective at the opening of business on the day of , 2001. The Custodian shall continue in office until the appointment shall be terminated by written notice from COFINA to the Custodian or until the Custodian resigns by giving COFINA fifteen (15) days written notice of resignation. The termination of the agreement, however, shall not relieve the Custodian from any liability, which may have previously been incurred, to COFINA or the Association. In case of the absence or incapacity of the Custodian or upon the termination of the services, COFINA may designate a substitute Custodian, and may likewise designate a successor to any such substitute Custodian. COFINA agrees to terminate this agreement at any time all of the Association’s indebtedness to COFINA shall be fully paid or at the discretion of COFINA as such earlier time as requested by COFINA.

8.	COFINA may, at its discretion, establish a deposit account at the Association’s bank of deposit with COFINA and/or Custodian named as creditor of the account. Upon written request of COFINA, the Association shall make daily deposits in said account of all checks and proceeds which are subject to COFINA’s security filings and which are acquired by the Association in its normal course of business. COFINA may then, at its discretion, (1) allow the funds in said account to be directly deposited into the

Association’s account; (2) allow the funds to remain in said account for a reasonable period of time, and advise the Custodian as to the transferring of funds into the Association’s account; or, (3) apply the funds to the Association’s loan with COFINA. In the event alternative (1) or (2) is in effect, the parties agree that the funds will at all times be considered owned by the Association, subject to the security interests of COFINA
     IN WITNESS WHEREOF, The Custodian has executed these presents and the corporate parties hereto have caused these presents to be executed by their duly authorized officers as of the date first above written.

BY:	BY:	BY:

Cofina Financial, LLC		Board Pres. – Typed Name

Loan Officer .	Its Custodian	Cooperative Name

Source and Use of Funds
Weekly Operating Budget

Week Ending:

Sources
Normal Cash Sales

Normal Accounts Receivable Collections

Special Sources

~ Describe if Material

Total Sources	$0.00

Uses
Payroll

Taxes

Utilites

Insurance

Trade Payables

Agronomy Products

Petroleum

C-Store Products

Other

Other Uses

~ Describe if Material

Total Uses	$0.00

Cash Increase/(Decrease)	$0.00

Present Cash Balance

Date:

LIQUIDATION AGREEMENT
          This Agreement is entered into as of this       day of August, 2001 by and between COFINA FINANCIAL, located in St. Paul, Minnesota, a Minnesota cooperative association, (“COFINA”), and (Legal Name of Cooperative)., located in (City), (Sate), a (State) cooperative association (“City”).
          A. (City) is indebted to COFINA pursuant to a Promissory Note dated                      in the original principal amount of                      (the “Term Loan Note”), a Promissory Note dated                                          in the original principal amount of                      (the “Seasonal Loan Note”) and a Loan Agreement dated                      (the “Loan Agreement,” and together with the Term Loan Note and the Seasonal Loan Note, the “Credit Documents”). All advances under the Credit Documents, together with daily interest, accruals, fees, costs and expenses are hereinafter collectively referred to as the “Indebtedness.”
          B. As of                                         , the total principal Indebtedness was                      , plus unpaid and accrued interest, and other charges and fees which are due and owing.
          C. The Indebtedness is secured by, among other things, a perfected security interest in all real estate, inventory, accounts, equipment, investment property and general intangibles of (City) (the “Collateral”) pursuant to various mortgages, security agreements, assignments and other documents in favor of COFINA (the “Security Documents”).
          D. (City) is in default under the Credit Documents and COFINA has demanded immediate payment of the Indebtedness.
          E. (City) has acknowledged its financial difficulties and has represented to COFINA its desire to liquidate its assets. COFINA has consented to a winding down of (City) business and orderly liquidation on the terms and conditions set forth below.
          NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties agree as follows:
          1. (City) acknowledges that the Indebtedness is due and owing, without defense, offset or counterclaim, and is secured by the Collateral.
          2. (City) may continue its business operations to the extent reasonably necessary to liquidate its assets and wind down its affairs in a timely manner until                      provided that it complies in all material respects with a Budget to be received and accepted by COFINA on or before                      (the “Budget”). Notwithstanding the preceding sentence, (City) shall liquidate its assets as promptly as possible, and shall collect accounts receivable owed by its members in a prompt manner. When selling goods to members carrying a past due balance, (City) will sell on COD terms only. No Collateral with a market value greater than $5,000 may be sold, other than in the ordinary course of business, by (City) without the prior written approval of COFINA. (City) shall pay the Indebtedness in full on or before                                         .
          3. On or before                                         , (City) will provide COFINA with copies of fully executed and effective purchase agreements satisfactory in all respects to COFINA in its discretion, whereby a purchaser has agreed to purchase (a)                                         ’s assets described generally as the convenience store and related inventory for a cash amount not less than $                    , to be fully paid not later than                      and (b) (City)’s assets generally described as its agricultural service operations (including bulk fuel, LP fuel, feed, and (City)’s interests in                                         ) for a cash amount not less than $                    , to be fully paid not later than                     .
          4. (City) shall establish an account at a bank of COFINA’s choice in the name of COFINA and for the benefit of COFINA (the “Collateral Account”). All proceeds from (City)’s sale of assets and collection of accounts shall be deposited by (City) into the Collateral Account on a daily basis.
          5. (City) acknowledges that it currently has cash on hand of $                    . (City) agrees to deposit all cash on hand in the Collateral Account immediately.

          6. (City) shall not incur any expenses except for those which are both (i) set forth in the Budget and (ii) reasonably necessary to wind down its business (the “Necessary Expenses”). The Budget shall set forth the Necessary Expenses which (City) expects to incur on a weekly basis. Provided that no default has occurred hereunder, on the first day of each week COFINA may in its discretion release from the Collateral Account to (City) funds in the amount necessary to pay the Necessary Expenses for the week, as set forth in the Budget, which funds shall be used by (City) for payment of the Necessary Expenses.
          7. Any amounts deposited into the Collateral Account may be applied to the Indebtedness at any time in COFINA’s discretion.
          8. (City) agrees to permit COFINA, and its respective officers, employees and agents, to have full access to (City)’s books, records and properties for the purpose of verifying (City)’s compliance with the terms of the Credit Documents and this Agreement.
          9. All moneys received by COFINA on account of the Indebtedness from (City) shall be applied to the Indebtedness in a manner at COFINA’s sole discretion.
          10. (City) agrees to execute and deliver such agreements and other documents and to take such other actions as COFINA may in its discretion require to order to assure that COFINA holds a first priority perfected security interest in the shares of stock in                                          owned by (City), and to ensure that all dividends or distributions on such stock are made directly to COFINA.
          11. Except as expressly modified by this Agreement, all provisions of the Credit Documents and the Security Documents, and all other documents in favor of COFINA remain in full force and effect. COFINA reserves its rights at any time to exercise all of its rights and remedies under the Credit Documents and the Security Documents and all other security agreements, documents and instruments given to COFINA to secure the Indebtedness, whether or not (City) has complied with its covenants and obligations under this Agreement, the Credit Documents or the Security Documents. (City) shall, upon its default hereunder (which defaults shall include, without limitation, (City)’s failure to compete liquidation of its assets by the date set forth in the first sentence of paragraph 2, above), (a) deliver all of the Collateral to COFINA, (b) permit COFINA to use (City)’s premises for the purposes of the enforcement and foreclosure of COFINA’s security interest in the Collateral and otherwise cooperate in COFINA’s efforts for foreclosure its security interest in the Collateral, (c) upon request of COFINA, provide COFINA with deeds in lieu of foreclosure or similar or related documents appropriate to permit COFINA to assume or transfer ownership of the Collateral without resort to a foreclosure process (d) perform such other actions as COFINA may in its discretion request in order to facilitate COFINA’s exercise of remedies with respect to the Collateral.
          12. Contemporaneously with the execution hereof, (City) has delivered to COFINA financial statements through                                         , including a full aging of accounts receivable with addresses and account numbers and a full itemized listing of all accounts payable with names and addresses of creditors. During the term of this Liquidation Agreement, (City) shall also deliver the following documents to COFINA: a daily inventory report, a daily sales report and a daily expenses report, a weekly accounts receivable listing and a weekly accounts payable listing, all to be signed by (City) and delivered by 10:00 a.m. on the next business day following the day of such report or week of such listing. (City) agrees to execute and deliver such other and further documents or reports as COFINA may request from (City) to execute, perfect, evidence or otherwise implement the agreements set forth in this Agreement. Without limiting the generality of the foregoing, (City) agrees to prepare and deliver to COFINA collateral reports and such other financial and operating reports as COFINA may from time to time request.
          13. In consideration of the execution of this Agreement, (City), on behalf of itself, its officers, agents, insurers, successors and assigns, releases, acquits and forever discharges COFINA, and its respective officers, agents, insurers, successors and assigns, of and from any and all manner of action or actions, suits, claims, damages, judgments, levies and executions, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect, which (City) ever had, has, or may have or claim to have against COFINA or its respective officers, agents, insurers, successors and assigns, for, upon or by reason of any matter, act or thing prior to the date of execution of this Agreement.
          14. No modifications or amendments to this Agreement may be made except in a writing signed by all parties hereto.

          15. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimiles or other photocopies of executed signature pages to this Agreement shall be considered originals.
          16. This Agreement is made and entered into in the State of Minnesota, and the laws of Minnesota shall govern its enforcement and performance.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COFINA FINANCIAL, LLC
By

Its

Cooperative Name, City, State
By

Its

The undersigned hereby agrees,
in his personal capacity, that

will make the deposits required
by paragraphs 4 and 5 of the
foregoing agreement.

3.06 — Customer Concentration
General	Cofina sets limits on loan concentrations with individual credit risks. This concentration is measured against the existing risk funds. Risk Funds are defined as the capital plus allowance for loan loss.

Guidelines	Cofina will limit its loan exposure to no more than 25% of its Risk Funds in any single credit exposure. Such exposure will include all commitments to that customer and may include guarantees from that customer to other customers or commitments to another customer in which the first customer owns 50% or more of the second customer.

Cofina will limit its loan exposure, further, as a customer migrates toward a criticized asset with no more than 15% of its Risk Funds in a single credit exposure classified as Other Assets Especially Mentioned or Substandard.

The maximum loan amounts Cofina will originate before participation is required are as follows:

Customer Rating A1:	$10,000,000
Customer Rating A2:	$8,000,000
Customer Rating A3 or below:	$6,000,000
Cofina will secure participation relationships to carry the balance of loans in excess of these amounts. Such participation agreements will be put in place no later than 90-days beyond the loan origination date. Cofina will serve as the servicer of the loans and maintain the relationship with that customer.

Loans in Minnesota and Wisconsin will be limited to no more than 45% of loan volume. All other states will be limited to 35% of total loan volume. New loan relationships to be established outside of Cofina’s current trade territory will be limited to no more than 15% of Risk Funds during the first two years of Cofina’s operation under the SPC agreement and no more than 35% of Risk Funds thereafter.

All new loan relationships will be limited to accounts with evidence of exceptional performance.
3.07 — Reserve Guidelines
General	Cofina uses UCS classifications, Customer Ratings, and the following general reserve guidelines to arrive at a proper valuation for individual assets in the portfolio and the overall portfolio value.

This procedure identifies the reserve guidelines for each UCS asset classification category.

Loss Reserve Guidelines	Cofina recognizes the importance of building adequate loss reserves. At the same time, accurately estimating future losses is imprecise. Therefore, a 2% loss reserve is applied to the outstanding balance of each of the following asset classifications to determine a target general reserve for losses:
•	Acceptable assets

•	Other assets especially mentioned

•	Substandard assets

•	Doubtful assets
For all Obligors classified as “Loss”, the required reserve is 20% of the outstanding Principal Balance or the actual expected loss amount, whichever is greater.

Management will periodically evaluate the adequacy of the general and specific reserves and recommend changes in addition to reserves, as necessary.

4.00 — Legal Documentation
4.01 — Legal Documentation Overview
General	Sound legal documentation is an important part of credit administration practices as appropriate and accurately prepared legal documents protect the rights of Cofina if issues arise.

The documentation process begins with the Loan Agreement as presented in Section 2.08. The following sections identify other important documents which address specific collateral or other legal needs.

4.02 — Real Estate Mortgage Documentation
General	Cofina uses a standard real estate mortgage for securing real property offered by customers as collateral for Cofina loans. Even though collateral through acquisition of real estate is seldom necessary in Cofina relationships with customers, it is vitally important that this secondary source of repayment is perfected in a manor that protects the interests of Cofina and its shareholders.

Although the real estate mortgage is drafted by Cofina staff, the customer is responsible for hiring local counsel to update abstracts and issue an attorney’s opinion or obtain title insurance to complete the mortgage filings.

Mortgage Instructions	The following numbered instructions correspond to the sample Real Estate Mortgage that follows in this procedure.
1.	The customer or mortgagor enters the date the mortgage is made and executed.

2.	Cofina enters the accurate legal name of the customer/ mortgagor.

3.	Cofina enters the state location of the customer/mortgagor.

4.	Cofina enters the post office address of the customer/ mortgagor.

5.	Cofina enters the amount of the real estate mortgage based on the amount specified in the loan agreement as directed by the Loan Committee.

6.	Cofina enters the County and State location of the mortgaged property.

7.	Cofina enters the full legal description of the mortgaged property.

8.	Cofina enters the amount, and types of loan(s) information as specified in the loan agreement.

9.	Cofina enters the name of the customer/mortgagor.

10.	The customer/mortgagor executes the real estate mortgage by having two authorized officers sign the mortgage and their signatures notarized.

11.	Cofina enters the customer/mortgagor name and state location.

12.	The county agent or other official responsible for mortgage recordings certifies that the mortgage has been properly recorded in the county office.

REAL ESTATE MORTGAGE
     THIS MORTGAGE, made and executed this [ 1 ], by [ 2 Borrower] a cooperative corporation, organized under the laws of the State of [ 3 ], Mortgagor, whose post office address is [ 4 ], to COFINA FINANCIAL, a Minnesota corporation, whose post office address is Post Office Box 64089, St. Paul, Minnesota 55164-0089. For the purpose of securing payment of an indebtedness from the Mortgagor to the Mortgagee in the principal sum of [ 5 ] Dollars [$ ] and interest thereon, and any future advances or readvances made by Mortgagee to the Mortgagor nor exceeding the aggregate amount outstanding at any one time the said principal sum, and interest thereof, Mortgagor does hereby grant, bargain, sell, and convey, to the Mortgagee, its successors and assigns, forever, all that certain real estate located in the County of [.6.] State of [..6..] described as follows:
7 [ Legal Description or attached Exhibit]
     TO HAVE AND TO HOLD THE DESCRIBED REAL ESTATE, together with all the tenements, hereditments and appurtenances belonging or in anyway pertaining to the same, to the Mortgagee, its successors and assigns forever. And the Mortgagor covenants with the Mortgagee, its successors and assigns, as follows: That it is lawfully seized of the described premises; that it has good right to convey the same; that the same are free from all encumbrances; that the Mortgagee, its successors and assigns, shall quietly enjoy and possess the same; and that the Mortgagor will WARRANT and DEFEND the title to the same against all lawful claims.
     THIS MORTGAGE is given to secure the indebtedness evidenced by a note or notes made by the Mortgagor to the Mortgagee, described as follows:

Amount	Interest Rate
$[ 8 ] — Operating	Variable Rates of Interest as the Mortgagee’s Board of Directors shall from time to time prescribe.
$[ 8 ] — Term
With interest payable monthly on the day of each and every month, as Mortgagee shall specify, of each year, and to secure all renewals and extensions of the described notes.
     THIS MORTGAGE is further given to secure such advances and readvances as the Mortgagee may make to the Mortgagor from time to time, it being agreed that if partial payments shall be made on the indebtedness at any time readvances may be made by the Mortgagee to the Mortgagor, and that all advances, readvances, and loans shall be secured by this mortgage within the limits of the principal sum.
     FUTURE advances or readvances shall be evidenced by a note or notes, made by the Mortgagor to the Mortgagee. This mortgage is given to secure all future notes, with interest thereon, as well as the note or notes now existing.
     THIS MORTGAGOR FURTHER COVENANTS AND AGREES:
     1. That the indebtedness evidenced by the note or notes described herein, and any indebtedness which may be evidenced by any note or notes in renewal thereof, of which may result from further and future advances may be made by the Mortgagee to the Mortgagor and secured by this mortgage as herein provided, shall be repaid to the Mortgagee in accordance with the terms of the note or notes evidencing such indebtedness, and the Mortgagor hereby agrees that nothing in any agreement between the Mortgagor and Mortgagee shall be construed as limited, modifying, or restricting the right of the Mortgagee to demand payment of said indebtedness in accordance with the terms of the note or notes evidencing the same.
     2. That it will pay both principal and interest to the Mortgagee at its office in the City of Inver Grove Heights, Minnesota, in lawful money of the United States of America, according to the terms and conditions of the note or notes secured by this Mortgage, at the time and in the manner above specified, together with all costs and expenses of collection, if any there shall be.
     3. That all checks or drafts, delivered to the Mortgagee for the purpose of paying any sum or sums secured hereby will be paid upon presentment, and that all agencies used in making collections thereof, including those agencies transmitting the proceeds of such items to the Mortgagee, shall be considered agents of the Mortgagor or anyone by or on behalf of whom payment is sought to be made.
     4. That no extension, assignment, or transfer of the above-described note or notes shall be considered as a discharge hereof or waiver of any default hereunder. No delay of the Mortgagee in asserting any right accruing by virtue of any default in any condition hereof shall be construed as a waiver of such default, nor shall any waiver or any default in any condition hereof be construed as a waiver of such condition or of any other term or condition hereof or right hereunder.
     5. That it will maintain its corporate existence and operate its business as a cooperative association at all times that indebtedness secured by this mortgage shall remain unpaid.
     6. That it will insure and keep insured buildings and other improvements now located on, or which may hereinafter be located on, the premises covered by this mortgage, against loss and damage by fire and windstorm, and such other risks as from time to time may be required by the Mortgagee, and in forms and amounts and with companies satisfactory to the Mortgagee, with clause executed and attached making loss, if any, payable to the Mortgagee as its interest may appear in said property at the time of loss; each policy evidencing such insurance to be delivered to the Mortgagee. The Mortgagee may apply loss funds received to any indebtedness secured hereby.
     7. That it will pay when due all taxes, liens, judgments, or assessment which have been or may be lawfully assessed or levied against the property herein mortgaged and that it will pay when due all licenses or fees legally owing by or chargeable to the Mortgagor.
     8. That in the event it fails to maintain insurance as hereinbefore provided or fails to pay when due any taxes, liens, judgments, assessments, licenses, or fees legally owing, the Mortgagee may provide such insurance and make such payment, and the sum paid therefore shall become a part of the indebtedness secured hereby, shall bear interest from the date of payment at the rate of seven percent (7%) per annum, and shall be immediately due and payable.
     9. That it will keep all buildings and equipment subject to this mortgage in good and substantial repair during the continuance hereof and will not cause, suffer, or permit waste thereof.
     10. That the Mortgagee may, at the Mortgagor’s cost, examine the books, records, and documents of the Mortgagor and make reasonable recommendations as to business practices in the conduct of the Mortgagor’s business, which shall be promptly adopted and, in good faith, carried out by the Mortgagor.
     11. That it will execute such further and additional documents or instruments or do so perform all such acts as may be reasonable requested by the Mortgagee further to perfect its title as Mortgagee to any of the property hereinabove described.
     12. That it will not, during the existence of any part of the lien herein provided for, sell, lease, or assign all or any part of the property herein described without the written consent of the Mortgagee, its successors or assigns all or any part of the property herein described without the written consent of the Mortgagee, its successors or assigns, approving such sale, lease or assignment. This limitation on the power of alienation shall not be exhausted by use, but shall be continuous so long as any part of the lien herein provided exists.
     13. That if the premises herein described be acquired, in whole, or in part, by anyone who does not assume and agree to pay this mortgage, the whole of said mortgage indebtedness shall be come due at the option of the Mortgagee.
     14. That if there be any security other than this mortgage for the indebtedness secured hereby, then upon default, the Mortgagee may proceed upon this and any other security, either concurrently or separately, in any order that said mortgagee may elect.
     15. That no remedy herein conferred on or reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder and now or hereafter existing at law or in equity or by statute.
     16. That all of the rights, privileges, and powers herein vested in the Mortgagee shall inure to, and may be exercised by, any subsequent holder of the note or notes, or any renewals thereof, hereby secured, and this mortgage shall be binding upon the successors and assigns of the Mortgagor.
     17. That the Mortgagor shall receive any sums payable under or arising out of any eminent domain proceedings affecting the whole or any part of, or any interest in, the real estate covered by the mortgage. All such sums are hereby assigned by the Mortgagor to the Mortgagee and when received by the Mortgagee may be applied on the indebtedness secured by this mortgage in such manner as the Mortgagee may elect.
     18. That in the case of the non-payment of any indebtedness secured hereby, including any sums advanced for payment of insurance premium, taxes, liens, judgments, assessments, licenses, or fees, in accordance with the terms of this mortgage or in case of the failure of the Mortgagor to keep or perform any other covenant, agreement, stipulation, or condition herein contained at the option of the Mortgagee, its successors or assigns (notice of such option being hereby expressly waived) the entire principal sum secured by the mortgage, together with all accrued interest thereon, shall be deemed to have become due, without notice; and thereafter such principal sum shall bear simple interest at the rate shown above, to be secured by this mortgage. Either (1) the whole of said principal sum, when so deemed due, together with all other sums due hereunder, all with interest thereon as provided in this mortgage, or (2) any sums which may be past due hereunder without accelerating the maturity of the whole debt hereby secured, with interest on such past due sums as provided herein, shall be collectible in a suit at law, or by foreclosure of this mortgage. Whenever the said principal indebtedness has become due, by acceleration or otherwise or whenever any sum secured hereby has become past due, it shall be lawful for said Mortgagee, its successors and assigns to sell and convey the said real estate, with its appurtenances, at public auction as provided by the statutes; and on such sale, to make and executed to the purchaser its, his or her assigns, forever a good and sufficient deed of conveyance pursuant to statutes. Out of the monies arising from such sale, under decree of court, the Mortgagee shall retain (a) the principal and interest which shall be then be due on the notes (b) any sums advanced by the Mortgagee, its successors, or assigns and secured by the Mortgage, with interest as shall be allowed by law or the practice of the courts, or in a reasonable amount; and the surplus money, if any, shall be paid to the said Mortgagor, its successors, or assigns. And the mortgagor, for itself and all successors in interest, expressly agrees that at any sale held pursuant to the power of sale herein, pursuant to decree of court , all of the said described premises, or all of the same not theretofore released, may, at the option of the Mortgagee, be offered and sold in bulk and as on parcel; and that all provisions of statute and rules of law to the contrary are hereby waived by the Mortgagor.
     IN WITNESS WHEREOF, the Mortgagor has caused to be executed in its corporate name by its duly authorized officers and its corporate seal (if any) to be affixed on the day and year first above written.

(Corporate seal, if any)	[ 9 ]
	Mortgagor

	By:	10

		President

	By:	10

		Secretary
     The foregoing instrument was acknowledged before me this [date], by [name of officer signing] and [name of officer signing], the President and Secretary, respectively of [11 cooperative name] a [11 state] corporation, and to me personally known to be the persons who executed the within and foregoing instrument on behalf of the corporation as such officers, and said officers acknowledged said instrument to be the free act and deed of said corporation, and further acknowledged to me that said corporation executed the same.

Notary Public
My Commission expires:
This instrument was drafted by: Cenex Finance Assn., Inc. – P. Bruley, PO Box 64089, and St. Paul, MN Recording information: 12

4.03 –Supplemental/Amendment RE Mortgage Documentation

General	Cofina uses supplemental or amendment real estate mortgages to supplement the existing mortgage to increase the dollar amount or amend the existing real estate mortgage to add collateral and coverage to the existing mortgage or mortgages.

Supplemental Instructions	The following numbered instructions correspond to the sample Supplemental Real Estate Mortgage that follows in this procedures
1.	The customer or mortgagor enters the date the supplemental mortgage is made and executed.

2.	Cofina enters the name of the customer/mortgagor.

3.	Cofina enters the post office address and state location of the customer/mortgagor.

4.	Cofina enters the amount of the supplemental mortgage as directed by the loan committee.

5.	Cofina enters the County and State location of the mortgaged property (from the existing mortgage).

6.	Cofina enters the reference to the real estate mortgage which this new one supplements (recording data from existing mortgage).

7.	Cofina enters the real estate mortgage legal description from the existing mortgage.

8.	Cofina enters the customer/mortgagor name.

9.	The customer /mortgagor executes the supplemental real estate mortgage by having two authorized officers’sign the mortgage and their signatures notarized.

10.	Cofina enters the customer/mortgagor name.

11.	The county agent or other official responsible for mortgage recordings certifies that the mortgage has been properly recorded in the county office.

SUPPLEMENTAL REAL ESTATE MORTGAGE
     This Supplemental Real Estate Mortgage, made and executed on [ 1 ] by: [ 2 ], a cooperative corporation, organized under the laws of the State of Minnesota, Mortgagor, whose post office address is: [ 3 ], to COFINA FINANCIAL, a Minnesota corporation, whose post office address is Post Office Box 64089, St. Paul, Minnesota 55164-0089. For the purposes of securing payment of an indebtedness from the Mortgagor to the Mortgagee in the principal sum of [ 4 ] and No/100 Dollars —— ($ 4 ), and interest thereon at the variable rate of interest as the mortgagee’s board of directors may from time to time prescribe and any future advances or readvances made by Mortgagor to Mortgagee not exceeding in the aggregate amount outstanding at any one time the said principal sum, and interest thereof, Mortgagor does hereby grant, bargain, sell, and convey, to the Mortgagee, its successors and assigns, forever, all that certain real estate located in the County of [ 5], State of [ 5], described as follows:
This supplemental real estate mortgage is to supplement that certain real estate mortgage dated [6], in the original amount of $      [ 6 ], recorded      [ 6 ], in Book/Liber/Volume      [ 6 ] of Mortgages, pages [6 ], as Document # [6 ], in [ 6 ], County Recorder’s Office .
7
(SEE ATTACHED PAGES FOR LEGAL DESCRIPTIONS)

8
Mortgagor

By:	9

Its: President

By:	9

Its: Secretary

State of	)
) ss.
County of	)
     The foregoing instrument was acknowledged before me on 9, by                                          and                                         , the                                          and                                          respectively of, 10, a Minnesota corporation on behalf of the corporation.

9 Notary Public
This instrument was drafted by:
COFINA FINANCIAL — P. Bruley
PO Box 64089
St. Paul, Minnesota 55164-0089
11 – Recording Information

Amendment Instructions	The following numbered instructions correspond to the sample Amendment Real Estate Mortgage that follows in the procedures.
1.	The customer or mortgagor enters the date the supplemental mortgage is made and executed.

2.	Cofina enters the name of the customer/mortgagor.

3.	Cofina enters the name of the post office address and State location of the customer/mortgagor.

4.	Cofina enters the amount of the amended mortgage as directed by the loan committee.

5.	Cofina enters the County and State location of the property to be mortgaged.

6.	Cofina enters the reference to the real estate mortgage which this new amendment mortgage adds as collateral to the existing mortgage (recording data from existing mortgage).

7.	Cofina enters the real estate description of the collateral to be added to existing mortgage.

8.	Cofina enters the customer/mortgagor name.

9.	The customer/mortgagor executes the amendment real estate mortgage by having two authorized officers’ sign the mortgage and their signatures notarized.

10.	Cofina enters the customer/mortgage name.

11.	The county agent or other official responsible for mortgage recordings certifies that the mortgage has been properly recorded in the county office.

AMENDMENT REAL ESTATE MORTGAGE
     This Amendment Real Estate Mortgage, made and executed on [ 1 ] by: [ 2 ], a cooperative corporation, organized under the laws of the State of Minnesota, Mortgagor, whose post office address is: [ 3 ], to COFINA FINANCIAL, a Minnesota corporation, whose post office address is Post Office Box 64089, St. Paul, Minnesota 55164-0089. For the purposes of securing payment of an indebtedness from the Mortgagor to the Mortgagee in the principal sum of [ 4 ] and No/100 Dollars —— ($ 4 ), and interest thereon at the variable rate of interest as the mortgagee’s board of directors may from time to time prescribe and any future advances or readvances made by Mortgagor to Mortgagee not exceeding in the aggregate amount outstanding at any one time the said principal sum, and interest thereof, Mortgagor does hereby grant, bargain, sell, and convey, to the Mortgagee, its successors and assigns, forever, all that certain real estate located in the County of [ 5 ], State of [ 5 ], described as follows:
     This amendment real estate mortgage is to add that certain real estate mortgage dated [6 ], in the original amount of $      [ 6 ], recorded      [ 6 ], in Book/Liber/Volume     [ 6 ] of Mortgages, pages [ 6], as Document # [ 6 ], in [ 6 ], County Recorder’s Office .
7
(SEE ATTACHED PAGES FOR LEGAL DESCRIPTIONS)

8
Mortgagor

By:	9

Its: President

By:	9

Its: Secretary

State of Minnesota	)
) ss.
County of	)
     The foregoing instrument was acknowledged before me on 9, by                                          and                                          , the                                          and                                          respectively of, 10, a Minnesota corporation on behalf of the corporation.

9 Notary Public
This instrument was drafted by:
COFINA FINANCIAL — P. Bruley
PO Box 64089
St. Paul, Minnesota 55164-0089
11 – Recording Information

4.04 –Release of Mortgage Documentation

General	Cofina typically releases collateral covered by a real estate mortgage in two manners. One is a Partial Release of Mortgage where the mortgage is to stay in place, but a specific part of the mortgaged property is released at the request of customer (i.e. customer has sold property, etc.) Such releases represent credit decisions that must be approved by the loan committee. The second release is a Satisfaction of Mortgage. In this case, the loan or loans supported by the mortgage have been repaid and therefore the need for the mortgage has been eliminated.

Partial Release of Mortgage Instructions	The following numbered instructions correspond to the sample Partial Release of Mortgage on the following page.
1.	Cofina enters the County where the property is located to be released.

2.	Cofina enters the State location of the property to be partially released.

3.	Cofina enters the legal description of the property to be partially released.

4.	Cofina enters the date of the original mortgage.

5.	Cofina enters the customer/mortgagor name.

6.	Cofina enters the customer/mortgagor’s city of business and State location.

7.	Cofina enters the original recording data (date, book/libor/volume number of mortgages, page number(s), and document number) from the original mortgage.

8.	Cofina enters the date of the partial release.

9.	Cofina executes the partial release by an authorized officer of Cofina Financial.

10.	Cofina signs the partial release by person attesting to the officer’s signature.

11.	Cofina personnel notarizes the signature of the party executing the partial release.

12.	Affix notary stamp.

PARTIAL RELEASE OF MORTGAGE
     COFINA FINANCIAL, Post Office Box 64089, of St. Paul, Minnesota 55164-0089, a Minnesota corporation, certifies that a parcel of land in the County of [ 1 ], [ 2 ], as described as follows:
     3 [ type legal description of collateral being release or attached on an Attached Exhibit “A] is hereby released from the lien of a real estate mortgage dated [ 4 ], executed by [ 5 ], with its place of business at [ 6 ], [ 6 ], to COFINA FINANCIAL, and filed for record in [ 7 ] County on [ 7 ], in Book/Liber/Volume [ 7 ], Mortgages, page [ 7 ], as Document No. [ 7 ]. The County Agent is authorized to discharge the premises aforesaid from the lien of this real estate mortgage upon the record thereof.
Dated: [ 8 ]

COFINA FINANCIAL

Attest:	10	By:	9
President

State of Minnesota	)
) ss.
County of Ramsey	)
The foregoing was acknowledged before me this [     ] day of [     ], 2002, by                                         , President of COFINA FINANCIAL, known to me to be such officer and by me being duly sworn, said that he is such officer of COFINA FINANCIAL, that this instrument was executed on behalf of the Corporation.

11 Notary Public
12 - Notary Seal

This instrument was drafted:
Cenex Finance Assn. — P. Bruley
Post Office Box 64089, St. Paul, MN 55164-0089

Satisfaction of Mortgage Instructions	The following numbered instructions correspond to the sample Satisfaction of Mortgage on the following page.
1.	Cofina enters the date of the original mortgage.

2.	Cofina enters the customer/mortgagor name.

3.	Cofinaenters the customer/mortgagor place of business and State location.

4.	Cofina enters the county where the original mortgage was recorded.

5.	Cofina enters the original recording data (date, book/libor/volume of mortgages, page number (s) , and document number) from the original mortgage.

6.	Cofina enters the date of the satisfaction of mortgage.

7.	Cofina signs the satisfaction of mortgage attesting to the officer’s signature.

8.	Cofina signs the satisfaction of mortgage by an authorized officer of Cofina Financial.

9.	Cofina personnel notarizes the signature of the party executing the satisfaction.

10.	Affix notary stamp.

SATISFACTION OF MORTGAGE
     COFINA FINANCIAL, a Minnesota corporation, Post Office Box 64089, St. Paul, Minnesota 55164-0089, certifies that a real estate mortgage dated [ 1 ], executed by [ 2 ], with its place of business at [ 3 ], and filed for record in the office of the [ 4 ], (Register of Deeds/County Clerk/County Recorder), on [ 5 ], in Book/Liber/Volume [ 5 ], Mortgages, page [ 5 ], as Document No. [ 5 ], is paid and satisfied in full. The County Agent is hereby authorized to discharge the same upon the record thereof.
Dated: [ 6 ].

Attest:	COFINA FINANCIAL

	By:	7

		President

State of Minnesota	)
) ss.
County of Ramsey	)
     The foregoing was acknowledged before me this [     ] day of [     ], 2002, by                                         , President of COFINA FINANCIAL, known to me to be such officer and by me being duly sworn, said that he is such officer of COFINA FINANCIAL, that this instrument was executed on behalf of the Corporation.

9 Notary Public
10 - Notary Seal

This instrument was drafted:
Cenex Finance Assn. — P. Bruley
Post Office Box 64089, St. Paul, MN 55164-0089

4.05 – Security Agreement Documentation

General	The security agreement starts the process of perfecting the Cofina security interest in all personal property owned by the customer. The security agreement establishes a claim on this important and liquid collateral for Cofina. The UCC-1 Financing Statement described in the following procedure perfects and files the interest Cofina holds in this personal property.

Security Agreement Instructions	The following numbered instructions correspond to the sample Security Agreement that follows in this procedure.
1.	The customer/debtor enters the date the agreement is made and executed.

2.	Cofina enters the name of the customer/debtor.

3.	Cofina enters the state in which the customer/debtor is incorporated.

4.	Cofina enters the customer/debtor’s principal place of business.

5.	Cofina enters the language defining the personal property and proceeds covering by the security agreement. Cofina has standard language (shown in the sample document) that is used from most security agreements. Loan officers have the ability to recommend alternative language for loan committee consideration.

6.	Cofina enters the state in which the customer/debtor is incorporated (also in (i) and (ii)).

7.	Cofina enters the customer/debtor name, city, and state.

8.	The customer/debtor executes the security agreement by having two authorized officers sign the security agreement.

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT made and executed on [1] by and between [2 ] a cooperative corporation created and existing under the laws of the State of, [ 3 ] whose principal place of business is [ 4 ], herein called “Debtor,” to and in favor of COFINA FINANCIAL, INC, a Minnesota cooperative corporation, the post office address is Post Office Box 64089, St. Paul, Minnesota 55164-0089, herein called “Secured Party.”
     This Security Agreement secures the following obligations (“Obligations”): (i) all loans and advances made or to be made by Secured Party to Debtor; (ii) the payment of all loans and advances now or in the future made and all other indebtedness of Debtor to Secured Party now existing or hereafter incurred and any extensions of renewals thereof; (iii) the performance of all terms, covenants and conditions required of Debtor in accordance with the terms of this Security Agreement and all loan agreements, currently and hereafter entered into by Secured Party and Debtor; and (iv) to secure payment of all notes evidencing the indebtedness secured by this Security Agreement.
1.	GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, the Debtor grants the Secured Party a security interest (“Security Interest”) in, and assigns to the Secured Party, all of the personal property of Debtor, wherever located, and now owned or hereafter acquired (called the “Collateral”), including:

5
(i)	Accounts, including health-care-insurance receivables;

(ii)	Chattel paper;

(iii)	Inventory;

(iv)	Equipment;

(v)	Instruments;

(vi)	Investment Property;

(vii)	Documents;

(viii)	Deposit accounts;

(ix)	Letter-of-credit rights;

(x)	General intangibles;

(xi)	Supporting obligations; To the extent not listed above as original collateral, proceeds and products of the foregoing;

(xii)	To the extent not included in the above list of collateral and in amplification of that collateral without limitation, cash and non-cash proceeds, all vehicles, including those that have certificates of title, commodity accounts, commodity contracts, electronic chattel paper, fixtures, goods, payment intangibles, software and all contracts, including L.P. gas lease tank contracts, all being without limitation; and

(xiii)	Investments in other cooperatives, including but not limited to Debtor’s investments in COFINA FINANCIAL, CoBank, Cenex Harvest States Cooperatives, Farmland Industries, Inc., and Land O’ Lakes, Inc..
     2. PERFECTION OF SECURITY INTERESTS.
     2.1 Filing of financing statement.

          (i) Debtor authorizes Secured Party to file a financing statement (“Financing Statement”) describing the Collateral, and to file such other and further documents to attain, maintain or continue a security interest prior to all other security interests.
          (ii) Debtor authorizes Secured Party to file a Financing Statement describing any agricultural liens or other statutory liens held by Secured Party.
          (iii) Secured Party shall receive prior to the Closing an official report from the Secretary of State of each Collateral State, Chief Executive Office State, and the Debtor State (each as defined below in 3.3) (the “SOS Reports”) indicating that Secured Party’s security interest is prior to all other security interests or other interests reflected in the SOS Reports.
     2.2 Possession.
          (i) Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement, or where Secured Party chooses to perfect its Security Interest by possession, in addition to the filing of a Financing Statement.
          (ii) Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s Security Interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.
     2.3 Control. Debtor will cooperate with Secured Party in obtaining control with respect to Collateral consisting of:
          (i) Deposit Accounts;
          (ii) Investment Property;
          (iii) Cash Proceeds;
          (iv) Accounts Receivable; and
          (v) Electronic chattel paper.
     2.4 Marking of Chattel Paper. Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.
     2.5 Payment of Obligations. Debtor will pay all Obligations secured by this Security Agreement and any renewals or extensions thereof, together with all interest thereon and all other sums payable by Debtor in accordance with the terms of this Security Agreement, loan agreements executed by Debtor, any notes evidencing the Obligations secured by this Security Agreement, or any renewals or extensions thereof, and any real estate mortgages also securing the Obligations secured by this Security Agreement.
     3. DEBTOR’S REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants that:
     3.1 Title To and Transfer of Collateral. It has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Security Agreement. On demand of Secured Party, Debtor shall furnish further assurances of title to the Collateral and further Security for the Obligations.
     3.2 Location of Collateral. All Collateral consisting of Goods is located solely in the State of [ 6 ].
     3.3 Location, State of Incorporation, and Name of Debtor. Debtor’s:
          (i) chief executive office is located in the State of [ 6 ].
          (ii) state of incorporation is the State of [ 6 ] ; and

          (iii) exact legal name is as set forth in the first paragraph of this Security Agreement.
     3.4 Loan Application Statements. That the statements and information contained in Debtor’s loan application(s) are true and correct and that the proceeds of the Obligations secured by this Security Agreement will be used solely for the purpose(s) set forth in the loan application(s).
     4. DEBTOR’S COVENANTS. Until the Obligations are paid in full, Debtor agrees that it will:
          (i) preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;
          (ii) not change the state of its incorporation, its Chief Executive Office State or its Debtor State;
          (iii) not change its corporate name without providing Secured Party with 30 days’ prior written notice.
     5. POST-CLOSING COVENANTS AND RIGHTS CONCERNING THE COLLATERAL.
     5.1 Inspection of Records. Secured Party may at Debtor’s cost inspect and examine the books, records, and other documents of Debtor.
     5.2 Personal Property. The Collateral shall remain personal property at all times. Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.
     5.3 Secured Party’s Collection Rights. Secured Party shall have the right at any time to enforce Debtor’s rights against the account debtors and obligors.
     5.4 Limitations on Obligations Concerning Maintenance of Collateral.
          (i) Risk of Loss. Debtor has the risk of loss of the Collateral.
          (ii) No Collection Obligations. Secured Party have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.
     5.5 No Disposition of Collateral. Secured Party does not authorize, and Debtor agrees not to:
(i) make any sales or leases of any of the Collateral, except for such inventory that the Debtor sells in the ordinary course of business, in which case the Secured Party retains its security interest in any and all proceeds and after acquired collateral as though it were original collateral;
(ii) license any of the Collateral; or
(iii) grant any other security interest in any of the Collateral.
     5.6 Purchase Money Security Interests. To the extent Debtor uses the proceeds of any loans to purchase Collateral, Debtor’s repayment of the loans shall apply on a “first-in-first-out” basis so that the portion of the loans used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.
     5.7 Payment of Liens. Debtor will pay when due all taxes, levies, assessments or other claims which are or may become liens against the Collateral. Debtor will keep the Collateral insured in such amounts, with such companies, and in such form as the Secured Party shall require. If Secured Party pays any rents, taxes, levies, charges, or liens whatsoever affecting the Collateral, or insurance premiums, the same shall become a part of the Obligations secured by this Security Agreement and shall be payable on demand, with simple interest at the highest rate allowed by law.

     5.8 Maintenance and Inspection of Collateral. Debtor will care for and maintain the Collateral in a reasonable manner, and will allow Secured Party or its agent(s) to inspect the Collateral at any time or location.
     5.9 Performance under Loan Agreements. Debtor will perform and observe all of the terms, covenants, and conditions of all loan agreements entered into between Secured Party and Debtor in connection with any of the Collateral secured by this Security Agreement, which terms, covenants and conditions of such loan agreements are by this reference incorporated herein and made a part of this Security Agreement.
     5.10 No Modification. Debtor hereby agrees that nothing in any agreement between Debtor and Secured Party shall be construed as limiting, modifying, or restricting the right of Secured Party to demand payment of the indebtedness with the terms of the note(s) evidencing the same and Obligations secured under this Security Agreement in accordance with the terms of the note(s) evidencing the same and Debtor further agrees that no extension, assignment or transfer of one or more of the notes evidencing such Obligations shall be construed as a discharge in whole or in part of this Security Agreement or a waiver of any default hereunder. Debtor further agrees that no delay of Secured Party in asserting any right accruing because of any default of Debtor to comply with any of the terms and provisions of this Security Agreement shall be construed as a waiver of such default, nor shall any waiver of any default under any loan agreement or security agreement be construed as a waiver of any other term or condition under any loan agreement or security agreements between Debtor and Secured Party or the rights of Secured Party thereunder either whole or in part.
     5.11 No Right to Future Loans or Advances. Nothing contained in this Security Agreement shall be construed to obligate Secured Party to make any loans or advances to Debtor and that the purpose of this Security Agreement is to provide collateral security for presently existing indebtedness and loans and advances which, in the absolute discretion of Secured Party, may hereafter be made to Debtor.
     5.12 Rights Under Security Agreement. If Secured Party shall be secured by any security other than that covered by this Security Agreement or has the security covered by this Security Agreement covered by any other agreement or lien, then upon default by Debtor of one or more of its undertakings to Secured Party, Secured Party may proceed upon any security liened to it, either concurrently or separately, in any order that it may elect.
     6. EVENTS OF DEFAULT. The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default:
          (i) Any default or Event of Default (as defined) by Debtor under any loan agreement between Debtor and Secured Party, or any of the other Obligations;
          (ii) Debtor’s failure to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Security Agreement, any loan agreements, any notes, or in any of the other Obligations;
          (iii) Transfer or disposition of any of the Collateral, except as expressly permitted by this Security Agreement;
          (iv) Attachment, execution or levy on any of the Collateral;
          (v) Debtor voluntarily or involuntarily becoming subject to any proceeding under either the Bankruptcy Code or any similar remedy under state statutory or common law;
          (vi) Debtor failing to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, where noncompliance may have any significant effect on the Collateral;
          (vii) Secured Party receives at any time following the Closing an SOS Report indicating that Secured Party’s security interest is not prior to all other security interests or other interests reflected in the SOS Report; or
          (viii) Secured Party deems itself insecure at any time.
     7. DEFAULT COSTS.

     Should an Event of Default occur, Debtor will pay to Secured Party all costs reasonably incurred by the Secured Party for the purpose of enforcing its rights hereunder, including:
          (i) costs of foreclosure;
          (ii) costs of obtaining money damages; and
          (iii) a reasonable fee for the services of attorneys employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.
     8. REMEDIES UPON DEFAULT.
     8.1 General. Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available under the provisions of the Uniform Commercial Code (“UCC”)), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.
     8.2 Conformer Remedies. Upon any Event of Default, Secured Party shall have the right to pursue any of the following remedies separately, successively or simultaneously:
          (i) File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment.
          (ii) Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party’s demand, Debtor will assemble and make the Collateral available to Secured Party as directed by Secured Party. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.
          (iii) Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.
     8.3 Surplus; Deficiency. After disposal of any Collateral due to an Event of Default, Debtor is entitled to any surplus resulting from the disposal, but is responsible for any deficiency if the Collateral does not satisfy all of the Obligations secured by this Security Agreement.
     8.4 Notice. If any instance in which notice to Debtor is required by this Security Agreement, or is required by law, such notice shall be deemed sufficiently given when Secured Party mails, first class postage prepaid, such notice to Debtor at the post office address given in this Security Agreement. Arrangements for forwarding such notice, if necessary, shall be the responsibility of Debtor.
     8.5 Change in Financial Condition. Debtor will promptly advise Secured Party of any adverse change in its financial condition and of any pending or potential suit or proceeding before any court, administrative agency or other tribunal for or on account of any claim which is not adequately covered by liability insurance.
     9. FORECLOSURE PROCEDURES.
     9.1 No Waiver. No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default or other provision of this Security Agreement shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature, and, in any case, only a written waiver of Secured Party shall be a surrender of any such right.
     9.2 Notice of Sale. Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.
     9.3 Condition of Collateral. Secured Party has no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

     9.4 No Obligation to Pursue Others. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.
     9.5 Compliance With Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
     9.6 Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
     9.7 Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the Purchaser. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.
     9.8 Purchases by Secured Party. If Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtor.
9.9	No Marshaling. Secured Party shall have no obligation to marshal any assets in favor of Debtor, or against or in payment of:
          (i) any notes,
          (ii) any of the other Obligations, or
          (iii) any other obligation owed to Secured Party by Debtor or any other person.
     10. MISCELLANEOUS.
     10.1 Assignment.
          (i) Binds Assignees. This Security Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Secured Party and shall bind all persons who become bound as a debtor to this Security Agreement.
          (ii) No Assignments by Debtor. Secured Party does not consent to any assignment by Debtor except as expressly provided in this Security Agreement.
          (iii) Secured Party Assignments. Secured Party may assign its rights and interests under this Security Agreement. If an assignment is made, Debtor shall render performance under this Security Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses or set offs which Debtor could assert against Secured Party except defenses which cannot be waived.
     10.2 Severability. Should any provision of this Security Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Security Agreement.
     10.3 Headings. Section headings used in this Security Agreement are for convenience only. They are not a part of this Security Agreement and shall not be used in construing it.
     10.4 Governing Law. This Security Agreement is being executed and delivered and is intended to be performed in the State of Minnesota and shall be construed and enforced in accordance with the laws of the State of Minnesota, except to the extent that the UCC provides for the application of the law of the Debtor States.

     10.5 Rules of Construction.
          (i) No reference to “proceeds” in this Security Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Debtor.
          (ii)“Includes” and “including” are not limiting.
          (iii)“Or” is not exclusive.
          (iv)“All” includes “any” and “any” includes “all.”
     10.6 Integration and Modifications.
          (i) This Security Agreement is the entire agreement of the Debtor and Secured Party concerning its subject matter.
          (ii) Any modification to this Security Agreement must be made in writing and signed by the party adversely affected.
     10.7 Further Assurances. Debtor agrees to execute any further documents, and to take any further actions, reasonably requested by Secured Party to evidence or perfect the Security Interest granted in this Security Agreement, to maintain the first priority of the Security Interests, or to effectuate the rights granted to Secured Party herein.
     THIS SECURITY AGREEMENT is executed by Debtor pursuant to and in conformity with resolutions adopted by its board of directors:

[ 7 ]
Cooperative

By:	8

Its:

ATTEST:

By:	8
Its:	Secretary

4.06 —UCC 1 Financing Statement Documentation
General	The UCC 1 Financing Statement is a state specific document that is filed with the appropriate state official to perfect Cofina’s security interest in the personal property offered by the customer as collateral.

	1.	Cofina enters the customer/debtor name.

	2.	Cofina enters the customer/debtor mailing address.

	3.	Cofina enters the customer/debtor city location.

	4.	Cofina enters the customer/debtor state location.

	5.	Cofina enters the customer/debtor zip code.

	6.	Cofina enters the customer/debtor country location (USA).

	7.	Cofina enters the customer/debtor federal tax payor identification number (may be obtained from customer).

	8.	Cofina enters customer/debtor type of organization (most cases “cooperative”).

	9.	Cofina enters the customer/debtor state of organization.

	10.	Cofina enters the customer/debtor organization number assigned to the customer/debtor by the state where customer/debtor is incorporated. (this information can be obtained by searching the internet for the specific state’s secretary of state’s office or from the customer/debtor).

	11.	Cofina enters “Cofina Financial, Inc”, as secured party.

	12.	Cofina enters its mailing address.

	13.	Cofina enters its city location.

	14.	Cofina enters its state location.

	15.	Cofina enters its zip code.

	16.	Cofina enters its country location.

	17.	Cofina enters the language describing the property to be covered by the financing statement. This language should be consistent with the related financing statement.

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Print Reset

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME Cenex Finance Association, Inc.				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS Post Office Box 64089	CITY St. Paul	STATE MN	POSTAL CODE 55164-0089	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

5. ALTERNATIVE DESIGNATION [if applicable] ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS rfrontand backl CAREFULLY A. NAME A PHONE OF CONTACT AT FILER [optional] B. SEND ACKNOWLEDGMENT TO: (Name and Address! Print Reset THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1.DEE~OR’S EXACT FULL LEGAL NAME 1 b. INDIVIDUALS LASTNAME FIRST NAME MIDDLE NAME LISA t. ene\ finance Association, Luc. St. Paul jjglfi-Mllim) USA Debtor hereby grants the Secured [’arty a security interest in and Debtor hereby ;m!lii>ri.’r , Secured Party to tile a financing statement and assigns to the Secured Party, nil of the personnl property of Debtor, wherever located, and now owned or hereafter ac(|iiire(l, including Init not limited in accounts, including health-carc-ins lira nee receivables, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, letter-of-credit rights, general intangibles, supporting obligations, to the extent not listed above as original collateral, proceeds and products oliln foregoing, to the extent not included in the above list of collateral and in amplification of that collateral without limitation, cash anil non-cash proceeds, all vehicles, including those that have certificates of title, commodity accounts, commodity contracts, electronic chattel paper, fixtures, goods payment intangibles, software and all contracts, including L.P, gas lease tank contracts, all being without limitation; and investments in other cooperatives, including but not limited to Debtor’s investments in tenc\ Finance Association, Inc., C’oBank, Cene\ Harvest States Cooperatives, Farmland Industries, Inc., and Land ()’ Lake*. Inc. 8. OPTIONAL FILER REFERENCE DATA

4.07 — Assignment of PECFA Proceeds

General	Cofina establishes term special loans for environmental clean up activities of customers in Wisconsin to make use of the Petroleum Environmental Clean up Fund Program (PECFA). As part of these loans, Cofina takes an assignment on the PECFA proceeds due the customer from the State of Wisconsin Department of Industry, Labor and Human Resources.

Assignment of PECFA Proceeds Instructions	The following numbered instructions correspond to the sample Assignment of Proceeds document that follows in this procedure.

1. Cofina enters the name of the customer assigning the proceeds to Cofina Financial

2. Cofina identifies the loan type, number and amount.

3. Cofina enters the name of the contaminated site location.

4. Cofina enters the name, city, and state of the customer.

5. The customer executes the Assignment of Proceeds by having two authorized officers of the board sign the document.

ASSIGNMENT OF PECFA PROCEEDS
          The undersigned [1] (“Borrower”), hereby assigns to COFINA FINANCIAL, ST. PAUL, MINNESOTA (“COFINA”), all its right, title, and interest in the proceeds from the Wisconsin Department of Industry, Labor, and Human Relations, Petroleum Environmental Clean-Up Fund Program (PECFA).
          This assignment is hereby given to provide COFINA additional collateral for the term special loan [ 2 ] in the amount of [$ 2 ] to the Borrower for the contamination clean-up at the [ 3 ] Site and shall be void if such loan is paid in full.

Dated: , 2002	[ 4 ]
[ 4 ]

By:
Its President

By:
Its Secretary

4.08 — Assignment of Stock Documentation

General	Cofina frequently takes assignment of Cenex Harvest States Cooperatives and/or Land O’Lakes, Inc. stock as additional security for loans. To perfect that interest, the customer must execute an assignment of stock.

Assignment of Stock Instructions	The following numbered instructions correspond to the sample assignment of Stock for both Cenex Harvest States Cooperatives and Land O’Lakes, Inc., that follow in this procedure:

1. Cofina enters the customer name, city, and state for the customer providing the assignment.

2. Cofina enters the name of the regional cooperative in which the customer has investments.

3. The customer enters date agreement is executed.

4. Cofina enters the customer name, city, and state.

5. The customer executes the document by having two authorized of the board sign the document.

ASSIGNMENT OF STOCK
In consideration of loans made to it by Cofina Financial, St. Paul, Minnesota (“COFINA), [ 1 ] (“Borrower”), assigns to COFINA all of its right, title, and interest in and to the shares of common and preferred capital stock issued to Borrower by [ 2 ] (“ 2 ”) as shown in the records of such issuer.
     In further consideration of the loans, Borrower assigns to COFINA all additional shares of preferred stock that may be issued to Borrower by Farmland, as long as Borrower shall be indebted to COFINA and this instrument shall constitute an assignment of such shares of preferred stock at the time of its issuance to Borrower.
     Borrower irrevocably appoints COFINA as its attorney for the purpose of selling and assigning all or any part of the assigned shares of capital stock and for that purpose to execute and deliver all necessary instruments to carry out such powers, with full power of substitution.
     COFINA shall not be required, because of the existence of this assignment, to apply any credits on its loans made to Borrower unless and until COFINA receives cash for the assigned shares of capital stock.
     The purpose of this assignment is to provide additional collateral security for the loans made by COFINA to Borrower and it shall be void if such loans are paid in full.
Dated:                     3                     [ 4 ]

By:
Its:

By:
Its:

4.09 — Loan Agreement Waiver Documentation

General	Cofina utilizes standard language in waiving specific compliance issues with customers’ loan agreement. Loan officers are responsible for monitoring customer compliance and acting promptly when compliance is an issue.

Standard language available for use includes:

• Waiver Letter language for Stock Retirement and Fixed Asset Expenditure limits.

• Waiver Letter language for Cash Patronage Refunds.

• Waiver Letter language for Working Capital and Local Net Worth levels.

When compliance issues arise, the loan officer develops a waiver request for loan committee approval.

Waiver Letter Instructions	The instructions for all waiver letters are the same. The following numbered instructions correspond to the sample letter that follow in this procedure. Language for specific condition waivers are included to fit the circumstances.

1. Cofina enters the customer’s manager name, customer, address, city, state, and zip code.

2. Cofina references the loan agreement number and the purpose for the waiver or condition reference.

3. Cofina enters the condition or conditions in non-compliance and the specifics of the waiver.

The loan officer has the responsibility to include any language necessary to clarify the waiver or explain the limits of the action taken by the loan committee.

July 11, 2005
[ 1 ]

Re:	[ 2 ]
Loan Agreement Condition #
Loan Agreement No. ___
Dear                     :
[ 3 ]
Cofina Financial has agreed to waive non-compliance of Condition “6” of the above referenced loan agreement. COFINA offers no objection to your association’s board of directors declaring 100% cash patronage payment for fiscal year ending October 31, 2001.
And/or:
[ 3 ]
Cofina Financial has agreed to waive non-compliance of Condition “10” and “11” of the above referenced loan agreements limiting stock retirements and fixed asset expenditures. Further, COFINA offers no objection to your stock retirements in the amount of $88,000 and fixed asset expenditures in the amount of $403,000, for fiscal year ending March 31, 2002.
And/or:
[ 3 ]
Cofina Financial has agreed to waive non-compliance of Condition “10” requiring minimum working capital of not less than $3.0 million at fiscal year ending December 31, 2001 and further recognizes working capital at $2,728,000 for fiscal year ending December 31, 2001.
Please retain this letter in your files for your records. If we can by of any further assistance, feel free to contact our office.
Sincerely,
Loan Officer
Extension:

4.10 — Subordination Agreement Documentation

General	Cofina uses subordination agreements to clarify collateral positions with other lenders serving a common client. The subordination agreement is between the two or more lenders, rather than with the customer.

Subordination Agreement Instructions	The following numbered instructions correspond to the sample Subordination Agreement that follows in this procedure:

1. Cofina enters the date the subordination agreement is made and executed.

2. Cofina enters the name or names of the other lenders involved in the agreement.

3. Cofina enters state location of other lender.

4. Cofina enters address, city, state location of other lender.

5. Cofina enters the name of the customer held in common between the lenders.

6. Cofina enters the specific language defining the subordination.

7. Cofina enters the name of the other Lender below its own name with space for authorized officials to execute the agreement.

SUBORDINATION AGREEMENT
     THIS AGREEMENT, made and entered into this [1], by and between Cofina Financial, St. Paul, Minnesota (“COFINA”), a Minnesota corporation, Post Office Box 64089, St. Paul, Minnesota, 55164-0089, and [2] (“Bank”), a [3 ] corporation, [4].
WITNESSETH:
     WHEREAS, COFINA and the Bank have a common interest in extending credit to [5] (“Borrower”); and
     WHEREAS, it is deemed to be mutually desirable to have both COFINA and the Bank participate in the total credit extended to Borrower; and
     WHEREAS, COFINA and the Bank have acquired or will require Borrower to grant certain security interest, and have executed or will execute certain documents to assure payment of indebtedness: and
     WHEREAS, COFINA and the Bank may be granted a security interest in the same collateral; and
     WHEREAS, COFINA and the Bank desire to resolve, stipulate, and agree concerning the relative priority of their security interest in the collateral as provided below.
     NOW THEREFORE, the parties hereto, in consideration of the mutual covenants and promises herein contained, agree as follows:
1. COFINA agrees that any security interest granted to or to be granted to COFINA by Borrower in: [6]
“All inventories and accounts receivables”
     Shall be junior and subordinate to any security interest therein now held or herein acquired by the Bank. Any security interest of the Bank in the above described collateral shall be deemed to be senior to and perfected prior to any security interest of COFINA in the collateral.
2.	COFINA and the Bank will maintain perfected security interests in their respective collateral. Failure by COFINA or the Bank to maintain a perfected security interest in its collateral shall render this agreement null and void, unless the security interest is re-perfected without loss of priority except as to the other party.

3.	COFINA and the Bank mutually understand and agree that this is a continuing agreement, but that COFINA and the Bank may amend the same in writing at any time and in such manner as they may deem proper.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COFINA FINANCIAL

By:
Its President and General Manager

[ 7 ]

By:
Its:

5.0 — Money Desk Procedures
5.01 — Disbursements

Faxed borrowing notices must be received by the Money Desk Administrator before 11:15 a.m. Central Standard Time the day of the requested advance.

The information requirements are set out in a pro-forma borrowing notice, a copy of which is attached to this procedure. The borrowing notice must be signed by an authorized signatory of the Borrower.

The borrowing notice is checked by the Money Desk Administrator for:

• Completeness of information

• Proper authorization

• Confirmation that bank details for payments being made to coop’s account are the same as the repeat codes set up in payment system.

The daily balancing report is checked to ensure that sufficient loan facility is available to make the payment and to ensure the facility has not matured. Payments cannot be made from matured loan facilities and the loan officer must be notified of requests received in these circumstances.

If insufficient facility is available, written approval of the loan officer must be obtained to pay a smaller amount than requested in the borrowing notice.

The majority of payments are made by internet banking system. Access to bank account details is protected by password procedures. Knowledge of the passwords is restricted to the Chief Financial Officer, the Accountant, and the Money Desk Administrator. Access to the payments program is protected further by secure identification codes. The Chief Financial Officer, the Accountant, and the Money Desk Administrator each have their own secure identification codes. Only one of them is required to authorize a payment using the repeat code method.

Copies of wire transfers prepared in the internet banking system are printed and retained until the bank statement is reconciled.

Wire transfers can also be made by telephone. This will occur when a repeat code has not yet been established. The Chief Financial Officer, the Accountant and the Money Desk Administrator are authorized to make a wire transfer by telephone. The same passwords apply to telephone instructions as are used for internet banking instructions. One authorized person calls the bank with the payment details. The bank will then call back a second authorized person to verify the instructions.

Some payments are made by check. These are held by the Chief Financial Officer. Checks have to be signed out on a sheet indicating the check number and the name of the person taking it to prepare. A check requires two authorized signatures. (See Sec. 5.06 for a list of the current authorized signatories).

All payments are recorded on the Daily Transaction Sheet and entered in the cash book.

CHS cash management are informed of total amount being disbursed to CHS and LOL.

The borrowing notices are filed, initially, by state and maintained in the Accounting Department. They are eventually filed by cooperative.

COFINA FINANCIAL
BORROWING & REPAYMENT NOTICE

FROM:

(BORROWER)

CITY & STATE

PHONE #

ADVANCE: LOAN#

The Advance Requested Shall Be Made on (Date)

The Aggregate Principal Amount of Advance $

PLEASE PRINT AMOUNT

YOUR BANKING INFORMATION:	Bank Name

Bank Location

Bank Account #

Federal Reserve #

Has Bank Info Changed?

REPAYMENT: LOAN#

The Repayment Shall Be Made On (Date)

The Aggregate Principal Amount of Repayment $

PLEASE PRINT AMOUNT

PLEASE WIRE FUNDS TO:	BANK
LOCATION
FEDERAL RESERVE #
ACCOUNT #
CREDIT: COFINA FINANCIAL
CHECK ONE:
Seasonal Loan                          Term Loan                          Surplus Funds                           Other
Payment of Invoice Yes                          No

Payment of Invoice to

Comments:

NAME	TITLE

AUTHORIZED SIGNATURE

5.02 — Electronic Funds Transfer (EFT)

EFTs are pulled from Cofina’s bank account by CHS and LOL on Tuesdays and Fridays.

Sheets detailing the amounts to be pulled by EFT are obtained from CHS Corporate Credit Department the afternoon before.

From the sheets, the Money Desk Administrator calculates the total funds being pulled from each customer. The Daily Balancing Report is checked to ensure sufficient facility is available and that the facility hasn’t matured. Appropriate loan officer must be informed if facility has matured.

If not enough funds are available to cover EFT, an Open Item Correction form is prepared to request the overdisbursed funds be wired back to Cofina. The form must be signed by the loan officer and delivered to CHS Corporate Credit by 9:00 a.m. on the day of the EFT. Funds will be returned the same day.

Information from the EFT sheets are entered in the cash book.

5.03 — Deposits

Deposits can be received by wire transfer, ACH or by check.

Co-ops should advise of wire transfers by fax, on pro-forma repayment notice, by 11:15 a.m. Central Standard Time on the day of the repayment.

The daily balancing report is checked for balance owed.

During the course of the morning and early afternoon, the bank account is checked via the internet, for receipt of the wire transfers. If funds are not received by 2:30 p.m., the customers are contacted to ensure funds were sent correctly.

Cofina has a PO Box which keeps mail separate from all other mail coming into the building from the post office. Mail is picked up in the mail room by the Money Desk Administrator at 7:45 AM in order to begin processing any checks that may have come in to assure a rapid bank deposit. All requests for funds must be received by ll:15 AM therefore the timing on morning processing is critical. Checks received are reviewed to ensure they are made out correctly. By 11:00 a.m., the bank deposit slip is prepared and delivered to Mail Room for messenger service to the bank.

If a large number of checks are received for bill payments, a separate deposit slip may be prepared just for these.

All wire transfers, ACH’s and checks received, other than for billed payments, are entered on the Daily Transaction Sheet. All receipts are entered in the cash book.

5.04 — Cash Management

Cofina has two categories of borrowings – daily loans and fixed loans. The daily loans can be borrowed or paid back on any given day in increments of $500,000. Fixed loans have set maturity dates. While they can, theoretically, be repaid on maturity dates, the usual practice is to roll over these loans. Only the period and interest rate vary.

The amount that needs to be borrowed or could be repaid on any given day can be determined once the borrowings and the deposits are known for the day and the cash book has been updated. Allowance has to be made for checks that have been paid in, but not yet cleared through the banking system.

The Chief Financial Officer authorizes the amount to be borrowed or repaid if the funds transfer does not meet guidelines set forth.

The lender is advised by fax, before noon, using pro-forma notice, of the activity for the day. Repayments to the lender are made using the internet banking system.

The Money Desk Administrator maintains the record of maturity dates of the fixed loans. The Money Desk Administrator also obtains, on a daily basis, the rates being charged by the lenders for various terms of borrowing.

The Chief Financial Officer is advised of any maturities occurring that day and the range of rates being charged by the lender. The Chief Financial Officer then instructs what to do with the fixed funds rolling over if they do not conform with guidelines. The lender is notified, by fax, before noon, using pro-forma notice. The notice must be signed by the Chief Financial Officer if the funds are fixed for a timeframe that exceeds the guidelines or is in excess of the dollar amount set forth in the guidelines. Lender sends a confirmation by fax, which is then checked and filed in the monthly lender file.

All cash management transactions are entered on the Daily Transaction Sheet and cash book.

The Chief Financial Officer reviews and signs off on the daily cash journal.

5.05 — Daily Transaction Sheets

There are three colored copies of the Daily Transaction sheet.

The white copy is for disbursements going to CHS or LOL and is delivered to CHS Corporate Credit.

The yellow copy is for keying to the loan system. The pink copy is for posting the general ledger journal. Both of these tasks are performed by the Money Desk Administrator. The yellow copy is filed with daily keying. The pink copy is filed in the Cofina posting book.

5.06 — Authorized Check Signatories

Sharon Barber Thomas Larson

M & I Bank

5.07 Borrowing Guidelines

Funds may be placed with CoBank either at a daily rate or fixed rate for a longer period of time. The Money Desk Administrator may sign off on borrowing notice providing the fixed rate is 30 days or less and the dollar amount does not exceed $10,000,000.
Any money fixed for a period of more than 30 days and/or in excess of $10,000,000 requires that the Chief Financial Officer sign off on the borrowing notice.

6.0 — Accounting, Financial Control, and Internal Reporting
6.01 — Accounting

Loan Set Ups	A Loan Set-up Information form is prepared by the Legal Administrator. A pro-forma document is attached to this procedure. The form sets out the basic loan details, such as customer name, amount and terms. The form is signed by the Legal Administrator to indicate completeness prior to passing it on to the Accounting staff.

The Money Desk Administrator adds pricing and credit class details to the form and signs it, then enters the details on to the Loan System.

Following the setup of a loan, the Chief Financial Officer will verify pricing and credit class on the Loan System.

If repeat codes are to be used to make payments to the customer, the details are set up in the banking system and authorized by the Chief Financial Officer.

The original Loan Set-up Information form is returned to the Legal Administrator once this process is complete. A copy is retained by the Money Desk Administrator.

General Ledger	Cofina operates a computerized general ledger system designed and maintained by Harland Financial Solutions (the SPARAK system). Harland has created an operating manual, which is subject to regular updates. The operating manual is held in the Accounting Department and is not included within this Policy and Procedures Manual (See also Sec. 7)

Reconciliations of General Ledger Accounts	The following general ledger categories are to be reconciled on a daily basis.

• Bank accounts, using bank activity reports available from internet banking system

• Loans receivable accounts

• Loans payable accounts

All general ledger accounts are reconciled at every month-end. The bank accounts are to be reconciled using the statements received from the bank.

All reconciliations are prepared by the Accountant and reviewed by the Chief Financial Officer. Review of month-end reconciliations should be evidenced by initialing by the Chief Financial Officer.

LOAN SET-UP INFORMATION

Classification:
(Note: Change from )
UCS Rating:
(Note: Change from )
Cooperative:
City/State:

Seasonal Amt: $	Term: $

RT: $N/A
Collateral/Advance Requirements

Security Interest: N/A	Real Estate Mtg: N/A

Assign. Investments: N/A	Supp/Amend Rem: N/A

Advance Req’s: NONE	Loan Officer Instructions/Comments:

Set Up Fees: Charge New Set Up Fees	Federal ID#:

Loan Closing Initials:	Accounting Initials:

6.02 – Financial Control

Overhead Expenses	Cofina’s main overheads (i.e., personnel costs, office rental, telephones, computer costs) are charged to it centrally by CHS. Management reports are received on a monthly basis from CHS for posting to the general ledger.

Individual expense components of the central monthly management charge are analyzed and reviewed for unusual or exceptional movements.

Office Supplies	If Cofina requires specific office supplies, a purchase order must be prepared and approved by the Chief Financial Officer before the order is placed (example pro-forma attached). Administrative Assistant is responsible for ordering office supplies and reconciling receipt of goods.

Loan Officer Expense Reports	Loan Officers incur expenses as they travel around the country visiting customers. Expenses are reclaimed by completing an expense form (example attached) which is then submitted to the Chief Financial Officer, along with related receipts.

Once the Chief Financial Officer has approved the expenses, the claim will be paid by check.

Chief Financial Officer’s Expenses	Expenses incurred by the Chief Financial Officer must be approved by the President of Cofina before payment.

Budgets	An annual budget of income and expenditure is presented to the Board for its approval in September each year for the next financial year.

The process starts with loan officers setting out their expectations for loan receivables in the next financial year. They also prepare a budget for their expenses.

Assumptions are then formulated for interest rate expectations and overhead expenses.

If the Board rejects the proposed budget, a revision must be presented within a timescale determined by the Board.

An approved budget must be in place before the start of the new financial year.

The financial reports presented to the Board must include a comparison of actual against budget for the month under review and for the year-to-date (See also Sec. 6.03).

revised 5/10/96

EMPLOYEE EXPENSE REPORT

CENEX FINANCE ASSOCIATION ST. PAUL, MN 55164

REPORTING PERIOD			
FROM	0/00/00	TO	0/00/00

Employee's Name

Employee Number

Address

City, State, Zip Code

THE SPACES BELOW ARE FOR ACCOUNTING USE ONLY

— —

MEAL CODES: 1 = Breakfast; 2 = Lunch; 4 = Dinner; 3 (1 + 2) = Breakfast and Lunch; 5 (1 + 4) = Breakfast and Dinner; 6 (2 + 4) = Lunch and Dinner; 7 (1 + 2 + 4) = Breakfast, Lunch and Dinner

Expenses of $25.00 or more require receipts

Personal vehicle miles = $0.36 per mile

DATE		ITINERARY		PERSONAL				TRANSPORTATION					MISCELLANEOUS				
Mo.	Day	From	To	Code	Meals	Room	Personal Veh. Miles	Public Transp.	Local Trans. & Parking	Air Fare			Telephone	Other	Explanation	Meals 72	0.00
																Rooms 71	0.00
																Personal Vehicle Miles 75	0.00
																Public Transportation 74	0.00
																Trans/Parking 75	0.00
																Air Fare 74	0.00
																Total Phone Expense 76	0.00
																Misc/Other	0.00
																Meals + Entertainment	0.00
																TOTAL EXPENSES	0.00
							0.00										
							x 36¢/mi										
TOTALS		To be entered in Summary Column			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00			

MEALS AND ENTERTAINMENT FOR OTHERS

Day		Item of Expense	Place	Amount	Business Purpose/Relationship
TOTAL		To be entered in Summary Column		0.00	

SIGNATURES 7/11/2005

Employee Signature	Date Submitted	Approved By
	9/30/03	

Original to CEO   Copy to Employee

Date:	1436 East Cliff Road Burnsville, MN 55337 Main: 652-805-9900 Toll Free: 866-574-5389
Fax: 952-894-7153

Account Name:	Cenex Finance Association	Account #

		Phone#	651-451-5487

Contact Nme:	Gwen Brown	Customer PO#

Special Instructions

Quantity	U/M	Item Number	Description

6.03 — Reporting

Monthly Financial Statements	Monthly financial statements should be prepared for submission to Board members within 15 days of the month end. The reporting package should include:

• a commentary by the Chief Financial Officer a balance sheet, with comparative figures for the previous financial year

• a statement of savings for the month and year-to-date, with comparative figures for the budget and the previous financial year

• details of loans receivable

• details of new loan commitments entered into in the month

Monthly financial statements are also required to be submitted to Cofina’s bankers. The Chief Financial Officer is responsible for completing the reporting requirements of each bank group and ensuring they receive the reports within the required timeframe.

Monthly Statistics	In addition to the monthly financial statements, Cofina prepares a raft of statistics to assist in its review of past performance and developing future budgets. The current statistics requirements are as follows:

Yield calculator report and sub reports:
Average seasonal receivable
Average term receivable
Average total receivable
Average receivable yield
Average Cenex payable
Average CoBank payable
Average Cofina surplus funds
Average total payable
Average payable yield
Average yield spread

Monthly stats reports:
Yearly interest rates and spreads
Interest rate spreads
Receivable/payable yields
Average differential rates by month
Average differential rate totals
Association savings

Association savings – budget
Average daily receivables
Non-patronage loans YTD interest
Loan volume by office
Active accounts by state
Number of coops by state by month
Number of coops by month
Cenex management expense billing
Detailed operating expense
Detailed operating expense comparison
Itemized expenses

Year-end Financials Statements	Cofina’s year-end is September 30. The audit of the financial statements needs to be completed prior to the Annual Meeting of members. This meeting is usually held late November/early December.

The auditors will attend a Board meeting prior to signing off the accounts in order to present a report of their findings.

Cofina is not required to file its accounts with any regulatory bodies.

7.0 – Disaster Recover Plan

Loan Accounting System	Cofina uses Sparak (Harland) Financial Data Center in Fargo, ND for loan accounting processing. The data is entered in the Cofina office and is processed at Sparak. The Sparak (Harland) Financial Data Center is at 2701 12th Ave SW, Fargo, ND. Data is stored at a remote location. There is a back-up data Center in Jonesboro, Ark. In the event of a disaster the fastest way to access the loan accounting system is to make the 4 hour drive or 45 minute flight to Fargo in order to process data there. The Fargo location runs two tapes at each ‘end of day’. One is kept in their office and the other is stored off-site. Month end, quarter end and year end are stored in the same manner. In house storage is kept for two weeks.

Funds Flow	Cash Management is currently done through Wells Fargo and M&I Bank. Wire Transfers are processed through the Wells Fargo Bank System and the M&I Wire Transfer System. Balance Reporting is also carried out using these systems. Deposits come into Cofina and are delivered to Wells Fargo by messenger. A Lock Box has been set up at M&I Bank to handle deposits. Cofina will receive an e-mail providing all the information needed to process the checks deposited in the Lock Box. Electronic Funds Transfers move between CHS, Land O’ Lakes, Agriliance and Cofina daily. In the event of a disaster an authorized person would call Wells Fargo and/or the M&I Cash Management Representative, giving name and passwords, in order to receive balance reporting. Wire transfers will also be made by phone. Cofina currently phones in any wire that does not have a repeat code. Repeat codes are stored in both cash management systems and also in the Cofina custody vault file. It is Cofina policy to set up repeat codes for any wire that will be sent more than one time. If carrying out the cash management functions by phone is not feasible the money desk administrator can go to Wells Fargo or M&I Bank to do them. Both banks are within 20 miles of Cofina’s office.

Computer Network	Cofina uses the Land O’ Lakes Network for email, and Microsoft products. The laptops and workstations (hardware) are supported by Land O’ Lakes also. Land O’ Lakes is located in Arden Hills, MN about 20 miles from the Cofina office. The network is backed up each night in Arden Hills and remote storage is used. If Cofina had a disaster mid-day it would lose current days data. In the event of a disaster Cofina would need to replace its computers and use the remote dialup to get into email, etc. Remote dialup can be done from anywhere.

Notes	Original Notes are held in safekeeping at Wells Fargo Bank Asset Backed Securities Custody Vault located at 751 Kasota Avenue, Suite ABS, Minneapolis, MN 55414. Notes can be retrieved within four hours if need be. A copy of each note is kept at Cofina in a fireproof file. Notes and all key original documents will be moved from Wells Fargo Bank to US Bank Custody Vault in St Paul, MN.

Fax Machine	Within four hours Metro Sales (located in Minneapolis) will set up a new fax machine with Cofina’s current fax numbers in order to receive borrowing and repayment notices, which are critical to the operation.

Cell Phones	All staff members have a cell phone, office numbers will be transferred to cell phones which would be used in case of a disaster.

Address and Phone Numbers	The Cofina Borrower, Staff, and Board directory along with important contacts are kept in the safekeeping in the bank custody vault. This file can be retrieved within four hours.

Personnel	The staff of Cofina are employees of CHS. There is a Management Services Agreement between Cofina and CHS which authorizes CHS to provide necessary personnel and services to effectively support the operation of Cofina. CHS is directed to support Cofina in full compliance with the latter’s Articles and By-laws. CHS is reimbursed monthly for all costs incurred by Cofina which include site rental, salaries, and benefits.

8.0 — Equity Retirements and Patronage Decisions
8.01 — General Equity Retirements

General	Cofina operates as a cooperative, adhering to Federal Cooperative Law requirements, complemented by Cofina’s By-Law stipulations, to allocate its earnings (patronage refunds) to customers who have participated in the business operations, by paying interest. Cofina is required by law to pay 20% of these patronage refunds in cash. Ten percent of earnings remain unallocated and are retained in the equity base of Cofina, to support the capital needs of its ongoing and anticipated business.

One of the objectives of the Cofina Board is to have current users providing the capital needs of the business. To accomplish this objective, the Board annually establishes its stock retirement objectives. However, equity retirement decisions are at the sole discretion of the Board of Directors.

Authority	The Cofina Board of Directors has the sole authority to retire retained equities. Retirements of previously allocated customer stock shall be made consistent with the requirements of this policy.

Criteria	The Board utilizes the following criteria in making equity retirements:

• No general equity retirement shall be made, unless Cofina has adequate levels of capital to support its existing funding needs.

• No general equity retirement shall be made when an evaluation of asset quality in the portfolio identifies potential losses that exceed the allowance for loan losses.

•	No general equity retirement shall be made in cash, to a customer/shareholder that has not satisfied the repayment requirements and other conditions of its loan agreement with Cofina. An exception can be made to these criteria if those violations have been documented and waived by Cofina.

The Board of Directors has the authority to change these criteria or use other criteria in making general equity retirement decisions.

8.02 -Equity Retirements of Liquidating Customers

General	Cofina follows these practices when making equity retirements that would be paid to customers which are liquidating their businesses and assets. Customers receive patronage based on the annual interest on loan(s) they have with Cofina. These investments often represent a significant asset for the customers.

Authority	The Cofina Board of Directors has sole authority to make equity retirements to customers in liquidation. Liquidation includes both court supervised and customer directed.

Criteria	In most cases, retirements to customers in liquidation will be part of the general equity retirements that apply to all customers. The annual retirements for liquidating customers/shareholders remain at the sole discretion of the Cofina Board of Directors.

In these cases, the loan officer must recommend whether an equity retirement will be applied against Cofina loans or returned to the customer to settle other debts or equity claims. Generally, if there are Cofina loans outstanding, cash paid on retirements should be applied to outstanding loans.

8.03 – 1099PAT Processing

General	1099PAT tax forms are mailed out to Cofina customers prior to January 31 each year, which based on the patronage allocation received. 1099PAT is sent via electronic transmission to the IRS.

Authority	The Cofina Board of Directors approve the patronage allocation which is taxable.

Criteria	The Harland Financial E-Bond modual is used to produce the 1099PAT forms as well as sending the electronic transmission to the IRS.

9.0 Grain Credit Analysis
Financial Analysis – This section addresses the financial trends, liquidity, solvency, and profitability strengths and weaknesses of a Grain customer. The following financial guidelines are used in this analysis. The guidelines include standards for what has been determined as a Grain Cooperative.
The criteria to determine if a Customer is a Grain Cooperative are as follows:
*	Quantity Comparison of Grain Sales compared to Other Sales of the Cooperative

*	Qualitative Review by the Loan Officer
The following are ratios and guidelines that will be used in analyzing grain cooperatives:

Liquidity
Current Ratio	>1.1
Working Capital/(Supply Sales + 20% of Grain Sales)	7 to 10%
Seasonal Loan/Working Capital	<4.0
Accounts Receivable Under 60 Days	>85%
Accounts Receivable Over One Year	<1%
Inventory/Sales	5 to 10%

Solvency
Net Worth/Total Assets	50 to 75%
Local Net Worth/Local Assets	>50%
Local Net Worth/Term Debt	>1.25
Term Debt/Local Net Worth	<80%
Term Debt/Fixed Assets + Working Capital	<75%
Loan Balance/SRV	<75%

Profitability
Local Savings/Sales	>0.5%
Return on Local Net Worth	>10%
Return on Fixed Assets & Working Capital	>10%
Return on Local Assets	>10%

Cash Flow
Term Debt/Net Funds Available	<3.5
CPTD/Net Funds Available	<70%
Net Funds Available/CPTD	>1.5

Operation
Salaries & Benefits/Gross Income	<40%
Distribution Expense/GM	<50%
Bad Debt/Sales	<0.1%
These ratios are guidelines that Cofina uses as a means to communicate the financial position that it believes allow most local Grain Cooperatives to successfully grow in the future. It is recognized that few customers will meet or exceed all of these guidelines.
If weakness is apparent, the loan officer should begin to demonstrate how the customer could and will address issues that raise credit quality problems.
Loan Quality Classification – The Current Ratio and Local Net Savings/Sales are adjusted for grain cooperatives as follows. The local leverage, debt service coverage, and collateral ratio as well as management considerations are used for both grain and supply cooperatives.

Current Ratio

	A1	A2	A3	M4	S5
Grain	>1.50	>1.30	>1.15	>1.0	<1.0
Local Net Savings/Sales

	A1	A2	A3	M4	S5
Grain	>2.0%	>1.0%	>0.5%	>0.0%	<0.0%
Cofina will require compliance by all customers (Grain and Ag Supply Coops) with all marketing, hedging, and current asset control policies set forth by the customer’s by-laws as well as all state and federal regulations and policies.